            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                               DECEMBER 22, 1999

                                                   REGISTRATION NO. 333-  ______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                        COMPLETE WELLNESS CENTERS, INC.
                 (Name of small business issuer in its charter)

                         ------------------------------

                DELAWARE                       8099                52-1910135
         (STATE OR JURISDICTION OF      (PRIMARY STANDARD       (I.R.S. EMPLOYER
            INCORPORATION OR                INDUSTRIAL        IDENTIFICATION NUMBER)
             ORGANIZATION)             CLASSIFICATION CODE
                                              NUMBER)

                        -----------------------------


                             JOSEPH J. RAYMOND, JR.
                     CHAIRMAN  AND CHIEF EXECUTIVE OFFICER
                        COMPLETE WELLNESS CENTERS, INC.
           1964 HOWELL BRANCH ROAD, SUITE 202, WINTER PARK, FL 32792
                                 (407) 673-3073
              (Address and telephone number of principal place of
               business and name, address and telephone number of
                               agent for service)

                          ---------------------------

                                   COPIES TO:

THOMAS A. SIMSER, JR., ESQ.                                  LAWRENCE B. FISHER, ESQ.
WINDERWEEDLE, HAINES, WARD & WOODMAN, P.A.                   ORRICK, HERRINGTON & SUTCLIFFE LLP
NATIONSBANK CENTER                                           666 FIFTH AVENUE
390 NORTH ORANGE AVE., SUITE 1500                            NEW YORK, NEW YORK 10103-0001
ORLANDO, FL, 32801                                           212-506-5000
407-246-8660

                          ----------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     -------------------------------------

                                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
Title of each class      Amount to be      Proposed maximum             Proposed maximum
of securities to be      registered        offering price per           aggregate offering
registered                                 share(1)                     price(1)                     Fee

10% Series C             3,795,000(2)       $4.55                       $17,267,250                  $4,559(4)
Cumulative
Convertible
Preferred Stock,
$0.01 par value

Common stock,
$0.0001665               10,626,000(3)     --                           --                           --
par value

Total                    --                --                           --                           $4,559(4)
===============================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a).

(2) Includes 495,000 shares which the underwriter has the option to purchase to cover over-allotments, if any.

(3) Assumes a conversion price of $1.625 per share of common stock, which represents 130% of the closing bid price of the common stock on the Nasdaq SmallCap Market on December 20, 1999. Pursuant to Rule 416, additional shares of common stock that may become issuable due to changes in the conversion price of the preferred stock are also being registered.

(4) Pursuant to Rule 457 (i), no additional fee is required to register the shares of common stock underlying the convertible securities.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus

                 SUBJECT TO COMPLETION, DATED DECEMBER 22, 1999

                        COMPLETE WELLNESS CENTERS, INC.

    3,300,000 SHARES OF 10% SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK

         This is a public offering of 3,300,000 shares of 10% Series C Cumulative Convertible Preferred Stock of Complete Wellness Centers, Inc. Prior to this offering, there has been no public market for the preferred stock. The preferred stock has been approved for quotation on the Nasdaq SmallCap Market upon notice of issuance under the symbol "CMWLP". The common stock of Complete Wellness Centers is quoted on the Nasdaq SmallCap Market under the symbol "CMWL". On December 20, 1999, the last reported sales price of the common stock was $1.25 per share. The redeemable common stock purchase warrants of Complete Wellness Centers are quoted on the Nasdaq SmallCap Market under the symbol "CMWLW". On December 14, 1999, the last reported sales price of the redeemable common stock purchase warrants was $1.00 per warrant.

         Please see the risk factors beginning on page 6 to read about certain factors you should consider before buying shares of our preferred stock.

         NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                     Per Share         Total
                                                                                     ---------     -------------
         -   Price to public ...................................................       $4.55        $15,015,000
         -   Underwriting discounts/commissions ................................       $0.46        $ 1,501,000
         -   Proceeds, before expenses, to Complete Wellness Centers............       $4.09        $13,514,000

         To the extent that the underwriter sells more than 3,300,000 shares of preferred stock, they have the option to purchase up to 495,000 additional shares of preferred stock from Complete Wellness Centers at the public offering price less the underwriting discount.

         The underwriter expects to deliver the shares of preferred stock against payment in New York, New York on ___________, 2000.

                         SECURITY CAPITAL TRADING, INC.

                          Prospectus dated [________]

[THIS PAGE INTENTIONALLY LEFT BLANK]

[MAP]

                               PROSPECTUS SUMMARY

         You should read the following summary together with the more detailed information, our financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

OUR BUSINESS

         We develop, manage and own multidisciplinary medical centers, providing high quality, cost effective, integrative wellness medicine to our patients. These integrated medical centers combine, at one location, traditional healthcare providers, such as physicians and physical therapists, and complementary and alternative healthcare professionals, such as chiropractors, acupuncturists and massage therapists. Generally, we contract with a medical practitioner who has proven ability to build a practice. We then form a new medical entity, the new medical entity hires other healthcare professionals to work with the practitioner and we provide the tools, training, administrative systems and certain legal services for the new medical entity. As of September 30, 1999 we were managing 56 integrated multidisciplinary medical centers in 12 states.

OUR STRATEGY

         Our goal is to be the leading developer, manager and owner of multidisciplinary medical centers. In order to achieve this goal, we intend to implement the following strategies:

         - Contract with practitioners who possess the management skills necessary to run and grow multidisciplinary practices and teach them how to integrate other medical disciplines into their practices;

         - Acquire multidisciplinary practices that we have consulting agreements with and which practices have proven to have grown profitably;

         - Acquire multidisciplinary practices in either a single location or in a geographic cluster with proven track records of strong internal growth, strong management and a culture that mirrors our own;

         - Expand in regional geographic clusters to gain economies of scale in management, training, practice development and marketing costs;

         - Create a website to distribute our products, services and educational information to our patient base;

         - Open four hyperbaric oxygen treatment (pressurized oxygen chambers) centers in year 2000 and six more in 2001; and

         - Educate insurance companies and regulatory agencies on the benefits that multidisciplinary medicine brings to the insurance industry, so as to persuade such entities to expand their coverage of our wellness services to ultimately reduce health insurance claims.

OUR INDUSTRY

         We believe the integration of traditional and complementary/alternative medicine is becoming more popular in the United States. In 1992, Congress required the National Institutes of Health to establish The Office of Alternative Medicine, the purpose of which was and remains to facilitate the evaluation of complementary medicine treatments to determine their effectiveness and help integrate them into traditional medicine. The Trends Research Institute of Rhinebeck, New York has identified the integration of traditional and complementary medicine as one of the top ten trends of the coming decade.

CORPORATE BACKGROUND

         We were incorporated in the State of Delaware in November 1994. Our principal executive offices are located at 1964 Howell Branch Road, Suite 202, Winter Park, Florida 32792 and our telephone number is (407) 673-3073. Our web site, which is currently under construction, is located at www.completewellness.com. The information on our website, when construction is finished, is not intended to be a part of this prospectus.

                                  THE OFFERING


10% Series C Cumulative Convertible Preferred Stock
offered by us ......................................       3,300,000 shares

Common stock outstanding ...........................       4,864,744 shares

Use of proceeds ....................................       -   Redemption of $1,000,000 or 20,000 shares of
                                                               the 8% Series B Senior Secured Cumulative
                                                               Convertible Preferred Stock
                                                           -   Acquisition and development of integrated
                                                               medical centers
                                                           -   Repayment of certain other debt, accrued
                                                               expenses and payroll
                                                           -   Development of information technology
                                                           -   Development of hyperbaric oxygen services
                                                           -   Working capital and general corporate purposes
Nasdaq SmallCap Market Symbols:
   Common Stock ....................................       CMWL
   Common Stock Warrants ...........................       CMWLW
Proposed Nasdaq SmallCap Symbol:
   10% Series C Cumulative Convertible
     Preferred Stock ...............................       CMWLP


Unless stated otherwise, all information in this prospectus assumes: an
         -        initial offering price of $4.55 per share of preferred stock;
         -        the underwriter's over allotment option is not exercised; and
         - the underwriter's warrants are not exercised; and excludes:
         - 9,240,000 shares of common stock issuable upon conversion of the 3,300,000 shares of 10% Series C Cumulative Convertible Preferred Stock offered in this prospectus, assuming a conversion price of $1.625 per share of preferred stock (130% of the closing bid price of our common stock on December 20,
                  1999);
         - 629,583 shares of common stock issuable upon exercise of outstanding options under our stock option plans of which 503,087 are exercisable as of the date hereof;
         - 447,121 shares of common stock issuable upon exercise of options available for future grant under our stock option plans; and
         - 6,515,893 shares of common stock issuable upon conversion of 120,153 shares of 8% Series B Senior Secured Cumulative Convertible Preferred Stock and 2,020 shares of 8% Series D Junior Secured Cumulative Convertible Preferred Stock at $0.9375 per share conversion rate.

                             SUMMARY FINANCIAL DATA

         You should read the following summary financial data together with the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.



                                                          YEAR ENDED          YEAR ENDED            NINE MONTHS ENDED
                                                          DECEMBER 31,        DECEMBER 31,              SEPTEMBER 30,
                                                              1997                1998           1998                1999
                                                          -----------         -----------     -----------        ------------
                                                                (Amounts shown are in thousands, except per share data)
    STATEMENT OF OPERATIONS DATA:
    Operating revenue:
       Patient revenue                                      $ 8,847             $17,132         $14,360            $ 11,751
       Management services income                               163               7,030           6,487                   0
                                                          -----------         -----------     -----------        ------------
    Total revenue                                             9,010              24,162          20,847              11,751
                                                          ===========         ===========     ===========        ============
    Operating expenses:
       Salary and consulting costs                            2,886               7,066           4,548               2,236
       Management fees                                        3,850               8,641           6,870               6,304
       Other clinic expenses                                    529               9,257           4,894                 134
       Bad debt expense                                       3,232               2,657           3,009               1,192
       General and administration                             2,701               6,066           4,737               1,504
       Depreciation and amortization                             87                 210             148                  94
                                                          -----------         -----------     -----------        ------------
    Total operating expenses                                 13,285              33,897          24,206              11,464
                                                          ===========         ===========     ===========        ============
    Operating income (loss)                                  (4,275)             (9,735)         (3,359)                287
    Net interest income (expense)                                56                  59              26                 (47)
    Minority interest                                            42                   7               0                   0
                                                          -----------         -----------     -----------        ------------
    Net income (loss)                                      $ (4,176)           $ (9,668)      $  (3,333)          $     240
                                                          -----------         -----------     -----------        ------------
    Pro forma net income (loss) per
    fully diluted common share                             $  (1.98)           $  (4.41)      $   (1.31)          $    0.03
    Pro forma weighted average number of common
       and common equivalent shares outstanding               2,113               2,301           2,537               7,037

The following table provides a summary of our balance sheet as of September 30, 1999:
         -        on an actual basis; and
         - on an as adjusted basis giving effect to the sale of the 10% Series C Cumulative Convertible Preferred Stock and the receipt of the estimated net proceeds.

                                                                     (Amounts shown are in thousands)
                                                                   ------------------------------------
                                                                          SEPTEMBER 30, 1999
                                                                   ------------------------------------
                                                                   ACTUAL             AS ADJUSTED
                                                                   -----------------  -----------------
    BALANCE SHEET DATA:
    Total working capital.......................................             $ 2,751            $14,251
    Total assets................................................             $ 8,686            $17,936
    Total liabilities...........................................             $ 6,290            $ 4,040
    Total stockholders' equity .................................             $ 2,396            $14,377

                                  RISK FACTORS

         An investment in the shares of preferred stock offered hereby involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before investing in our securities.

         WE CURRENTLY DO NOT HAVE ADEQUATE CASH RESERVES TO MEET OUR OPERATING NEEDS.

         We are currently dependent on advances from investors to meet our day to day cash needs. Our major investors, Wexford Spectrum Investors LLC and Imprimis Investors LLC, have told us that it is their intention not to loan us any additional cash. As a result, we must identify other sources of cash immediately in order to remain in business. Failure to immediately identify other sources of cash could result in our insolvency. We recently completed a private placement of $481,000 but the need for financing remains a critical factor.

         WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS.

         Based on our current operating plan, we anticipate that the net proceeds from this offering and cash provided from operations will allow us to meet our cash requirements for at least 12 months following the date of this prospectus. We may require additional funding sooner than anticipated. In addition, unplanned acquisition and development opportunities and other contingencies may arise which could cause us to raise additional capital. We cannot be certain that additional financing will be available on commercially reasonable terms, if at all. If we raise additional capital through the sale of equity, including preferred stock or convertible debt securities, the percentage ownership of our then existing stockholders will be diluted.

         NO ASSURANCE OF CONTINUED PROFITABILITY AND LIMITED OPERATING HISTORY.

         The three months ended March 31, 1999 was our first profitable quarter. Our second and third quarters of fiscal 1999 have been only marginally profitable. There can be no assurance that we will be able to maintain our profitability. We commenced operations in January 1995 and began managing our first integrated medical center in September 1995. We have only a three year operating history upon which you can judge our performance and we have experienced net losses, negative cash flow, a deficit in working capital and an accumulated deficit each month until very recently.

         THERE ARE RISKS RELATED TO OUR EXPANSION STRATEGY.

         We expanded from managing one integrated medical center at December 31, 1995 to 84 integrated medical centers at December 31, 1998. As of September 30, 1999, we managed 56 integrated medical centers, having ceased operations in 28 of our centers in the past nine months for various reasons, including clinic non-performance or non-compliance issues. Delays in the opening of new integrated medical centers could adversely affect our future financial condition and operating results.

         THE POSSIBILITY OF A REGULATORY CHALLENGE EXISTS REGARDING OUR RELATIONSHIP WITH OUR AFFILIATED PRACTITIONERS.

         We believe that our relationships with our affiliated practitioners do not violate applicable federal or state health care regulatory requirements. There can be no assurance, however, that health care law enforcement officials will not take a contrary view and bring a claim against us under federal law. Prosecutions by federal enforcement officials could have a material adverse effect on us, even if our relationships with our affiliated practitioners were subsequently determined lawful.

         WE RELY ON THE AFFILIATED PRACTITIONERS TO GENERATE REVENUE.

         Our revenue and cash flow are dependent on the generation and collection of revenue by the integrated medical centers and the efficient management by the affiliated practitioners. In the past, we have seen a negative result from poor management of certain practitioners, which consequently decreased the expected revenues and profits from those specific integrated medical centers. If a significant number of affiliated practitioners fail in their management duties, our financial condition and operating results would be materially adversely affected.

         WE ARE DEPENDENT ON THIRD PARTY REIMBURSEMENT.

         Third party reimbursement is the paying of medical or chiropractic services by anyone other than the patient, such as by an insurance company. Substantial amounts of revenue of the integrated medical centers are derived from commercial health insurance, state workers' compensation programs and other third party payors. Some insurance companies are not yet totally familiar with reimbursing for traditional and alternative health care services, such as chiropractic, performed within a medical practice, which results in slow payment of claims, and resubmission of claims to add documentation. We recently conducted a survey of our clinics which indicated that 46% of our clinic revenue is currently derived from private insurance, so major delays of this nature could have an adverse effect on revenue and cash flow.

         Our ability to collect our fees in a timely manner and in full is affected by whether the integrated medical center is reimbursed for its medical services in a timely manner and in full. Our own cash flow could be adversely affected by the integrated medical centers' long collection cycle from various third party payors. Further, third party payors may reject the integrated medical centers' medical claims if, in their judgment, the procedures performed were not medically necessary or if the charges exceeded such payors' allowable fee standards. Although we expect that the integrated medical centers will take all legally available steps, including legally prescribed arbitration, to collect their receivables, there is a significant risk that some integrated medical centers' receivables may not be collected.

         Third party payors may disagree with the descriptions or coding of a bill for medical services, or may contest a code or description under a lower fee schedule. Persistent disagreements or alleged "upcoding" could result in allegations of fraud or false billing, both of which constitute felonies. Such an allegation, if proven, could result in forfeitures of payment, civil money penalties, civil fines, suspensions, or disbarment from participating in federal or state funded healthcare programs, and have a material adverse effect on us even if such allegations were disproven.

         The healthcare industry has undergone significant change as third party payors increase efforts to control cost, use and delivery of healthcare services. Several states have taken measures to reduce the reimbursement rates paid to healthcare providers in their states. We believe that additional reductions will be implemented from time to time. In addition, reductions in Medicare rates often lead to reductions in the reimbursement rates of other third party payors as well and we believe that such further reductions are probable. Changes in Medicare reimbursement rates or other changes in reimbursements by third party payors to our integrated medical centers could have a material adverse effect on us.

         MANAGED CARE CONTRACTS AFFECT REIMBURSEMENT.

         We believe that our success, in part, will depend on our ability to negotiate, on behalf of the integrated medical centers, favorable managed care contracts with health maintenance organizations and other private third party payor programs. Such contracts often shift much of the financial risk of providing care from the payor to the provider by requiring the provider to furnish all or a portion of its services in exchange for a fixed fee per member patient, per month, regardless of the level of use by the patient. Failure to negotiate favorable contracts for our integrated medical centers will adversely effect the profitability of our integrated medical centers and our profitability.

         WE ARE DEPENDENT ON OUR KEY MANAGEMENT PERSONNEL.

         We are dependent upon the active participation of our executive officers, particularly our Chairman and Chief Executive Officer, Joseph J. Raymond, Jr. , and our President, Sergio R. Vallejo. The loss of the services of Mr. Raymond and/or Mr. Vallejo could have a material adverse effect on us. We have two year employment agreements with each of Mr. Raymond and Mr. Vallejo and have applied for "key-man" life insurance policies on the lives of Mr. Raymond and Mr. Vallejo in the amount of $1 million each, payable to us in the event of death.

         THE POTENTIAL FOR MEDICAL MALPRACTICE CLAIMS.

         Although we do not provide medical services or control the provision of health care services by the integrated medical centers' practitioners, we could nevertheless also be accused of medical negligence. We have obtained an insurance policy that provides medical malpractice insurance and managed care errors and omissions insurance retroactive to the integration dates of the integrated medical centers for both our integrated medical centers and Complete Wellness Centers. The policy provides coverage for $1,000,000 per claim per integrated medical center, subject to an aggregate limit of $3,000,000 per integrated medical center per year. A successful claim against us in excess of our insurance coverage could have a material adverse effect upon our business.

         FRAUD AND HEALTHCARE ABUSE.

         Federal and state laws extensively regulate the relationships among providers of health care services. These laws include federal fraud and abuse provisions which if violated by any of our health care providers could put us at risk of severe criminal and monetary penalties. Federal fraud and abuse laws also impose restrictions on physicians' referrals for designated health services covered under Medicare or Medicaid to entities with which they have financial relationships. There can be no assurance that the federal and state governments will not consider additional prohibitions on physician ownership, directly or indirectly, of facilities to which they refer patients, which could adversely affect us.

         WE ARE THE SUBJECT OF A PENDING FEDERAL INVESTIGATION.

         In November 1997, three of our facilities were searched by federal authorities pursuant to search warrants, and the federal authorities removed computer records and written documents in connection with an investigation of alleged health care fraud. In June 1998, Complete Wellness Centers and several of its employees, including its former Chief Executive Officer, were served with subpoenas requesting records and documents related to billing and claims coding, clinical relationships and corporate records. We believe that we could be a target in this investigation. One employee received a letter dated January 13, 1998 from the United States Attorney General's Office stating that the employee was a subject of the investigation. The investigation appears to be focused on two clinics in Virginia. No charges have been filed against us or any of our employees to date. However, any such charges could have a material adverse effect on our future financial position and results of operations.

         FEDERAL LAW AND THE LAWS OF MANY STATES REGULATE THE SALE OF
FRANCHISES.

         Franchise laws require, among other things, that a disclosure document be prepared and given to prospective franchisees. We believe that integrated medical centers formed as business corporations wholly owned by us are not subject to such laws. Integrated medical centers formed as physician-owned professional corporations could be subject to them. If these laws are deemed to apply, we would be required to prepare and deliver a disclosure document to the physician that owns the professional corporation, and who might be our employee. We believe that our relationship with integrated medical centers is not the focus of these laws. A review of our business by regulatory authorities could result in a determination that could adversely affect our operations or require structural and organizational modifications with the integrated medical centers.

         MANY STATES HAVE LAWS THAT PROHIBIT THE CORPORATE PRACTICE OF
         MEDICINE.

         In states where general business corporations are permitted to own medical practices, the integrated medical centers are formed as general business corporations and are wholly-owned by us. In most states, the integrated medical centers are formed as professional corporations owned by one or more medical doctors licensed to practice medicine under applicable state law. Although we believe our operations as currently conducted are in material compliance with existing applicable laws, our structure could be challenged as constituting the unlicensed practice of medicine and the enforceability of the legal agreements underlying our structure could be limited. The inability to successfully restructure our contractual arrangements could have a material adverse effect on us.

         WE HAVE AUTHORIZED THE ISSUANCE OF PREFERRED STOCK.

         Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the number of shares in each series, as well as the designations, preferences, rights and qualifications or restrictions of those shares without any further vote or action by the common stockholders. The rights of the holders of common stock and the preferred stock offered in this offering will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that is currently issued or which may be issued in the future.

         WE HAVE NO ASSURANCE OF CONTINUED NASDAQ SMALLCAP MARKET LISTING.

         On November 20, 1998, we received notice from Nasdaq that we did not meet the net asset requirement of Nasdaq SmallCap Market listing. We responded to Nasdaq with our plan for continued listing specifying the planned conversion of debt to equity, private placement of up to $750,000, and reversal of liabilities in a Chapter 7 filing for a subsidiary. We received another notice on September 13, 1999 requesting certain data be submitted by September 30, 1999 showing evidence that certain management actions had taken place in order to be considered for continued listing. We were also required to show and did show a minimum of $2 million in net tangible asset value as of September 30, 1999 in our third quarter filing as filed on November 15, 1999. If our securities were to be excluded from trading on the Nasdaq SmallCap Market, our common stock and the preferred stock offered in this offering could become subject to the penny stock rules, which would adversely affect the prices of such securities and the ability of shareholders to sell them, if at all.

         YOU CANNOT SELL THE SHARES OF COMMON STOCK UNDERLYING THE PREFERRED STOCK IF WE DO NOT HAVE AN EFFECTIVE REGISTRATION STATEMENT.

         The common stock underlying the preferred stock offered by this prospectus is not tradable unless, at the time of proposed sale, we have a current prospectus covering the shares of common stock and the shares have been registered, qualified or deemed to be exempt from registration under the securities laws of the state of residence of the seller. Our failure to keep a registration statement effective for the common stock underlying the preferred stock may depress the value of such preferred stock and such common stock.

         FAILURE OF COMPUTER SYSTEMS AND SOFTWARE PRODUCTS TO BE YEAR 2000 COMPLIANT COULD NEGATIVELY IMPACT OUR BUSINESS.

         Many current installed computer systems and software products only accept two digits to identify the year in any date. Thus, the year 2000 will appear as "00", which the system might consider to be the year 1900 rather than the year 2000. This could result in system failures, delays or miscalculations causing disruptions to our operations. The failure of systems maintained by third parties to be year 2000 compliant could cause us to incur significant expense to remedy any problems, reduce our revenues from such third parties or otherwise seriously damage our business. Our failure to correct a material year 2000 problem could result in, or a failure of, some of our normal business activities or operations.

         Some patients at the integrated medical centers pay a portion of their charges with Medicare or third party payor reimbursements. Some private insurance companies also provide partial or full coverage for elective procedures. In the event Medicare or private insurance companies have difficulty processing and paying claims because of year 2000 issues, this could have an adverse effect on our business, financial condition and results of operations.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our beliefs and assumptions. Words including "may, could, would, will, anticipates, expects, intends, plans, projects, believes, seeks, estimates," and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                USE OF PROCEEDS

         We estimate that we will receive net proceeds of approximately $12,500,000 from our sale of the 3,300,000 shares of preferred stock offered hereby, assuming an initial public offering price of $4.55 per share. If the underwriter exercises its over-allotment option in full, we will receive net proceeds of approximately $14,375,000.

                                                                               APPROXIMATE
                                                                               DOLLAR              APPROXIMATE
                                                                               AMOUNT              PERCENTAGE
                                                                              -----------------   -----------------
            Redemption of 8% Series B Senior Secured Cumulative Convertible
            Preferred Stock .................................................  $  1,000,000             8%
            Acquisition and development of  integrated medical centers ......  $  2,000,000            16%
            Repayment of certain other debt, accrued expenses and accrued
            payroll .........................................................  $  2,250,000            18%
            Development of information technology ...........................  $    500,000             4%
            Development of hyperbaric oxygen services .......................  $    500,000             4%
            Working capital and general corporate purposes ..................  $ 6, 250,000            50%
                                                                               ------------        -------
                 Total.......................................................   $12,500,000           100%

         We intend to redeem an aggregate principal amount of $1,000,000 or 20,000 shares of a total aggregate principal amount outstanding of $6,008,000 of 8% Series B Senior Secured Cumulative Convertible Preferred Stock held by Wexford Spectrum Investors LLC, Imprimis Investors LLC and RVR Consulting, Inc. issued in January 1998. At this time, we are attempting to negotiate other related changes to our capital structure; however, the exact terms have not been finalized. Such changes could include potential conversions of outstanding shares of preferred stock (Series B & Series D), in part or in whole, to shares of common stock.

         We intend to acquire 10 integrated medical centers within 12 months of the date of this prospectus. The related costs consists of the purchase of the clinics, computer software, legal fees, professional credentialing, training, an administrative starter kit and travel. We also intend to execute an average of four consulting agreements per month with practitioners to develop additional integrated medical centers.

         We intend to repay an aggregate of $748,000 notes payable and related accrued interest and repay $1,502,000 in accrued expenses, accrued payroll and certain other indebtedness. We intend to create and market an interactive website for communication with affiliated clinics, education of their patients and sales of wellness-oriented products and services. We intend to establish four centers for hyperbaric oxygen therapy during year 2000 and an additional six centers in 2001.

         The remaining portion of the net proceeds will be used as working capital to fund operations as required including amounts required to improve our sales and marketing, to pay salaries, professional fees, office-related expenses, technology investments associated with upgrading and modernizing our management information system, and other corporate expenses. Any additional net proceeds received from the exercise of the underwriter's over-allotment option will be used for working capital and general corporate purposes.

         The proposed allocation of net proceeds represents our current estimate of the allocation of the net proceeds of this offering, based on the current state of our operations, our current plans and current economic conditions. We may reallocate the net proceeds among the categories listed above. Consequently, we will have broad discretion in determining the manner in which the net proceeds of the offering are applied. Net proceeds not immediately required for the purposes described above will be invested in short-term, investment grade, interest-bearing government obligations.

                                 CAPITALIZATION

The following table provides, as of December 20, 1999, our capitalization:

         -        On an actual basis; and
         - On an as adjusted basis to reflect receipt of the net proceeds from our sale of preferred stock in this offering and the initial application of the proceeds.

This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto which are included elsewhere in this prospectus.

                                                                                    ACTUAL          AS ADJUSTED
                                                                                    ------          -----------
                                                                                 (unaudited)
    Short-term debt:
               Total short-term debt ......................................          $    55,350          $         0
    Long-term debt:
      Notes payable .......................................................              663,650                    0
               Total long-term debt .......................................              663,650                    0
    Stockholders' equity:
      Preferred stock, $.01 par value per share; 10,000,000 shares authorized; 8% Series B, Senior Secured Cumulative Convertible;
          120,153 shares issued and outstanding actual; 100,153 shares as
          adjusted ........................................................                1,202                1,002
          10% Series C, Cumulative Convertible; none issued and
          outstanding actual; 3,300,000  shares issued and outstanding as
          adjusted ........................................................                    0               33,000
          8%  Series D, Junior Secured Cumulative Convertible; 2,020 shares
          issued and outstanding actual and as adjusted ...................                   20                   20
      Common stock, $.0001665 par value; 50,000,000 shares authorized;
         4,846,744 shares issued and outstanding actual and as adjusted....                  806                  806
      Additional paid in capital ..........................................           18,575,099           30,043,110
      Accumulated deficit .................................................          (15,700,947)         (15,700,947)
                                                                                    ------------          -----------
    Total stockholders' equity ............................................         $  2,876,991          $14,376,991
                                                                                    ------------          -----------
    Total capitalization ..................................................         $  3,595,991          $14,376,991
                                                                                    ============          ===========

The preceding table excludes:
         - 9,240,000 shares of common stock issuable upon conversion of the 3,300,000 shares of 10% Series C Cumulative Convertible Preferred Stock offered in this prospectus assuming a conversion price of $1.625 per share of preferred stock (130% of the closing bid price of our common stock on December 20,
                  1999);
         - 629,583 shares of common stock issuable upon exercise of outstanding options under our stock option plans of which approximately 503,087 are exercisable as of the date hereof;
         - 447,121 shares of common stock issuable upon exercise of options available for future grant under our stock option plans; and
         - 6,515,893 shares of common stock issuable upon conversion of 120,153 shares of 8% Series B Senior Secured Cumulative Convertible Preferred Stock and 2,020 shares of 8% Series D Junior Secured Cumulative Convertible Preferred Stock at $0.9375 per share conversion rate.

                                DIVIDEND POLICY

    We have never declared or paid dividends, and do not intend to pay any dividends in the foreseeable future on shares of common stock. Our earnings, if any, are expected to be retained for use in expanding the business. The payment of dividends is within the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, financial condition and such other factors as are considered to be relevant by our board of directors from time to time.

                                    DILUTION

         At September 30, 1999, our net tangible book value was approximately $2,396,000 or $0.22 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the number of shares of common stock issued and outstanding including those shares to be issued if all shares of convertible preferred stock were converted.

         After giving effect to (i) the sale of the shares of preferred stock offered hereby after deducting estimated underwriting discounts and other offering expenses, and (ii) the conversion of the shares of preferred stock offered hereby into shares of common stock, our pro forma net tangible book value at September 30, 1999 would have been approximately $14,896,000 or $0.74 per share of common stock. This represents an immediate approximate increase in net tangible book value of $0.52 per share of common stock, or 236%, to existing stockholders and an immediate dilution in net tangible book value of $0.89 per share of common stock, or 55%, to new investors. The following table illustrates this per share dilution:

               Assumed initial public offering price per share of preferred
                  stock.................................................................                            $  4.55
               Net tangible book value per share of common stock prior to this
                  offering..............................................................                            $  0.22
               Increase per share of common stock attributable to new investors and the
                  conversion of preferred stock ........................................                            $  0.52
               Pro forma net tangible book value per share of common stock
                  after this offering...................................................                            $  0.74
               Dilution per share to new investors .....................................                            $  0.89

         If the over-allotment option is exercised in full, the pro forma net tangible book value as of September 30, 1999 would have been approximately $16,771,000, or $0.83 per share of common stock, which would result in immediate dilution in net tangible book value to new investors of approximately $0.80 per share. This represents an immediate approximate increase in net tangible book value of $0.61 per share of common stock, or 280%, to existing stockholders.

         The following table summarizes on a pro forma basis, as of September 30, 1999, the number of shares of preferred stock purchased from us, the total consideration paid, and the average price per share paid by existing stockholders and by investors in this offering, assuming the sale of the 3,300,000 shares of preferred stock offered by this prospectus at an initial public offering price of $4.55 per share and after giving effect to the conversion into common stock of all of the outstanding preferred stock of all series. The calculations are based upon total consideration given by new investors and existing stockholders before any deduction of underwriting discounts and offering expenses payable by us.


                                     SHARES PURCHASED             TOTAL CONSIDERATION PAID          AVERAGE PRICE
                                     NUMBER          PERCENT      AMOUNT             PERCENT        PER SHARE
                                     ------          -------      ------             -------        ---------
      Existing Stockholders .....   10,881,637        54.1%        $18,096,938         54.7%              $1.66
      New Investors .............    9,240,000        45.9%        $15,015,000         45.3%              $1.63
                                  -------------    ----------    --------------     ----------       -------------
      Total .....................   20,121,637       100.0%        $33,111,938        100.0%              $1.65

                            SELECTED FINANCIAL DATA

         The following table sets forth our selected financial data for each of the periods indicated. The selected financial data for the period ending December 31, 1997 are derived from our consolidated financial statements which have been audited by Ernst & Young LLP, independent auditors. The selected financial data for the period ending December 31, 1998 are derived from the consolidated financial statements which have been audited by Amper, Politziner & Mattia P.A., independent auditors. The selected financial data for the nine-month periods ended September 30, 1998 and 1999 and as of September 30, 1999 were derived from our unaudited consolidated financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the financial position and the results of operations for these periods. You should read all of the information set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes appearing elsewhere in this prospectus.



                                                                  YEAR    ENDED                    NINE MONTHS ENDED
                                                              DECEMBER    31,                        SEPTEMBER 30,
                                                             1997             1998              1998             1999
                                                      ----------------   ----------------    -------------   ---------------
                                                              (Amounts shown in thousands except per share data)
    STATEMENT OF OPERATIONS DATA:
    Operating revenue:
      Patient revenue                                         $ 8,847            $17,132          $14,360           $11,751
      Management services income                                  163              7,030            6,487                 0
                                                      ----------------   ----------------    -------------   ---------------
    Total revenue                                               9,010             24,162           20,847            11,751
                                                      ----------------   ----------------    -------------   ---------------
    Operating expenses:
      Salary and consulting costs                               2,886              7,066            4,548             2,236
      Management fees                                           3,850              8,641            6,870             6,304
      Other clinic costs                                          529              9,257            4,894               134
      Bad debt expense                                          3,232              2,657            3,009             1,192
      General and administration                                2,701              6,066            4,737             1,504
      Depreciation and amortization                                87                210              148                94
                                                      ----------------   ----------------    -------------   ---------------
    Total operating expenses                                   13,285             33,897           24,206            11,464
                                                      ----------------   ----------------    -------------   ---------------
    Operating income (loss)                                   (4,275)            (9,735)          (3,359)               287
    Net interest income (expense)                                  56                 59               26              (47)
    Minority interest                                              42                  7                0                 0
                                                      ----------------   ----------------    -------------   ---------------
    Net income (loss)                                        $(4,176)           $(9,668)         $(3,333)        $      240
                                                      ================   ================    =============   ===============
    Pro forma net income (loss) per
           fully diluted common share (1)                    $ (1.98)           $ (4.41)         $ (1.31)        $     0.03
                                                      ================   ================    =============   ===============
    Pro forma weighted average number of common
       and common equivalent shares outstanding (1)             2,113              2,301            2,537             7,037

                                                                              SEPTEMBER 30, 1999
                                                                              ------------------
                                   BALANCE SHEET DATA:
                                   Working capital.......................            $2,751
                                   Total assets..........................            $8,686
                                   Total liabilities.....................            $6,290
                                   Total stockholders'equity.............            $2,396

(1) See Note 12 to the Consolidated Financial Statements.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with our financial statements and notes thereto and other financial information included elsewhere in this prospectus.

OVERVIEW

         We develop, manage and own multi-disciplinary medical centers and furnish certain support services to those centers. Our revenues are derived primarily from patient payments and management services income. Patient and management service revenue accounted for 100% of total revenue for the years ended December 31, 1998 and 1997, respectively, and 100% of total revenues for the nine months ended September 30, 1999 and 1998, respectively.

         We charge the integrated medical centers management fees for the goods and services we provide the integrated medical centers. These fees are based on a periodic determination of the fair market value of the goods and services. We also sublease the office space and equipment to the integrated medical center for the estimated fair market value. For patients covered by government health care programs, our management fees are pre-set for one year for flat dollar amounts that represent the fair market value of the goods and services we furnish the integrated medical center and of the services we indirectly furnish the integrated medical center through our arrangement with our affiliated practitioners' management companies.

         The management companies charge us a monthly fee equal to the sum of the management fees and lease and rental fees for office space and equipment that we charge the integrated medical center, less a specified fixed amount. In general, we charge the management companies monthly integration fees that are a percentage of the management fees and lease and rental fees for office space and equipment that we charge the integrated medical centers, and the integrated medical centers' permissible expenses.

         The closings, divestitures and spin-offs of non-profitable or unrelated business units such as Complete Wellness Weight Management Inc., Complete Wellness Smoking Cessation Inc., Optimum Health Services, Inc. and Complete Billing, Inc. are expected to allow management to focus on our core business which is integrating traditional and alternative/complementary medical centers, and significantly improving our operating results in prior periods.

         On July 7, 1998, we committed to a formal plan to exit the operations of Complete Billing, Inc., a medical billing and collections company. We ceased their operations on August 15, 1998 and converted all billing performed by them back to the respective clients. We ceased their collection operations on February 26, 1999 and converted their collection activities back to the respective clients. We do not expect to incur any further expenses as a result of this business closure.

         On November 3, 1998, our Board of Directors adopted a formal plan to divest its interest in Optimum Health Services, Inc., a subsidiary developing managed care programs. Under the plan, we converted our investment, approximately $1,000,000, into 266,736 ten-year warrants for their stock at an exercise price of $0.01 per share. However, the warrants can not be exercised prior to one year or in an amount at any time such that our ownership of their common stock would represent greater than 49% of their total outstanding common stock. Currently, we carry this investment at a zero value.

         On November 13, 1998, our Board of Directors voted to sell and/or otherwise divest of the operations of Complete Wellness Weight Management, Inc. They closed all of their weight loss centers at December 31, 1998 and transitioned their patients to a direct sales program or to an integrated medical center. As a result of its significant indebtedness, on April 21, 1999, our board of directors decided to enter and approved a formal plan of filing for bankruptcy. On July 6, 1999, a Chapter 7 bankruptcy filing for the Complete Wellness Weight Management, Inc. took place in Trenton, NJ. We do not expect to incur any material expenses as a result of this filing.

         On April 1, 1999, as a result of the failure to pay an annual royalty of approximately $26,000, our subsidiary, Complete Wellness Smoking Cessation, Inc., breached its licensing agreement with the original founders of Smokenders. Under the agreement, we forfeited the use of the licensing rights, and on June 8, 1999, our Board of Directors voted to return all rights, contracts, inventory, records and materials to the original founders of Smokenders. We do not expect to incur any material expenses as a result of exiting this business.

         During 1996, the losses incurred by the consolidated Complete Wellness Centers, LLC allocable to the minority interest owners of the Complete Wellness Centers, LLC, eliminated all net equity of the minority interest owners. Accordingly, we have reflected 100% of the operations of the Complete Wellness Centers, LLC in our results of operations in 1997 and 1998, without allocation to the minority interest owners. In addition, our investments in Complete Wellness Smoking Cessation, Inc. represent 100% of the equity funding of that entity. We have reflected 100% of the operations, assets, and liabilities of the Complete Wellness Smoking Cessation, Inc. subsidiary due to the lack of minority interest investment into our statements. Our investment in Optimum Health Services, Inc. was made in conjunction with an investment by the minority interest owners of $50,000. We have included the effects of an allocation of approximately $42,000 of the net losses incurred by Optimum Health Services, Inc. for the year ended December 31, 1997 based on the minority interest owners investment in and percentage ownership of Optimum Health Services, Inc. During 1998, we allocated approximately $8,000 of the net losses incurred by Optimum Health Services, Inc. to the minority interest owners investment in and percentage ownership of Optimum Health Services, Inc. Accordingly, we have reflected the balance of the results operations of Optimum Health Services, Inc. in our results of operations in 1998, without further allocation to the minority interest owners.

RESULTS OF OPERATIONS

COMPARISON OF THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999 TO THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998:

         Revenue. During the nine months ended September 30, 1999 we had revenues of $11,751,000 as compared to $20,847,000 for the nine months ended September 30, 1998, a decrease of $9,096,000 or 44%, due primarily to the closing of Complete Wellness Weight Management, Inc. in December 1998. Complete Wellness Weight Management, Inc. revenues for the nine months ended September 30, 1998 were $6,487,000. Integrated medical center revenues for the nine months ended September 30, 1999 were $11,751,000 as compared to $14,360,000 for the nine months ended September 30, 1998, a decrease of $2,609,000 deemed attributable to the lack of growth of the number of integrated medical centers and a reduction from 89 integrated medical centers as of September 30, 1998 to 56 integrated medical centers as of September 30, 1999. We and certain integrated medical centers have mutually agreed to discontinue contractual obligations related to certain operations.

         Salary and Consulting Costs. During the nine months ended September 30, 1999, we incurred salary and consulting costs of $2,236,000 as compared to $4,548,000 for the nine months ended September 30, 1998, a decrease of $2,312,000 or 51%, primarily due to the closing of Complete Wellness Weight Management, Inc. in December 1998 and the reduction of personnel at the corporate headquarters.

         Management Fees. These are fees that are paid to the affiliated practitioners' management corporations for managing the day to day operations of the integrated medical centers. During the nine months ended September 30, 1999 we incurred management fees of $6,304,000 as compared to $6,870,000 for the nine months ended September 30, 1998, a decrease of $566,000 or 8%, due primarily to reduced revenues in the inactive integrated medical centers, contractual restructuring of some of the relationships with integrated medical centers and the reduction of operational centers described above.

         Cost of Revenue. All cost of revenue amounts relates to the activities of Smokenders. During the nine months ended September 30, 1998 our former subsidiary had costs of revenue of $1,524,000. As a result of the cessation of operations of this subsidiary in 1998, we have not incurred any such related costs in 1999.

         Rent. Rent consists of amounts incurred for administrative, medical office space and certain equipment leased by us at our corporate headquarters and the integrated medical centers. During the nine months ended September 30, 1999 we incurred rent expenses of $111,000 as compared to $1,934,000, for the nine months ended September 30, 1998, a decrease of $1,823,000 or 94%, due primarily to the closing of Complete Wellness Weight Management, Inc. in December 1998.

         Advertising and Marketing. During the nine months ended September 30, 1999, we incurred advertising and marketing expenses of $15,000 as compared to $829,000 for the nine months ended September 30, 1998, a decrease of $814,000 or 98%, attributable to the closing of Complete Wellness Weight Management, Inc. in December 1998.

         Bad Debt Expense. During the nine months ended September 30,1999, we had bad debt expense of $1,192,000 as compared to $3,009,000 for the nine months ended September 30, 1998, a decrease of $1,817,000 or 60%, primarily due to the decrease in revenue of the integrated medical centers for these periods and a reduction in the percentage used to calculate the bad debt reserve based on additional historical experience.

         Network Development Costs. All network development costs relate to the activities of Optimum Health Services. During the nine months ended September 30, 1998 our former subsidiary experienced network development costs of $606,000. As a result of the spin-off of this subsidiary in November 1998 we have not incurred any such related costs in 1999.

         General and Administrative. During the nine months ended September 30, 1999, we incurred general and administrative expenses of $1,504,000 as compared to $4,738,000 for the nine months ended September 30, 1998, a decrease of $3,234,000 or 68%, due primarily to the closure of Complete Wellness Weight Management, Inc. in December 1998 and the reduction of corporate overhead in such categories as insurance costs, legal and accounting costs, travel and entertainment costs and various other corporate costs such as automobile, telephone, postage and printing and reproduction, equipment rental, supplies, professional development, recruiting and repairs.

         Depreciation and Amortization. During the nine months ended September 30, 1999, we incurred depreciation and amortization expense of $94,000 as compared to $148,000 for the nine months ended September 30, 1998, a decrease of $54,000 or 36% attributable to the accelerated write down of idle assets in our former Fredericksburg, Virginia integrated medical center in 1998.

         Operating Income (Loss). Our operating income was $287,000 for the nine months ended September 30, 1999 as compared to an operating loss of $3,359,000 for the nine months ended September 30, 1998. The increases resulted from improved operations at our integrated medical centers and the discontinuance of the operations of Complete Wellness Weight Management, Inc , Complete Wellness Smoking Cessation, Inc. (Smokenders), Optimum Health Services, Inc. and Complete billing, Inc.. Additionally, we have significantly reduced corporate overhead and have adjusted the calculations for certain reserves based on additional historical experience.

         Interest Expense. During the nine months ended September 30, 1999 we had interest expense $51,000 as compared to negligible amounts for the nine months ended September 30, 1998. We increased our interest-bearing borrowings during 1999 to $719,000 at September 30, 1999 from $392,000 at December 31, 1998.

         Interest Income. During the nine months ended September 30, 1999, we had interest income of $4,000 as compared to $28,000 for the nine months ended September 30, 1998, a decrease of $24,000 or 86%, resulting from a lower amount of invested funds in 1999 as compared to the same periods in 1998.

LIQUIDITY AND CAPITAL RESOURCES

         Until 1999, we experienced net losses, negative cash flow from operations and an accumulated deficit since our inception. For the nine months ended September 30, 1999, we had net income of $240,000 as compared to net losses of $3,333,000 for the nine months ended September 30, 1998. At September 30, 1999, we had working capital of $2,751,000, compared to a working capital deficit of $4,389,000 at December 31, 1998. We have an accumulated deficit of $15,701,000 at September 30, 1999.

         Net cash used in operations for the nine months ended September 30, 1999 was $1,476,000, as compared to $3,958,000 for the nine months ended September 30, 1998. Negative cash flows are attributable primarily to net losses and increases in accounts receivable in 1998. Negative cash flows for the nine months ended September 30, 1999 are attributable primarily to increases in accounts receivable and decreases in accounts payable and other current liabilities. For the nine months ended September 30, 1999 we used $3,000 for the purchase of equipment, as compared to $78,000 for the nine months ended September 30, 1998. We purchased a one-year $111,002 certificate of deposit that is pledged toward an irrevocable letter of credit of $222,005 required by an appeal bond secured against a legal judgment pending against us.

         We completed several significant non-cash transactions during the nine months ended September 30, 1999, including the reduction of liabilities related to the cessation of operations in December 1998 of Complete Wellness Weight Management, Inc and the bankruptcy filing of Complete Wellness Weight Management, Inc., the reduction of liabilities due to conversions to equity of $950,000, the exercise of stock options as compensatory payments for $89,587, and the payment of preferred stock dividends with shares of preferred stock valued at $424,000. The bankruptcy filing was in July 1999 with a hearing of the creditors in November 1999. One creditor appeared at the hearing.

         On April 21, 1999 our board of directors approved a plan to raise up to $1,000,000 through a private placement of our common stock. The plan consisted of the issuance of up to 1,000,000 shares of our common stock priced at $1.00 per share. Through June 30, 1999 we received $587,000 through the private placement of which $152,000 was used to cover costs of the offering which was terminated on July 15, 1999. We subsequently registered the 587,000 shares of our common stock issued in that private placement offering.

         In May 1999 we executed a one year consulting agreement with Kats Management, LLC whereby Kats has agreed to provide day to day integrated medical center operation services, provide training services to the integrated medical centers, integrate new integrated medical centers and assist in the development of products and new health related services. In consideration for such services, we have agreed, in part, to pay Kats (i) 19,000 per month, (ii) $300 per month for each new integrated medical center established by Kats,
(iii) commissions averaging 5% of revenues generated by 16 existing integrated medical centers and (iv) an annual travel allowance of up to $5,000.

         On December 19, 1997, we entered into an Investment Agreement with Wexford Spectrum Investors LLC and Imprimis Investors LLC pursuant to which, as supplemented by a First Supplement dated January 12, 1998, a Second Supplement dated July 2, 1998 and a Third Supplement dated October 19, 1998, we issued $475,000 in aggregate principal amount of Senior Secured Floating Rate Bridge Notes due February 1, 1999, secured by various assets of Complete Wellness Centers, $375,000 of which evidenced term loans and $125,000 of which evidenced revolving loans made by Wexford and Imprimis to us. On August 31, 1999, we executed a Fourth Supplement to the Investment Agreement with Wexford and Imprimis, whereby we (i) converted $100,000 of the outstanding principal of the bridge notes to 2,000 newly issued shares of 8% Series B Senior Secured Cumulative Convertible Preferred Stock, and (ii) agreed to repay the remaining principal and accrued and unpaid interest by equal quarterly payments to Wexford and Imprimis during the period from January 1, 2000 to December 31, 2001 based on a four year amortization schedule.

         On November 30, 1999, we entered into a termination of employment agreement with Michael T. Brigante, our former Sr. Vice President and Chief Financial Officer, to pay $73,704 for monies owed for back wages, vacation, allowances and severance compensation pursuant to the provisions in Mr. Brigante's employment agreement. The monies are to be paid over a twelve month period ending December 2000.

         On August 18, 1999, we entered into a consulting agreement with E. Eugene Sharer, one of our directors, to assist in the development and filing of the registration statement for this offering. We agreed to pay Mr. Sharer $1,000 per day for his services.

         On July 1, 1999, we entered into a one year consulting agreement with The WorkSource, Inc., to provide daily accounting, consulting and administrative services to us, in consideration for which we agreed to pay The WorkSource $7,500 bi-weekly. On November 30, 1999, we and The WorkSource amended the consulting agreement whereby we agreed to pay The WorkSource an additional $50,000 from the proceeds of this offering in consideration for additional services provided by The WorkSource in connection with this offering.

         At this time, we are attempting to negotiate other related changes to our capital structure; however, the exact terms have not been finalized. Such changes could include potential conversions of outstanding shares of all outstanding preferred stock (Series B & Series D), in part or in whole, to shares of common stock.

COMPARISON OF YEAR ENDED DECEMBER 31, 1998 TO YEAR ENDED DECEMBER 31, 1997:

         Revenue. During the years ended December 31, 1998 and December 31, 1997, revenues increased 168% from $9,010,414 to $24,161,819, respectively. The increase of $15,151,405 was due primarily to our increased emphasis on clinic collections resulting in improved revenues from our integrated medical centers in the amount of $8,285,616 and the addition of our Complete Wellness Weight Management subsidiary in 1998, which contributed $6,573,931 to the increase. The remaining increase of $291,858 was attributable to the addition of our other smaller Complete Billing and Complete Wellness Smoking Cessation subsidiaries.

         Salary and Consulting Costs. During the years ended December 31, 1998 and December 31, 1997, we incurred salary and consulting costs of $7,066,208 and $2,886,184, respectively. The 144% increase of $4,180,024 was due to an increase of $174,335 in costs resulting from the hiring of additional employees at the corporate headquarters, an increase of $950,028 resulting from the hiring of new employees at the integrated medical centers, an increase of $2,358,159 resulting from the addition of our Complete Wellness Weight Management subsidiary in 1998, an increase of $645,652 in compensation expense resulting from the grant of stock options and warrants to purchase common stock, the fair market value of which exceeded their exercise price, and an increase of $51,850 resulting from consulting fees in connection with the development of corporate infrastructure and the operation of integrated medical centers.

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

         Management Fees. Our management fees are generally a percentage of the collected revenues of the integrated medical centers. During the years ended December 31, 1998 and December 31, 1997, we incurred management fees of $8,641,067 and $3,850,112, respectively. These are fees that are paid to our practitioners' management companies for managing the day-to-day operations of the integrated medical centers. The fees are paid when the accounts receivables of the integrated medical centers are collected by the integrated medical centers. The increase of $4,790,955 was due primarily to the increased revenues from our integrated medical centers in 1998.

         Rent. During the years ended December 31, 1998 and December 31, 1997, we incurred rent expense of $5,140,929 and $131,292, respectively. Rent consists of amounts paid to our practitioners' management companies for the integrated medical center space, weight loss clinic space, administrative office space and certain equipment by us and our subsidiaries. Rent for space and equipment for the integrated medical centers is paid when the accounts receivable of the integrated medical centers are collected by the integrated medical centers. The increase of $5,009,637 was due primarily to the addition of our Complete Wellness Weight Management subsidiary in 1998 for the clinic space leases of 56 weight loss centers.

         Advertising and Marketing. During the years ended December 31, 1998 and December 31, 1997, we incurred advertising and marketing expenses of $963,918 and $76,774, respectively. The increase of 114% or $887,144 was attributable primarily to the addition of our Complete Wellness Weight Management subsidiary in 1998 and additional advertising for marketing and recruitment purposes over the amounts expended in 1997.

         Bad Debt Expense. During the years ended December 31, 1998 and December 31, 1997, we incurred bad debt expense of $2,656,597 and $3,232,111, respectively. This represents an 18% decrease or $575,514 and was due primarily to improved collections at the integrated medical centers.

         Network Development Costs. All network development costs relate to the activities of Optimum Health Services, Inc. OHS was developing a network of health care providers with the intention of entering into contracts with managed care entities for the provision of medical services. During the years ended December 31, 1998 and December 31, 1997 we incurred a 121% network development cost increase from $317,682 to $701,443 due to costs required to expand the OHS provider network.

         General and Administrative. During the years ended December 31, 1998 and December 31, 1997, we incurred general and administrative expenses of $6,066,240 and $2,700,987, respectively. The 125% increase of $3,365,253 was attributable to the addition of our Complete Wellness Weight Management subsidiary in 1998 and consists of an increase of (i) $1,065,439 in accounting and legal costs, and (ii) $2,299,814 in various overhead costs, which include insurance, travel, telephone, bank services and commissions.

         Depreciation and Amortization. During the years ended December 31, 1998 and December 31, 1997, we incurred depreciation and amortization expense of $209,882 and $86,969, respectively. The increase of 141% or $122,913 resulted from the addition of fixed assets, primarily computer software and equipment, which tend to have depreciable lives of five years or less and the acceleration of depreciation for assets no longer in use.

         Interest Income. During the years ended December 31, 1998 and December 31, 1997, we had interest income of $62,616 and $87,498, respectively. The 28% decrease of $24,882 resulted from the reduction of funds available for investment.

         Interest Expense. During the years ended December 31, 1998, and December 31, 1997, we had interest expense of $2,771 and $31,041, respectively. The 91% decrease of $28,270 resulted from the retirement of the 1996 bridge financing loan repaid in February 1997, which accounted for approximately all the 1997 interest expense.

         Net Loss. The net loss for the year ended December 31, 1998 was $9,668,018 compared to $4,176,433 for the year ended December 31, 1997.

         Income Taxes. We evaluated our tax position as of December 31, 1998 and the expected tax position for the next three to five years and determined that, based on assumptions and estimates utilized in its evaluation, it is more likely than not that we will not be able to realize the economic benefits of net operating losses incurred and certain other deferred items. Accordingly, we have recorded a valuation allowance representing 100% of the net deferred tax assets and have recognized a net tax provision of zero.

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

LIQUIDITY AND CAPITAL RESOURCES FOR FISCAL YEAR ENDED DECEMBER 31, 1998

         Since our inception, we have financed our operations through revenues and capital raised through private placements of notes, common and preferred stock and through our initial public offering of common stock and common stock purchase warrants in February 1997. As of September 30, 1999, we had approximately $590,692 in cash and cash equivalents. We have experienced net losses, negative cash flow, a deficit in working capital, and an accumulated deficit each month since our inception. For the years ended December 31, 1998 and December 31, 1997 we incurred net losses of $9,668,018 and $4,176,433, respectively. At December 31, 1998, we had a working capital deficit of $4,389,437, and an accumulated deficit of $15,516,733. Net cash used in operations for the years ended December 31, 1998 and December 31, 1997 was $4,616,757 and $3,270,204, respectively. Negative cash flow for each period was attributable primarily to net losses in each of the periods and increases in accounts receivable net of accounts payable and other current liabilities. For the years ended December 31, 1998 and December 31, 1997, we used $99,631 and $370,680, respectively, for purchases of equipment.

         The average cost to develop an integrated medical center is approximately $15,000. We intend to develop 10 integrated medical centers within 12 months of the date of this prospectus.

         We committed to fund future working capital requirements of Complete Wellness Smoking Cessation, Inc. (Smokenders) totaling approximately $98,000, of which all amounts were funded through December 31, 1998. In addition, Complete Wellness Smoking Cessation, Inc. is obligated to pay a royalty fee of 5% of total revenues to Oxford Health Plan and $26,000 per annum to the founders of Smokenders as a result of its acquisition of Smokenders. This obligation was not paid and Smokenders reverted back to its founders in 1999.

         We had entered into employment agreements with certain key employees which, generally, provide for continued employment through various dates in 2000 at an aggregate annual compensation level of approximately $550,000. In the event the employees subject to such agreements were terminated by us for reasons other than "with cause", the employees would receive 6 to 12 months compensation and benefits upon separation.

         In addition, we have entered into various consulting agreements which generally provide for payment of "finders fees" of $1,500 to $4,000 for each prospective integrated medical center identified by the consultant and integrated by us, subject to certain maximum amounts per consultant. Certain consulting agreements also provide for us to pay royalties ranging from 1% to 10% of gross collections at integrated medical centers identified by the consultant for periods ranging from 5 to 25 years after integration.

NEW ACCOUNTING PRONOUNCEMENTS

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". Statement No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities and measures them at fair value. Under certain circumstances, the gains or losses from derivatives may be offset against those from the items the derivatives hedge against. We have no such instruments or activities and have adopted SFAS No. 133 for the year ending December 31, 1999.

SEASONALITY

         We believe that the patient volumes at our integrated medical centers are not significantly affected by seasonality.

YEAR 2000 ISSUE

         Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These systems and products will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and software used by many companies and government agencies may need to be updated to comply with the year 2000 requirements or risk system failure or miscalculations causing disruptions to business activities.

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

State of Readiness

We have made an assessment of our year 2000 readiness of our operating, financial and administrative systems, including the hardware and software that support our systems. Our assessment consisted of:

         - quality assurance review of our operational and financial systems;
         - contact with third party vendors and licensors of material hardware, software and services that are directly and indirectly related to the delivery of our products and services;
         -        assessing repair and replacement requirements; and
         - instructing our integrated medical centers to upgrade computer systems.

Costs

         We have not incurred significant costs to date complying with year 2000 requirements and we do not believe that we will incur significant costs for these purposes in the near future. However, should products or systems maintained by third parties or our products or systems fail to be year 2000 compliant, despite the representations to the contrary, we could incur significant expense to remedy any problems. Those expenses could have a material adverse effect on our business, results of operations and financial condition.

Risks

         Our failure to identify and correct a year 2000 problem could result in an interruption of normal business activities and operations. Although there is an inherent uncertainty in the year 2000 issue, we believe the impact on our business will not be material. We believe that our greatest risk to be suppliers and utilities whose year 2000 programs are outside of our control. A disruption caused by a utility or supplier whose systems are not compliant may have a direct and negative effect on our business.

Contingency Plan

         There are alternate sources of critical supplies as well as alternate sources of medical management software which are judged to be the most critical pieces from our year 2000 analysis. We do not expect to be forced to use these alternate sources but in the unlikely event such sources are needed, the financial and operational disruption could be significant.

NET OPERATING LOSSES

         At December 31, 1998, we and our wholly owned subsidiaries had combined net operating loss carryforwards for income tax purposes of approximately $6,820,000, which expire between 2010 and 2011. We file a consolidated federal tax return with our wholly owned subsidiaries. Complete Wellness Centers, LLC ("CWC, LLC"), a limited partnership of which we serve as the general partner and hold a 1% interest thereof, is not included in this tax return. CWC, LLC is treated as a partnership for tax purposes and its gains and losses are reflected at each member's level. Further, CWC, LLC does not file a consolidated tax return with its subsidiaries. Accordingly, the use of substantially all of the combined net operating loss carryforwards will be limited to use to offset future taxable income of each separate subsidiary in proportion to its share of the tax losses generated to date. In addition, these carryforwards may be significantly limited under the Internal Revenue Code of 1986, as amended, as a result of ownership changes resulting from this offering and other equity offerings. A valuation allowance of approximately $4,546,000 has been established at December 31, 1998 and maintained at September 31, 1999 to offset any benefit from the net operating loss carryforwards, as it cannot be determined when or if we will be able to utilize the net operating losses. Utilization of the net operating loss carryforwards may be significantly limited, based on changes in our ownership.

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

                                    BUSINESS

         We develop, manage and own multi-disciplinary medical centers, providing high quality, cost effective, ethical, integrated wellness medicine. These integrated medical centers combine, at one location, traditional healthcare providers, such as physicians and physical therapists, and complementary and alternative healthcare professionals, such as chiropractors, acupuncturists and massage therapists. Generally, we contract with a practitioner who has proven the ability to build a practice and then we form a new medical entity, hire on behalf of the new entity a medical doctor and other healthcare professionals to work with the practitioner and provide the tools, training, administrative systems and certain legal services for the new medical entity. As of September 30, 1999, we were managing 56 integrated medical centers in 12 states.

OUR INDUSTRY

         We believe the integration of traditional and complementary/alternative medicine is becoming more popular in the United States with more and more media focus on the subject. In 1992, Congress required the National Institutes of Health to establish The Office of Alternative Medicine, the purpose of which was and remains to facilitate the evaluation of complementary medicine treatments to determine their effectiveness and help integrate them into traditional medicine. The Trends Research Institute of Rhinebeck, New York has identified the integration of traditional and complementary medicine as one of the top ten trends of the coming decade.

OUR INTEGRATED MEDICAL CENTERS

         Since we commenced operations in January 1995, we have developed our current business primarily by developing, managing and owning integrated medical centers. We believe that today's patients benefit from and desire treatments from a variety of medical and healthcare disciplines. We endeavor to provide these services at one convenient location, with all services provided under the supervision of a medical doctor in order to assure patients of the medical soundness of the services they receive and to increase our likelihood of obtaining payment from third party payors such as insurance companies and HMOs.

         We are not authorized or qualified to engage in any activity which may be construed or be deemed to constitute the practice of medicine but are an independent supplier of non-medical services only. The ractitioners are responsible for all aspects of the practice of medicine and chiropractic care and the delivery of medical and chiropractic services (subject to certain business guidelines determined in conjunction with us).

         Developing integrated medical centers generally involves affiliating ourselves with a practitioner who has an existing practice, incorporating a new entity to serve as the integrated medical center, providing management and administrative services to the integrated medical center, and assisting the integrated medical center to employ, credential and train the practitioners, medical doctor and other healthcare professionals.

         Affiliating with practitioners

         We endeavor to enter into agreements with practitioners who have existing, thriving practices in locations convenient to large patient bases, and who have demonstrated the entrepreneurial skills to build a practice. We believe that these practitioners consider affiliation with us to be attractive because they may have greater access to managed care contracts in the future through us, will be relieved of certain managerial and administrative burdens, and may have the opportunity to increase their practice income through the expanded services that the integrated medical centers provide. We attempt to affiliate with practitioners located in regional clusters to maximize operational efficiency. For example, some of our medical doctors and other healthcare professionals are able to work part-time for each of several integrated medical centers due to their close proximity to each other.

         We affiliate with practitioners by entering into a contract with the practitioner in his individual capacity and with his existing practice (if a separate legal entity). The contract obligates him to work for the integrated medical center, once established, lease his office space and equipment to us for future sublease to the integrated medical center, incorporate a

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

management company for his practice and cause that management company to enter into a management agreement with us regarding day-to-day administrative services of the integrated medical center. These contracts provide our integrated medical centers with immediate, established patient bases.

         Incorporating integrated medical centers

         We form the integrated medical centers as general business corporations wholly-owned by us in states in which general business corporations are permitted to own medical practices. In other states, we form the integrated medical centers as professional corporations owned by a medical doctor licensed under applicable state law as our nominee owner. In some cases, one of our medical corporate entities encompasses two or more integrated medical center practices. Incorporating our integrated medical center practices allows us to comply with varying state and local laws regarding the practice of medicine, while maintaining a degree of non-contractual control as beneficial shareholders.

         Providing management and administrative services

         We enter into contracts with the integrated medical centers, under which we provide the following services to the integrated medical center:

         - consultation and seminars related to the management of the integrated medical center;
         -        advice on capital, facilities and equipment;
         -        computer software and training;
         -        advertising and marketing programs;
         -        certain legal and accounting services; and
         - assistance with the identification, recruiting and credentialing of medical doctors, chiropractors and other professional employees.

         We enter into separate management agreements with the practitioner's management company, under which it provides day-to-day administration of the integrated medical center, such as record keeping, billing and collection, supervision of personnel, facilities management, purchasing, and scheduling, and we sublease the practitioner's office space and equipment to the integrated medical center.

         We also provide a billing and medical information system software system to the integrated medical centers through an Intranet superimposed on the Internet. The software system has the capability to electronically create and review:

         -        billing invoices for patient visits;
         -        patient records,
         -        monitor outcomes of patient care,
         - permit effective utilization management of healthcare services, and
         -        analyze the performance of each integrated medical center.

         We believe that this software system allows us to achieve operational efficiencies and economies of scale in providing our management and administrative services to the integrated medical centers, while controlling expenses and costs of those integrated medical centers. Through the software system, we are able to standardize protocols, administrative systems and procedures amongst integrated medical centers, thus reducing management overhead costs and allowing a meaningful basis of comparison to assess the performance of individual integrated medical centers.

         We receive management fees from the integrated medical centers, a significant portion of which we pass on to the practitioners' management companies. We also receive rent from the integrated medical centers for their office space and equipment under our subleases with them, and we pay rent to the practitioners for such office space and equipment under our leases with them.

     Employing, training and credentialing chiropractors, medical doctors and other healthcare professionals

         We assist the integrated medical centers with the recruiting and hiring of the chiropractors, medical doctors and other healthcare professionals, and credential them to verify such things as their education and professional licenses. We require each practitioner and certain other employees to attend two-day intensive integration seminars, at which they are taught the basic principles behind managing a multi-disciplinary medical clinic. We provide follow-up remote and, if necessary, on site

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


training, together with telephone support thereafter. We routinely schedule and offer special topic seminars to the integrated medical centers' chiropractors, doctors, and administrative staff.

         These training and credentialing standards and protocols allow us to ensure high quality patient care through all of our integrated medical centers, which we expect will increase our patient base as our reputation grows. Our training routines also allow us to educate practitioners throughout our network of integrated medical centers on new medical and healthcare developments and provide a means to infuse new technology into the integrated medical centers.

         Adding medical doctors and other healthcare professionals to an existing chiropractic practice usually involves only minor equipment and supply adjustments and additions. Integrated medical centers that provide general medical practitioner services acquire certain medical equipment such as electrocardiogram machines, blood drawing equipment, and other specialized supplies. Integrated medical centers that employ the services of physical therapists sometimes acquire additional equipment such as free weights, hydrocolators (machines to heat hot packs), and other items.

         Although our chiropractors, medical doctors and other healthcare professionals are hired directly by the integrated medical centers and management companies, we have adopted our 1996 Stock Option Plan for Healthcare Professionals to provide incentive compensation to such healthcare professionals.

OUR EXPANSION STRATEGY

         Our goal is to become the leading developer, manager and owner of multidisciplinary medical centers. We plan to acquire 10 integrated medical centers within 12 months and to develop an average of 4 consulting relationships per month with practitioners to develop additional integrated medical centers. Key elements of our expansion strategy include the following.

         Affiliate with new practitioners

         We plan to use our existing network of chiropractors, medical doctors and other healthcare professionals to sell the integrated concept to the more than 50,000 chiropractors in the country not currently offering fully integrated medical platforms. We believe that these healthcare professionals, through school affiliations, professional associations and informal relationships with their colleagues, will be able to assist us in identifying and targeting chiropractic practices for integration.

         We are augmenting the expansion efforts of our existing healthcare professionals and management staff with consulting arrangements with entities whose clients include numerous chiropractors and other healthcare professionals. The consultants' clients form the core of the candidate affiliations for the foreseeable future. In May 1999, we executed a one-year consulting agreement with Kats Management, LLC, a company that provides management and consulting services to over 1,000 chiropractic clinics. This agreement provides for Kats to be responsible for day to day integrated medical centers operations, answering questions and including consultations on a regular scheduled basis. This agreement augments our billing support staff, all of whom report to the chief operating officer. The agreement also provides for Kats to provide training services to our professional and administrative integrated medical centers' staff as well as interface with our sales division to integrate new integrated medical centers, and assist in the development of products and new health related services. An example of one such service is our recently implemented hyperbaric oxygen treatment which places the patient in a pressure chamber and administers pure oxygen in the treatment of anemia, ischemia, cerebral palsy, stroke and some poisonings. In consideration for such services and past services, Complete Wellness Centers has agreed to pay Kats
(i) 20,000 options exercisable into common stock at $0.01 per share, (ii) $19,000 per month, (iii) common stock equal to $37,500 per fiscal quarter, based on the market price of our common stock on the date of payment, (iv) $300 per month for each new integrated medical center established by Kats, (v) commissions for revenues generated by certain existing integrated medical centers and (vi) an annual travel allowance of up to $5,000.

         We also seek to enter into practice development agreements with practitioners who do not yet meet our requirements for integration regarding practice size and experience. Once we help them achieve our required standards, we proceed to integrate their practices under our standard contractual arrangements.

         Create a website to provide information about our services and products

         We are in the process of creating a website to provide information to prospective and current patients about our integrated medical centers and wellness services. We also plan to offer wellness-oriented products, services and health

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

information to patients and others through our website. We expect that such products will include vitamins, herbs and educational information relative to certain illnesses and diseases. We also plan to use the website to facilitate communication with our integrated medical centers.

         Expand patient base by increasing insurance companies' coverage of our services and the addition of managed care contracts

         We plan to educate insurance companies on the benefits our multidisciplinary medical services bring to them by optimizing their clients' wellness and persuade such insurance companies to expand their coverage of our services, thereby increasing our patient base and rate of patient visits by making our services more affordable for such patients. We believe that, as a reputable, national provider of these services, we will have the credibility and leverage to persuade insurance companies and HMOs to increase their coverage of our services. We expect that such increased coverage will make regular visits more affordable for patients, and thus aid us in our efforts to expand our patient base. The term "CAM" for Complementary and Alternative Medicine has recently been coined and used by some of the insurers and professionals within the industry.

         We plan to negotiate managed care contracts with insurance companies, HMOs and other third party payors on behalf of the integrated medical centers. As a reputable, national provider of these services, we believe we have the credibility and leverage to negotiate such contracts on behalf of our integrated medical centers. We also believe that, as a single entity, we will enable managed care payors to more efficiently contract for the provision of healthcare services than would be the case if such payors had to contract on a case-by-case basis with each individual healthcare practitioner.

ADVERTISING AND MARKETING

         In seeking to attract new patients to the integrated medical centers, we advertise and market our services utilizing broadcast media and print advertising, as well as internal marketing promotions such as patient appreciation days. The management companies also advertise, with our assistance, the services of the integrated medical centers locally at their expense. Although we tailor our marketing efforts to the demands of a particular market, in appropriate circumstances, we focus our advertising and marketing efforts at the national and regional (county, metropolitan area or state) levels.

         Also, each of our integrated medical centers operates under a name that includes the words "Complete Wellness Medical Center" or "Complete Wellness Centers" and has signs bearing these words. We believe that this creation of a nationwide "chain" of multidisciplinary healthcare services, combined with our standardized credential, training and management standards for healthcare practitioners, will aid us in creating a reputation for high quality, uniform, dependable medical care among patients throughout the country.

GOVERNMENT REGULATION

         Various federal, state and local laws regulate the relationship between providers of healthcare services and physicians, and, as a business in the healthcare industry, we are subject to these laws and regulations. We are also subject to laws and regulations relating to business corporations in general. Although many aspects of our business operations have not been the subject of state or federal regulatory interpretation, we believe our operations are in material compliance with applicable laws. There can be no assurance, however, that a review of our business practices or our integrated medical centers by courts or regulatory authorities would not result in a determination that could adversely affect our operations or the integrated medical centers, or that the healthcare regulatory environment will not change so as to restrict our operation or our ability to expand.

         The following is a summary of some of the healthcare regulatory issues affecting us and our integrated medical centers.

         Federal law

         Anti-kickback statute. The U.S. Federal anti-kickback statute prohibits the knowing and willful solicitation, receipt, offer or payment of any direct or indirect remuneration in return for the referral of patients or the ordering or purchasing of items or services payable under Medicare, Medicaid or other federal health care programs. Violations of this statute may result in criminal penalties, such as imprisonment or criminal fines of up to $25,000 per violation, civil penalties of up to $50,000 per violation, and exclusion from federal programs including Medicare or Medicaid.

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

         Self-referral law. Subject to certain limited exceptions, the Federal self-referral law, known as the "Stark Law," or "Stark II Law", prohibits physicians from referring their Medicare or Medicaid patients for the provision of "designated health services" to any entity with which they or their immediate family members have a financial relationship. "Financial relationships" include both compensation and ownership relationships. "Designated health services" include clinical laboratory services, radiology and ultrasound services, durable medical equipment and supplies, and prosthetics, orthotics and prosthetic devices, as well as seven other categories of services. Certain integrated medical centers, including those that furnish services to federal and/or state funded healthcare programs, provide or appear to provide some such services, and other integrated medical centers may do so in the future. A physician's ownership of publicly traded securities of a corporation with equity exceeding $75 million as of the end of its most recent fiscal year is not deemed to constitute an ownership or investment interest in that corporation under Stark II. We will not issue options under our 1996 Restricted Stock Option Plan for Healthcare Professionals until such time that we meet the $75 million requirement.

         Violating the Stark Law may result in denial of payment for the designated health services performed. This may also result in civil fines of up to $15,000 for each service provided pursuant to a prohibited referral, a fine of up to $100,000 for participation in a circumvention scheme, and exclusion from the Medicare, Medicaid and other Federal health care programs. The Stark Law is a strict liability statute. Any referral made where a financial relationship exists that fails to meet an exception constitutes a violation of the law. To the extent that our integrated medical centers provide designated health services to Medicare and Medicaid beneficiaries, or make or receive Medicare or Medicaid referrals for such services, the Stark Law could be implicated. While we believe we are in compliance with the Stark Law, future regulations could require us to modify the form of our relationships with the integrated medical centers, at least those that provide designated health services. Moreover, the violation of the Stark Law by any of the integrated medical centers could result in significant fines and loss of reimbursement, which would adversely affect us.

         Franchise and Business Opportunity Laws. Federal law and the laws of many states regulate the sale of franchises. Franchise laws require, among other things, that a disclosure document be prepared and given to prospective franchisees. We believe that integrated medical centers formed as business corporations wholly owned by us are not subject to such laws. Integrated medical centers formed as physician-owned professional corporations may be subject to them. If such laws are deemed to apply, we would be required to prepare and deliver a disclosure document to the physician that owns the professional corporation, who typically will be an employee of ours. Federal law and the laws of certain states also regulate the sale of so-called business opportunities. Franchise laws and business opportunity laws and their interpretation vary from state to state and are enforced by the courts and regulatory authorities with broad discretion. Failure to comply with these laws could give rise to a private right of action for damages or rescission, civil fines and penalties, and, in some cases, criminal sanctions.

         State law

         Anti-kickback laws. In addition to the Federal anti-kickback law, a number of states have enacted laws which prohibit the payment for referrals and other types of anti-kickback arrangements. Such state laws typically apply to all patients regardless of their source of payment.

         Self-referral laws. In addition to the Federal Stark Law, a number of states have enacted laws that require disclosure of or prohibit referrals by health care providers to entities in which the providers have an investment interest or compensation relationship. In some states, those restrictions apply regardless of the patient's source of payment. Some states' self-referral laws may prohibit the integrated medical centers' healthcare practitioners from owning stock in us. In addition, expansion of our operations to certain jurisdictions may require us to comply with such jurisdictions' regulations, which could lead to structural and organizational modifications of our form of relationships with managed practices.

         Corporate practice of medicine laws. The laws of many states prohibit business corporations from engaging in the practice of medicine, such as through employment arrangements with physicians. These laws vary from state to state and are enforced by the state courts and regulatory authorities with broad discretion. Because the laws governing the corporate practice of medicine vary from state to state, any expansion of our operations to a state with strict corporate practice of medicine laws may require us to modify our operations with respect to one or more of such practices, which may result in increased financial risk to us.

         Fee-splitting laws. The laws of some states prohibit providers from dividing with anyone, other than providers who are part of the same group practice, any fee, commission, rebate or other form of compensation for any services not actually and personally rendered. Penalties for violating these fee-splitting statutes or regulations may include revocation, suspension or probation of a provider's license, or other disciplinary action. If we expand into a state with different or more restrictive laws, we may need to amend or restrict certain operations in order to ensure compliance with applicable state laws, rules and regulations.

         Licensing laws. Every state imposes licensing requirements on individual physicians and on certain other types of healthcare providers and facilities. Many states require regulatory approval, including licenses to render care or certificates of need, before establishing certain types of heath care facilities or offering services which entail the acquisition of expensive medical equipment. While the performance of management services on behalf of a medical practice does not currently require any regulatory approval, there can be no assurance that such activities will not be subject to licensure in the future.

         Regulation of Insurance Business and HMOs. Laws in all states regulate the business of insurance and the operation of health maintenance organizations, or HMOs. Many states also regulate the establishment and operation of networks of healthcare providers. Many state insurance commissioners have interpreted their states' insurance statutes to prohibit entities from entering into risk-based managed care contracts unless there is an entity licensed to engage in the business of insurance, such as an HMO, in the chain of contracts. An entity not licensed to engage in the business of insurance that contracts directly with a self-insured employer in such a state may be deemed to be engaged in the unlicensed business of insurance. While these laws do not generally apply to the hiring and contracting of physicians by other healthcare providers, there can be no assurance that regulatory authorities of the states in which we operate would not apply these laws to require licensure of our operations as an insurer, as an HMO, or as a provider network.

COMPETITION

         The managed healthcare industry, including the provider practice management industry, is highly competitive. We compete with other companies for physicians and other practitioners of healthcare services as well as for patients. We compete not only with national and regional provider practice management companies, but also with local providers, many of which are trying to combine their own services with those of other providers into integrated delivery networks. Certain of the companies are significantly larger, provide a wider variety of services, have greater financial and other resources, have greater experience furnishing provider practice management services, and have longer established relationships with buyers of these services, than us, and provide at least some of the services provided by us. In addition, companies with greater resources than ours that are not presently engaged in the provision of integrated provider practice management services could decide to enter the business and engage in activities similar to those in which we engage.

EMPLOYEES

         As of September 30, 1999, we had 11 employees and our 56 operating integrated medical centers had a total of approximately 125 employees. Our 11 employees consisted of 5 in finance and administration and 6 in operations. Neither our employees nor those of the integrated medical centers are represented by any labor union. We believe that relations with our employees are satisfactory.

FACILITIES

         We have relocated our principal executive offices to Winter Park, Florida, where we lease an aggregate of approximately 1,760 square feet of office space pursuant to two leases at an aggregate current monthly rent of $2,281. The leases expire in May 2000 for 795 square feet and September 2001 for 965 square feet.

INSURANCE

         We believe that our insurance coverage is generally in accordance with industry standards and is adequate in light of our business and the risks to which we are now subject. We have applied for "key-man" life insurance policies on Mr. Raymond and Mr. Vallejo in the amounts of $1,000,000 each. We have obtained directors and officers liability insurance.

LEGAL PROCEEDINGS

         As of the date of this offering, we or our affiliates currently have seven legal proceedings in various stages of litigation. Five of these actions involve suits brought by former employees or vendors of various integrated medical centers or chiropractors' management companies, seeking recovery of monies allegedly owed for goods or services rendered to the integrated medical center or management company. We believe that four of these disputes with former employees, vendors and integrated medical center doctors are not material. We are defending all such actions and believe none is meritorious, as most such actions are based upon employment or vendor relationships with the integrated medical center or chiropractor's management company, and not directly with us. The case under appeal is with us, the plaintiff having successfully penetrated the corporate boundary between the integrated medical center and ourselves. A fifth is material in that a $147,292 judgment and a subsequent judgment for related legal fees of $37,712 were rendered against us. We have appealed the decisions and have obtained a bond in the amount of $222,005 for satisfaction of the judgments, which is backed by an irrevocable letter of credit for 111,002, against which we have pledged a certificate of deposit of $111,002. The full amount of the judgment has been accrued as of September 30, 1999.

         On November 12, 1999, C. Thomas McMillen, our former Chairman and Chief Executive Officer filed suit in Superior Court for the District of Columbia seeking damages resulting from the termination of his employment agreement with us. Mr. McMillen alleges that we breached our employment contract with him and that we breached a covenant of good faith and fair dealing, which the suit alleges was implied in the agreement. He seeks salary, vacation, bonus pool, stock options, office space, secretarial support, cellular phone and benefits including health insurance from the date of termination, February 18, 1999, through August 31, 2000. He seeks judgment in the amount of $500,000 plus pre-judgment interest, the costs of his suit, attorney's fees and any further relief that the court deems just and proper. We have attempted to arrive at a settlement agreement with Mr. McMillen without success. We are defending this action and believe that it has no merit. The initial hearing is scheduled for February 11, 2000.

         In July 1999, Complete Wellness Weight Management, our wholly owned subsidiary, filed for bankruptcy protection under Chapter 7 of the bankruptcy laws. An initial hearing of the creditors was held in November 1999 and one creditor appeared to be heard.

         In November 1997, three of our facilities were searched by federal authorities pursuant to search warrants, and the federal authorities removed computer records and written documents in connection with an investigation of alleged health care fraud. In June 1998, Complete Wellness Centers and several of its employees, including its former Chief Executive Officer, were served with subpoenas requesting records and documents related to billing and claims coding, clinical relationships and corporate records. We believe that we could be a target in this investigation. One employee has received a letter dated January 13, 1998 from the United States Attorney General's Office stating that the employee was a subject of the investigation. The investigation appears to be focused on two clinics in Virginia. No charges have been filed against us or any of our employees to date. However, any such charges could have a material adverse effect on our future financial position and results of operations.

         From time to time in the course of Complete Wellness Centers carrying out its business, we encounter threatened litigation, none of which is presently considered to be material.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The names and ages of the directors, executive officers and key employees of the Company, and their positions with the Company, are as follows:


NAME                                    AGE                    POSITION
-----------------------------           -----------            ------------------------------------------------------
Joseph J. Raymond Jr.                   38                      Chairman of the Board, Chief  Executive Officer and
                                                                Director

Sergio R. Vallejo D.M.D.                36                      President, Chief Operating Officer, Secretary and
                                                                Director

Rebecca R. Irish                        37                      Vice President, Finance, Chief Financial Officer,
                                                                Treasurer and Assistant Secretary

E. Eugene Sharer                        66                      Director

Donald S. Radcliffe (1)                 54                      Director

John K. Pawlowski (1)                   62                      Director

(1)    Member of Audit Committee.

         Joseph J. Raymond, Jr. has been chairman of our board of directors and chief executive officer of the Company since February 1999 and a director since September 1998. From 1997 to current, he has been the President of RVR Consulting Group, Inc., a financial consultant company. From 1988 to 1997, he served as chairman of the board of directors and chief executive officer of Transworld Services Group, an employee staffing company. In 1997, Transworld merged with Corestaff Services, a staffing company, where Mr. Raymond served as the Vice President of Operations through December 1997.

         Sergio R. Vallejo. has been a director of the Company since May 1998, the Chief Operating Officer since February 1999 and President of the Company since July 1999. From 1997 to current, he has been the Vice President of RVR Consulting Group, Inc. Mr. Vallejo is also a Doctor of Dental Medicine. Mr. Vallejo has been a director of pharmacy operations in Florida for Subscript Pharmacy Corporation, an international company, since 1996. In 1989 Mr. Vallejo formed Jones Wilson Vallejo Associates, P.A., a dental management company. In 1985 Mr. Vallejo founded PVM Prescription Center, an institutional pharmacy that provided medications and supplies to the residents of long-term care facilities throughout central Florida.

         Rebecca R. Irish became Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary of the Company on December 1, 1999. Ms. Irish is also the president of The WorkSource, Inc., a financial consulting and services firm. From 1991 through 1997, Ms. Irish served as chief financial officer of RoTech Medical Corporation, a publicly-traded home healthcare company, until it merged with Integrated Health Services, Inc. in 1997. Ms. Irish is a certified public accountant and was a senior manager with Ernst & Young prior to joining RoTech Medical Corporation.

         E. Eugene Sharer has been a director of the Company since April 1996. He was the Treasurer of the Company from February 1997 until March 1999 and was the President of the Company from April 1996 until July 1998, the Chief Operating Officer from April 1996 until November 1997, and Chief Financial Officer from February 1997 until February 1998. In February 1999, Mr. Sharer formed Sharer Associates, a management consulting company. From 1991 to 1995 he was President and Chief Operating Officer of R.O.W. Sciences, Inc., a health research company. From 1989 to 1990 he was Executive Vice President, Chief Operating Officer and Director of Iverson Technology Corporation and from 1985 through 1988, he was President and Director of Calculon Corporation and a Vice President of Atlantic Research Corporation, the parent company of Calculon. Between 1980 and 1985, Mr. Sharer was Vice President of the Systems Division and subsequently the Systems Group at Computer Sciences Corporation. Prior to that, he held several managerial positions with IBM.

         Donald S. Radcliffe has been a director since September 1999. Since 1990, Mr. Radcliffe has been the principle of Radcliffe and Associates, a financial consulting company. From 1984 to current, Mr. Radcliffe has been the Executive Vice President, Chief Operating Officer and Financial Officer of World-Wide Business Centres, Inc. with responsibilities for planning, financial management, computer systems, personnel and office space. From 1971 to 1984, Mr. Radcliffe worked for Main Hurdman as a partner in the Management Advisory Service area as Director of Computer Audit Services. From 1967 to 1970 , Mr. Radcliffe was a Systems Analyst at IBM. He holds an MBA degree from Dartmouth, is licensed as a CPA in New York State and is on the board of two public companies, SVI Systems, Inc. and Pallet Management Systems, Inc., and one private company, U.S. Agents Holding Corp.

         John K. Pawlowski has been a director of the Company since March 1999. Mr. Pawlowski has served over thirty-five years in the healthcare industry. He is currently the Chief Executive Officer and a partner in Contract Marketing Co., a healthcare-consulting corporation which currently provides engineering management services and commodities to hospitals. From 1971 to 1993, Mr. Pawlowski was President and Chief Operating Officer of Riverview Medical Center.

COMMITTEES OF THE BOARD OF DIRECTORS

         Audit Committee. The Audit Committee has the responsibility for reviewing and supervising the financial controls of the Company. The Audit Committee makes recommendations to the Board of Directors of the Company with respect to the Company's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Company's independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of overall accounting and financial controls of the Company. The Audit Committee consists of Mr. Pawlowski and Mr. Radcliffe.

                             EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

                                                              LONG-TERM
                           ANNUAL COMPENSATION                COMPENSATION
                           -------------------                  AWARDS
                                                                ------
     NAME                  YEAR     SALARY ($)       BONUS ($)     OPTIONS(#)       ALL OTHER
AND PRINCIPAL POSITION     ----     ----------       ---------     ----------      COMPENSATION
----------------------                                                             ------------
 C. Thomas McMillen         1998      155,719               0        35,000(1)       2,008(1*)
 Chairman and Chief
 Executive Officer

 E. Eugene Sharer           1998      141,781               0        10,000(2)       17,250(3)
 Vice Chairman


Eric S. Kaplan, D.C.        1998       76,517               0       135,000(4)       71,901(5)
President/Chief Operating
Officer

Michael T. Brigante,        1998      102,931               0         9,000(6)       21,194(7)
Vice President  Finance/
Chief  Financial Officer (8)

(1) Exercisable cumulatively at the rate of approximately 33% of the underlying shares per year, commencing April 1998.
(1*) Company paid portion of health insurance premiums.

(2) Exercisable cumulatively at the rate of approximately 33% of the underlying shares per year, commencing April 1996.

(3) Represents the amount attributable to the lease of an automobile for corporate use and portion of health insurance premiums.

(4) Exercisable cumulatively at the rate of 33% of the underlying shares per year, commencing August 1996.

(5) Represents amounts attributable to the lease of an automobile for corporate use ($2,000 in 1996 and $6,000 in 1997), compensation for consulting services rendered to the Company ($24,000 in 1996 and $60,000 in 1997) and housing in connection with services rendered to the Company ($9,000 in 1997) and company paid portion of health insurance premiums.

(6) Exercisable cumulatively at the rate of approximately 25% of the underlying shares per year, commencing March 1996.

(7) Represents amounts attributable to the lease of an automobile for corporate use ($5,000 in 1997), compensation for consulting services rendered to the Company ($10,500) in 1996) and housing in connection with services rendered to the Company ($5,250 in 1996 and $9,000 in 1997) and company paid portion of health insurance premiums.

(8) Mr. Brigante resigned on November 30, 1999.

         THE FOLLOWING TABLE SETS FORTH CERTAIN INFORMATION CONCERNING OPTIONS GRANTED DURING 1998 TO THE INDIVIDUALS NAMED IN THE SUMMARY COMPENSATION TABLE:

    OPTION GRANTS IN 1998

INDIVIDUAL GRANTS

--------------------------------------------------------------------------------

                           NUMBER OF
                           SECURITIEs       % OF TOTAL
                           UNDERLYING       OPTIONS
                           OPTIONS          GRANTED TO ALL    EXERCISE PRICE
         NAME              GRANTED (#)      EMPLOYEES           ($/SHARE)               EXPIRATION DATE
         ----              -----------      ---------------   --------------            ---------------
 C. Thomas McMillen           35,000            19.88%             3.33                      7/02/2003

 E. Eugene Sharer             10,000             5.68%             3.03                      7/06/2003

 Eric Kaplan, D.C.            50,000            28.41%             4.38                      7/25/2002
                              25,000            14.20%             3.03                      7/02/2003
                              35,000            19.88%             3.03                      7/02/2003

Michael T. Brigante           10,000             5.68%             3.03                      7/02/2003
                               9,000             5.11%             2.88                      9/02/2003

         The following table presents the value of unexercised options held at December 31, 1998 by the individuals named in the Summary Compensation Table:

OPTIONS VALUE TABLE

--------------------------------------------------------------------------------

                                                                       VALUE OF UNEXERCISED
                                    NUMBER OF UNEXERCISED              IN-THE-MONEY OPTIONS
                                    OPTIONS AT YEAR-END (#)            AT YEAR-END ($)*
                                    EXERCISABLE (E)/                   EXERCISABLE (E)/
         NAME                       UNEXERCISABLE (U)                  UNEXERCISABLE (U)
         ---                        -----------------                  -----------------
Thomas McMillen                        50,000 (E)                        $     0 (E)
                                       85,000 (U)                              0 (U)

E. Eugene Sharer                       10,000 (E)                          1,250 (E)
                                       15,000 (U)                            625 (U)

Eric Kaplan, D.C.                      66,660 (E)                         44,149 (E)
                                      110,000 (U)                          1,833 (U)

Michael T. Brigante                    22,333 (E)                         44,937 (E)
                                       16,000 (U)                          4,450 (U)


* Values are calculated by subtracting the exercise price from the fair market value of the Common Stock at year-end

DIRECTOR COMPENSATION

         We do not currently compensate, and do not anticipate compensating, our directors for their services as directors, except that each of our non-employee directors receives a director's fee of $500 per meeting for attendance at board of directors or committee meetings. In addition, each of our directors receives reimbursement of all ordinary and necessary expenses incurred in attending any meeting or any committee meeting of our board of directors. Non-employee directors receive an annual stock option of 7,500 shares which vest equally in two successive years beginning on the date of their election. Currently, all directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Our executive officers are appointed annually and serve at the direction of our board of directors, subject to the terms of existing employment agreements.

EMPLOYMENT AGREEMENTS

         We have employment agreements with Mr. Raymond, Mr. Vallejo and Ms. Irish. Each of the employment agreements requires the full-time services of the employees, are for specified periods of time and specify the compensation and termination terms. The agreements also contain covenants restricting the employees from engaging in any activities competitive with our business during the term of the agreement and for a period of one year thereafter, and prohibiting the employee from disclosing confidential information regarding our business.

         - In February 1999, Joseph J. Raymond, Jr. was appointed our Chairman of the Board of Directors and Chief Executive Officer. On December 1, 1999, we entered into an employment agreement with Mr. Raymond providing for his employment as Chief Executive Officer for a two year term. The agreement provides for an annual base salary of $150,000, 100,000 options under our stock option plans, all of which vested immediately and are exercisable at $1.50 per share and participation in all executive or employee profit sharing bonus or stock option plans established by us. In addition, Mr. Raymond is to be paid a performance bonus of 3% of the pretax profit earned in each fiscal year not to exceed 50% of the base salary and paid within 90 days of the end of each respective business year (2000 and 2001).

         - In February 1999, Sergio R. Vallejo was appointed our Chief Operating Officer. In July of 1999, he was appointed our President and Chief Operating Officer. On December 1, 1999, we entered into an employment agreement with Mr. Vallejo providing for his employment as President and Chief Operating Officer for a two year term. The agreement provides for an annual base salary of $150,000, 100,000 options under our stock option plans all of which vested immediately and are exercisable at $1.50 per share and participation in all executive or employee profit sharing bonus or stock option plans established by us. In addition, Mr. Vallejo is to be paid a performance bonus of 3% of the pretax profit earned in the fiscal year, not to exceed 50% of the base salary and paid within 90 days of the end of each respective business year (2000 and 2001).

         - On December 1, 1999, Rebecca R. Irish was appointed Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary. At that time, we entered into an employment agreement with Ms. Irish providing for her employment as described for a two year term. The agreement provides for an annual base salary of $125,000, 75,000 options under our stock option plans exercisable at $1.50 per share, of which 25,000 vested immediately, 25,000 of which vest on November 30, 2000 and 25,000 of which vest on November 30, 2001, and participation in all executive or employee profit sharing plans established by us. In addition, Ms. Irish is to be paid a performance bonus of 3% of the pretax profit earned in each fiscal year, not to exceed 50% of the base salary and paid within 90 days of the end of each respective business year (2000 and 2001).

STOCK OPTION PLANS

         1994 STOCK OPTION PLAN. Our 1994 Stock Option Plan was adopted by our board of directors and approved by our shareholders in December 1994. The 1994 plan was amended by the board of directors, with shareholder approval, in 1995, so as to increase the number of shares available under the 1994 plan to 400,000 from 60,000. The purpose of the 1994 plan is to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors, consultants and advisors of the company, and to promote our business. As of the date of this prospectus, options to purchase 78,667 shares of common stock at a weighted average per share exercise price of $2.05 were outstanding. A total of 85,479 shares of common stock are available for grant under the 1994 plan, of which we have agreed to grant, subject to a vesting schedule, non-qualified options to purchase 11,000 shares to Kats Management at an exercise price per share equal to 75% of the initial public offering price per share. The 1994 plan will terminate in April 2004, unless sooner terminated by the board of directors.

         The 1994 plan provides for the grant of both incentive stock options, intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options. Our board of directors may delegate administration of the 1994 Plan to the compensation committee. Subject to the limitations set forth in the 1994 plan, the board of directors (or the compensation committee) has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each option, to determine whether an option is to be an incentive stock option or a nonqualified stock option, to establish vesting schedules, and, subject to certain restrictions, to specify the type of consideration to be paid to the company upon exercise and to specify other terms of the options. The maximum term of options granted under the 1994 plan is ten years. Options granted under the 1994 plan are non-transferable incentive stock options and generally expire 90 days after the termination of an optionee's employment with us.

         Although no specific vesting schedule is required under the 1994 plan, options previously granted under the 1994 plan have generally provided for vesting in three equal annual installments. The exercise price of incentive stock options must equal at least the fair market value of the common stock on the date of grant, except that the exercise price of incentive stock options granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 110% of the fair market value of such stock on the date of grant.

         1996 STOCK OPTION PLAN. In October 1996, our board of directors, with shareholder approval, adopted our 1996 stock option plan covering up to 200,000 shares of the common stock, pursuant to which officers, directors, employees, advisors and consultants are eligible to receive incentive and/or nonqualified stock options. The 1996 plan was amended on May 4, 1997 by our board of directors with shareholder approval to add 200,000 shares and was further amended in November 1999 by our board of directors and on November 29, 1999, the shareholders approved the addition of 200,000 shares to the 1996 option plan for a total of options authorized for 600,000 shares of common stock available for grant. The 1996 plan, which expires in September 2006, is administered by the board of directors. The selection of participants, allotment of shares, determination of price, and other conditions relating to the grant of options is determined by our board in its sole discretion. Incentive stock options granted under the 1996 plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the common stock on the date of the grant, except that the term of an incentive stock option granted under the 1996 plan to a shareholder owning more than 10% of the outstanding common stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the common stock on the date of the grant. As of the date of this prospectus, options to purchase 480,166 shares of common stock at a weighted average per share exercise price of $3.57 were outstanding. A total of 47,334 shares of common stock are available for grant under the 1996 plan.

         1996 RESTRICTED STOCK OPTION PLAN FOR HEALTH CARE PROFESSIONALS. In October 1996, our board of directors adopted, and our stockholders approved, the 1996 Restricted Stock Option Plan for Health Care Professionals which expires in October 2006. The 1996 professionals plan permits us to grant nonqualified stock options to licensed health care professionals affiliated with us and in most cases employed by an integrated medical center. The aggregate amount of common stock with respect to which options may be granted may not exceed 100,000 shares. Our board of directors has the authority to grant options under this plan, to construct and interpret this plan, and to make all other determinations and take all actions necessary or advisable for the administration of this plan. The exercise price for options granted under the 1996 professionals plan may be no less than 85% of the fair market value of the common stock on the date of grant. Options granted under the 1996 professionals plan will expire no later than the tenth anniversary of the date of grant. As of the date of this prospectus, options to purchase 29,500 shares of common stock at a weighted average per share exercise price of $2.70 were outstanding. A total of 60,558 shares of common stock are available for grant under the 1996 professionals plan.

         OUTSIDE DIRECTORS STOCK OPTION PLAN. On March 30, 1998, our board of directors approved and in November 1999 our shareholders subsequently approved the establishment of a stock option plan for non-employee outside directors on our board of directors or on the boards of directors of any of our subsidiaries. The Outside Directors Stock Option Plan provides for the grant of stock options, provided that the maximum number of shares of common stock of the company that may be issued upon the exercise of options granted pursuant to the Outside Directors Stock Option Plan is 50,000. Under the Outside Directors Stock Option Plan, each outside director may receive options for shares of common stock for each year of service on the company's board of directors, as granted by a committee of the board of directors. Subsequently, on September 29, 1999 our board adopted a resolution to increase the number of shares authorized in the Outside Directors Stock Option Plan by 50,000 shares bringing the total authorized under the outside directors option plan to 100,000 shares. Our shareholders approved the addition of the 50,000 shares on November 29, 1999. We currently have three outside directors eligible to participate in the Outside Directors Stock Option Plan. The Outside Directors Stock Option Plan is administered by our board of directors or a duly appointed committee of our board of directors; the exercise price of options granted pursuant to the Outside Directors Stock Option Plan is determined by the plan administrators of our board of directors. As of the date of this prospectus, options to purchase 41,250 shares of common stock at a weighted average per share exercise price of $2.92 were outstanding. A total of 58,750 shares of common stock are available for grant under the Outside Directors Stock Option Plan.

         CONSULTANT'S STOCK OPTION PLAN. On March 8, 1999, our board of directors approved the establishment of the 1999 Consultant's Stock Option Plan. The consultant's option plan as approved by the board provides for the grant of stock options, provided that the maximum number of shares of common stock of the company that may be issued upon the exercise of options granted pursuant to the consultant's option plan is 475,000. Under the consultant's option plan, companies providing services to us and individuals similarly employed may be granted options to purchase common stock at an exercise price established by our board of directors and which vests at a time and interval established by our board of directors. Subsequently, on September 29, 1999 our board adopted a resolution to increase the number of shares authorized in the consultant's option plan by 200,000 shares bringing the total authorized under the consultant's option plan to 675,000 shares. As of the date of this prospectus, options to purchase 480,000 shares of common stock at a weighted average per share exercise price of $1.25 were granted and exercised. A total of 195,000 shares of common stock are available for grant under the consultant's option plan. On November 29, 1999, our shareholders approved the establishment of a stock option plan for consultants to the company and approved the increase in the number of shares in the consultant's option plan.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY AND INDEMNIFICATION

         We have included in our Certificate of Incorporation and By-laws provisions to (i) eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of their fiduciary duty (provided, however, that such provisions do not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under
Section 174 of the Delaware General Corporation Law, or for any transaction from which the director and/or officer derived an improper personal benefit), and (ii) indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

         We have entered into indemnification agreements with all of our directors and officers. These separate indemnification agreements with our directors and officers contain provisions which may be broader than the specific indemnification provisions contained in our Certificate of Incorporation and By-laws.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of our voting securities as of September 30, 1999 prior to this offering by:

    - each shareholder known by us to be the beneficial owner of more than 5% of any class of our voting securities,

    -     each of our directors,

    -     each of our executive officers, and

    -     all executive officers and directors as a group.

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole investment and voting power with respect to these securities, subject to community property laws where applicable. Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage ownership for each person listed below includes common stock underlying options held by the person that are exercisable within 60 days of the date of this prospectus, but excludes shares of common stock underlying options held by any other person. Common stock beneficially owned and percentage ownership are based on 4,365,744 shares outstanding as of September 30, 1999.

                                                                       PERCENT OF
                                                                       COMMON STOCK
                                          NUMBER OF SHARES             BENEFICIALLY
NAME AND ADDRESS                          BENEFICIALLY OWNED           OWNED
--------------------------------------    ------------------------     ------------------------------
Michael T. Brigante                       34,854 (1)                     *
17 Daniel Drive
Belle Mead, NJ  08502

C. Thomas McMillen                       219,500                         5.1%
1103 South Carolina Ave S.E.
Washington, D.C.  20003

John K. Pawlowski                          3,750 (2)                     *
2 Daniel Drive
Ocean, NJ  07712

Donald Radcliffe                          23,768 (3)                     *
575 Madison Avenue, Suite 1006
New York, NY  10022

Joseph J. Raymond, Jr.                   127,420 (4)                     2.9%
4074 Scarlet Iris Place
Winter Park, FL  32792

E. Eugene Sharer                         155,417 (5)                     3.6%
12404 Beall Spring Road
Potomac, MD  20854

Sergio R. Vallejo                         30,700 (6)                     *
875 Hanover Way
Lakeland, FL  33813

Wexford Spectrum Investors LLC           618,274 (7)                     12.5%
411 West Putnam Avenue
Greenwich, CT  06830

Imprimis Investors LLC                    2,473,097 (7)                     36.3%
411 West Putnam Avenue
Greenwich, CT  06830

Stratus Service Group, Inc.                 500,000                         11.5%
500 Craig Road, Suite 201
Manalapan, NJ 07726

RVR Consulting Group, Inc.                  400,629 (7)                     8.4%
P.O. Box 2148
Goldenrod, FL 32733

Structure Management, Inc.                  227,000                         5.2%
500 Craig Road, Suite 201
Manalapan, NJ 07726

All directors and                           776,538                         13.2%
executive  officers as a group
(6 persons)

* Less than 1%.

(1) Includes 20,334 shares of common stock issuable upon exercise of stock options.

(2) Includes 3,750 shares of common stock issuable upon exercise of stock options.

(3) Includes 3,750 shares of common stock issuable upon exercise of stock options.

(4) Includes 3,750 shares of common stock issuable upon exercise of stock options. Mr. Joseph J. Raymond, Jr. disclaims any beneficial ownership or interest in any other shares of common stock except that of RVR Consulting Group, Inc. of which he is the President.

(5) Includes 28,750 shares of common stock issuable upon exercise of stock options. Does not include 8,193 shares held in trust by Wilma I. Sharer, the wife of Mr. Sharer, of which he disavows any beneficial ownership.

(6) Includes 7,500 shares of common stock issuable upon exercise of stock options. Mr. Vallejo claims beneficial ownership of the shares of common stock held by the RVR Consulting Group, Inc. of which he is the Vice President.

 (7) Includes shares of common stock issuable upon conversion of 8% Series B Senior Secured Cumulative Convertible Preferred Stock and 8% Series D Junior Secured Cumulative Convertible Preferred Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On August 19, 1998, we entered into a consulting agreement with RVR Consulting Group, Inc. for a term of August 1, 1998 through July 31, 1998. We agreed to pay RVR $7,000 per month plus expenses to help us identify problem areas in our operations and provide subsequent solutions. Joseph J. Raymond Jr., our chairman of our board of directors and chief executive officer, is the president of RVR, and Sergio R. Vallejo, our president and chief operating officer, is the vice president of RVR. We subsequently amended the consulting agreement to agree to issue RVR warrants to purchase 150,000 shares of our common stock. On March 4, 1999, we terminated the consulting agreement and converted the warrants granted to RVR to options granted under our 1999 Consultants Stock Option Plan to purchase 150,000 shares of our common stock at an exercise price of $1.25 per share, 75,000 to Joseph J. Raymond, Jr. and Sergio R. Vallejo individually. On December 1, 1999, the Board of Directors agreed to convert each of their 75,000 options to 16,666 shares of common stock at the closing price on December 1, 1999.

         On February 19, 1999 we signed a loan agreement with RVR Consulting Group, Inc. for $100,000 and on August 31, 1999 we signed a First Supplement to the Loan Agreement with RVR, pursuant to which we and RVR agreed to convert the $100,000 loan in full into 2,020 shares of 8% Series D Junior Secured Cumulative Convertible Preferred Stock.

         On February 26, 1999, Imprimis Investors LLC, Wexford Spectrum Investors LLC and RVR entered into a Stock Purchase Agreement whereby Imprimis and Wexford agreed to sell RVR an aggregate of 10,969 shares of our 8% Series B Senior Secured Cumulative Convertible Preferred Stock for $500,000. Joseph J. Raymond, Jr., Sergio Vallego and Joseph Raymond, Sr., father of Joseph J. Raymond, Jr., guaranteed RVR's payment of the purchase price to Imprimis and Wexford. Imprimis and Wexford each beneficially own greater than 5% of our outstanding common stock, and Frederick Simon, a Senior Vice President of Wexford, is a former director of ours who resigned from our board of directors on July 27, 1999.

         On December 19, 1997, we entered into an Investment Agreement with Wexford and Imprimis pursuant to which, as supplemented by a First Supplement dated January 12, 1998, a Second Supplement dated July 2, 1998 and a Third Supplement dated October 19, 1998, we issued $475,000 in aggregate principal amount of Senior Secured Floating Rate Bridge Notes due February 1, 1999, secured by various assets of Complete Wellness Centers, $375,000 of which evidenced term loans and $125,000 of which evidenced revolving loans made by Wexford and Imprimis to us. On August 31, 1999, we executed a Fourth Supplement to the Investment Agreement with Wexford and Imprimis, whereby we (i) converted $100,000 of the outstanding principal of the bridge notes to 2,000 newly issued shares of 8% Series B Senior Secured Cumulative Convertible Preferred Stock, and (ii) agreed to repay the remaining principal and accrued and unpaid interest by equal quarterly payments to Wexford and Imprimis during the period from January 1, 2000 to December 31, 2001 based on a four year amortization schedule.

         On September 17, 1998, we entered into a consulting agreement with Structure Management, Inc., pursuant to which Structure Management agreed to provide consulting services related to our operations and financing, and pursuant to which we agreed to issue warrants to purchase 120,000 shares of our common stock at $2.00 per share to Structure Management. On March 4, 1999, we converted the warrants to options, granted under our 1999 Consultant's Stock Option Plan, to purchase 120,000 shares of our common stock at $2.00 per share. Structure Management subsequently exercised the options. Structure Management is controlled by Jeffrey J. Raymond, the brother of Joseph J. Raymond, Jr.

         On March 8, 1999, we entered into another consulting agreement with Structure Management, Inc. for the period ending on March 4, 2000. The agreement calls for Structure Management to support our corporate planning process by: (i) identifying and bringing to us opportunities which help meet our corporate objectives and our business plans; (ii) assessing our competitive position, whether financial, technology or operational; (iii) identifying suitable merger or acquisition candidates, perform appropriate due diligence and assist us in negotiations with those identified candidates; (iv) supporting our financial public relations efforts by reviewing and commenting on our financial reports and plans and identifying examples of outstanding financial reporting presentation in other industries; and (v) supporting our shareholder relations activity by reviewing and responding to shareholder communications and advise us as to selection of public relations counsel. As compensation, we have issued Jeffrey J. Raymond, as the controlling principal of Structure Management, options under our 1999 Consultants Stock Option Plan to purchase 117,500 shares of common stock at $1.25 per share. Mr. Jeffrey Raymond subsequently exercised the options.

         On August 24, 1999, as consideration for services provided by Structure Management in connection with a private placement of our common stock, we issued Structure Management options under our 1999 Consultants Stock Option Plan for an additional 125,000 shares of our common stock at $1.50 per share and paid Structure Management $50,000. Structure Management subsequently exercised the 125,000 options.

         On April 1, 1999 we entered into a settlement agreement with Haim Zitman, the former chief executive officer of Complete Wellness Weight Management, Inc., a subsidiary company which is now in Chapter 7 liquidation proceedings. We executed a Stipulation and Order Dismissing Action with Mr. Zitman with the execution of the settlement agreement. We issued options to Mr. Zitman to purchase an aggregate of 40,000 shares of our common stock at $0.01 per share, valued at $80,000 in compensation expense, vested upon issuance, in satisfaction of the settlement agreement terms. Mr. Zitman subsequently exercised the options.

         On July 1, 1999, we entered into a one year consulting agreement with The WorkSource, Inc., to provide daily accounting, consulting and administrative services to us, in consideration for which we agreed to pay The WorkSource $7,500 bi-weekly. On November 30, 1999, we and The WorkSource amended the consulting agreement whereby we agreed to pay The WorkSource an additional $50,000 from the proceeds of this offering in consideration for additional services provided by The WorkSource in connection with this offering. Rebecca R. Irish, our Vice President of Finance and Chief Financial Officer, is the President of The WorkSource.

         On July 14, 1999 we entered into a Separation and Release Agreement with Eric S. Kaplan, our former president and director, made effective as of July 21, 1999. In return and as consideration of Mr. Kaplan's resignation and release of Complete Wellness Centers from all employment claims or actions, we agreed to: (i) indemnify him for actions taken by Complete Wellness Centers or by him as an officer or director of Complete Wellness Centers; (ii) continue liability coverage for as long as the applicable statute of limitations of claims shall run; (iii) transfer $200,000 in market value of our common stock at a 5,000 shares per month rate to him through stock issuances or stock option grants; (iv) pay him attorney fees in the amount of $6,000; and (v) pay him the sum of $10,000 in cash. We accelerated the vesting of 10,000 options in September 1999. Subsequently, Dr. Kaplan exercised an aggregate of 30,000 these options, the value of which was recorded as compensation expense.

         On September 23, 1999 we entered into an agreement with Stratus Services Group, Inc. to convert $750,000 in loans into 500,000 shares of our common stock. Stratus is controlled by Joseph Raymond, Sr.

         On November 30, 1999, we entered into a termination of employment agreement with Michael T. Brigante, our former Sr. Vice President and Chief Financial Officer, to pay $73,704 for monies owed for back wages, vacation, allowances and severance compensation pursuant to the provisions in Mr. Brigante's employment agreement. The monies are to be paid over a twelve month period ending December 2000.

         On August 18, 1999, we entered into a consulting agreement with E. Eugene Sharer, one of our directors, to assist in the development and filing of the registration statement for this offering. We agreed to pay Mr. Sharer $1,000 per day for his services.

         We have established a policy that any future transactions with officers, directors, 5% stockholders or affiliates must be on terms no less favorable to the company than could be obtained from unaffiliated third parties, and be approved by a majority of the independent outside members of our board of directors who do not have an interest in the transaction. All such previous transactions have been approved by the unanimous consent of our board of directors.

                           DESCRIPTION OF SECURITIES

GENERAL

         We are authorized by our Certificate of Incorporation to issue an aggregate of 50,000,000 shares of common stock, par value $.0001665 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of December 20, 1999, there were 4,846,744 shares of common stock issued and outstanding. As of December 20, 1999, there were 120,153 shares of 8% Series B Senior Secured Cumulative Convertible Preferred Stock issued and outstanding, approximately 20,000 shares of which will be redeemed with a portion of the proceeds from this offering. Also, there are 2,020 shares of 8% Series D Junior Secured Cumulative Convertible Preferred Stock issued and outstanding, none of which will be redeemed with proceeds from this offering.

COMMON STOCK

         Holders of the common stock are entitled to one vote per share and, subject to the rights of the holders of the preferred stock, to receive dividends when, as and if declared by the board of directors, and to share ratably in the assets of the company legally available for distribution in the event of the liquidation, dissolution or winding up of the company. Holders of the common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights. In the event we were to elect to sell additional shares of our common stock following this offering, investors in this offering would have no prior right to purchase any of the additional shares. As a result, their percentage equity interest in the company would be diluted. The shares of preferred stock offered hereby will be, when issued and paid for, and when converted to common will be fully paid. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than half of the outstanding shares of common stock (subject to the rights of the holders of the preferred stock) can elect all of the company's directors, if they choose to do so. In such an event, the holders of the remaining shares of common stock would not be able to elect any directors. The board is empowered to fill any vacancies on the board. Except as otherwise required by Delaware law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of stockholders at which a quorum (consisting of a majority of the outstanding shares of the common stock) is present in person or by proxy.

PREFERRED STOCK

         Preferred stock may be issued in one or more series and having such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our board of directors. Preferred stock may be further issued in the future in connection with acquisitions, financings or such other matters as the board of directors deems appropriate. In the event that any additional shares of preferred stock are to be issued, a certificate of designation, setting forth the series of the additional preferred stock and the relative rights, privileges and limitations with respect thereto, shall be filed with the Secretary of State of the State of Delaware. The effect of the issuance of additional preferred stock is that the company's board of directors alone, within the bounds and subject to the federal securities laws and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of holders of common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

         We have issued 120,153 shares of 8% Series B Senior Secured Cumulative Convertible Preferred Stock to three holders and 2,020 shares of 8% Series D Junior Secured Cumulative Convertible Preferred Stock to one holder. Shares of the 8% Series B Senior Secured Cumulative Convertible Preferred Stock representing $1,000,000 or 20,000 shares will be redeemed with proceeds from this offering and the balance will remain outstanding. All of these outstanding shares of preferred stock have piggyback registration rights upon conversion to common stock. Accordingly, if we propose to register any of our securities, either for our own account or for the account of other stockholders, we are required to notify these holders and to include in such registration all of the shares of common stock requested to be included by them, subject to the discretion of the managing underwriter. At this time, we are attempting to negotiate other related changes to our capital structure; however, the exact terms must be finalized. Such changes could include potential conversions of outstanding shares of preferred stock, in part or in whole, to shares of common stock. No assurances can be given that such negotiations will be successful.

         We are issuing in connection with this offering 3,300,000 shares of 10% Series C Cumulative Convertible Preferred Stock par value $.01 per share. Each share of preferred stock shall be convertible into shares of common stock at a per share price, based on market conditions, equivalent to approximately 130% of the closing bid price of a share of common stock on the effective date of this registration statement. The preferred shares shall receive cumulative dividends at a rate of 10% per annum, payable semi-annually in arrears on June 30th and December 31st. The preferred stock shall not be subject to call for redemption or three years from the effective date. Thereafter, we may call the preferred stock for redemption in their entirety at the liquidation value thereof (plus accrued and/or unpaid dividends) on thirty days written notice if the closing bid price of the common stock for twenty consecutive trading days ending not more than ten days prior to when notice of the call for redemption is given equals or exceeds 130% of the closing bid price of the common stock on the effective date. We are also registering the shares of Common Stock issuable upon conversion of the 10% Series C Cumulative Convertible Preferred Stock under the registration statement on Form SB-2 of which this prospectus forms a part.

WARRANTS

         The following is a summary of certain provisions of the outstanding publicly held warrants which were sold as part of the initial public offering of our common stock in February 1997. The summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrant Agreement between the Company and American Stock Transfer & Trust Company, our warrant agent. A copy of the Warrant Agreement has been filed as an exhibit to the registration statement filed in February 1997.

         Exercise Price and Terms. Each warrant entitles the registered holder thereof to purchase, at any time, one share of common stock at a price of $7.20 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below, at any time commencing August 19, 1997 until February 18, 2002. The holder of any warrant may exercise the warrant by surrendering the certificate representing the warrant to the warrant agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. No fractional shares will be issued upon the exercise of the warrants.

         Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the common stock, or sale by the company of shares of its common stock or other securities convertible into common stock (exclusive of options and shares under the 1994 plan, 1996 plan, 1996 professionals plan, 1998 Outside Directors Stock Option Plan and 1999 consultants option plan, and other limited exceptions) at a price below the then applicable exercise price of the warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of common stock, consolidation or merger of the company with or into another corporation (other than a consolidation or merger in which the company is the surviving corporation) or sale of all or substantially all of the assets of the company, in order to enable warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of common stock that have been purchased upon the exercise of the warrant.

         Redemption Provisions. Commencing August 19, 1998, the warrants are subject to redemption, in whole but not in part, at $.10 per warrant on 30 days' prior written notice, provided that the average closing bid price of the common stock as reported on Nasdaq SCM equals or exceeds $9.60 per share (subject to adjustment for stock dividends, stock splits, combinations or reclassifications of the common stock), for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. In the event we exercise the right to redeem the warrants, the warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any warrant called for redemption is not exercised by that time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

         Transfer, Exchange and Exercise. The warrants are in registered form and may be presented to the warrant agent for transfer, exchange or exercise at any time on or prior to their expiration date February 18, 2002, at which time the warrants become wholly void and of no value. If a market for the warrants develops, the holder may sell the warrants instead of exercising them.

         Modification of Warrants. Both the warrant agent and we may make modifications to the warrants as we deem necessary and desirable that does not adversely affect the interests of the warrant holders. We may, in our sole discretion, lower the exercise price of the warrants for a period of not less than 30 days on not less than 30 days' prior written notice to the warrant holders and National Securities, Inc., the underwriter of the warrants. Modification of the number of securities purchasable upon the exercise of any warrant, the exercise price and the expiration date with respect to any warrant requires the consent of two-thirds of the warrant holders. No other modifications may be made to the warrants without the consent of two-thirds of the warrant holders. The warrants are not exercisable unless, at the time of the exercise, we have a current prospectus covering the shares of common stock issuable upon exercise of the warrants, and those shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the warrants. The warrants were separately transferable immediately upon issuance.

         ANTI-TAKEOVER PROVISIONS

         We are subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is: (i) the owner of 15% or more of the outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether that person is an interested stockholder.

         A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws, by action of its stockholders, to exempt itself from coverage, provided that such a bylaw or certificate of incorporation amendment shall not become effective until 12 months after the date it is adopted. We have not adopted such an amendment to our Certificate of Incorporation or Bylaws.

TRANSFER AGENT AND REGISTRAR AND WARRANT AGENT

         Our Transfer Agent and Registrar for the 10% Series C Cumulative Convertible Preferred Stock, the Common Stock and the Warrant Agent for the Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering, 3,300,000 shares of 10% Series C Cumulative Convertible Preferred Stock will be outstanding. The 3,300,000 shares of 10% Series C Cumulative Convertible Preferred Stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless acquired by an "affiliate" of ours (as that term is defined in the Securities Act) which securities will be subject to the resale limitations of Rule 144 under the Securities Act. A total of 9,240,000 shares of common stock will be issuable upon conversion of the 10% Series C Cumulative Convertible Preferred Stock, and are being registered under the Securities Act under the registration statement on Form SB-2 of which this prospectus forms a part. Such shares of common stock will upon issuance, assuming that at the time of issuance we have a current prospectus covering such shares of common stock, and that such shares of common stock have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising preferred stock holder, be freely tradeable without restriction or further registration under the Securities Act unless required by an affiliate of ours, in which case, such securities will be subject to the resale limitations of Rule 144. Upon completion of this offering, we will have outstanding an aggregate of 4,864,744 shares of our common stock, assuming no exercise of existing options or conversions of convertible preferred stock. 1,797,866 of these shares of common stock are "restricted securities" as that term is defined in Rule 144, and will be subject to the resale limitations of Rule 144.

         In our initial public offering in February 1997, we issued approximately 1,037,000 redeemable common stock purchase warrants. Each warrant entitles the registered holder thereof to purchase one share of common stock at an initial exercise price of $7.20 per share, subject to adjustment, at anytime commencing August 19, 1997 until February 18, 2002. If the holders exercise their warrants and the underlying stock, the stock so issued would be immediately tradable on the public market, if at the time of exercise we have a current prospectus covering the shares of common stock issuable upon exercise of the warrants, and such shares of common stock have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the warrants.

         In general, Rule 144 allows a person who has beneficially owned securities with resale limitations for at least one year, including persons who may be deemed our affiliates, to sell, within any three-month period, up to the number of restricted securities that does not exceed the greater of (i) one percent of the common stock or other units of the class outstanding, and (ii) the average weekly trading volume in such securities during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. A person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale and who has beneficially owned his restricted securities for at least three years would be entitled to sell such restricted securities without regard to the volume limitations described above and the other conditions of Rule 144.

         Notwithstanding the foregoing, substantially all of our officers and directors, have agreed not to, directly or indirectly, offer, sell, transfer, pledge, assign, hypothecate or otherwise encumber or dispose of any of our securities, whether presently owned, for a period of 9 months after the date of this prospectus without the prior written consent Security Capital Trading, Inc., the underwriter in this offering. Market sales of a substantial number of shares of common stock, or the availability of such shares for sale in the public market, could adversely affect prevailing market prices of the 10% Series C Cumulative Convertible Preferred Stock and/or the common stock. Upon the termination of the lock-up period, approximately 370,909 shares of common stock will be immediately eligible for sale in the public market in reliance on Rule 144 if the then vested options are exercised. All other previously issued and unregistered stock has met the resale restrictions of Rule 144 or has subsequently been registered except those underlying warrants and shares issued in the December 1999 private placement which amount is approximately 769,000 shares.

         As of December 20, 1999, a total of 2,325,000 shares of common stock are reserved for issuance under our five stock option plans. At the conclusion of the annual meeting held on November 29, 1999, our shareholders voted to add 50,000 shares to the Outside Directors Stock Option Plan, 200,000 shares to the 1996 option plan, and 200,000 shares to the consultant's option plan for a total of 2,325,000 common stock shares reserved for issuance under the company's five stock option plans. As of December 20, 1999, options to purchase an aggregate of 629,583 shares of common stock will be outstanding. Each holder of options or stock held as a result of exercise of their options has agreed not to sell the shares issuable upon exercise of such options until the expiration of the lock-up period. Upon expiration of the lock-up period, options to purchase 503,087 shares will be exercisable. We filed a registration statement on Form S-8 registering shares issuable upon exercise of options granted under the plans, as and to the extent permitted by the eligibility requirements of Form S-8. As a result of the S-8 registration filed and made effective by the Securities and Exchange Commission, the shares underlying our vested options will be eligible for resale in the public market upon expiration of the lock-up period.

                                  UNDERWRITING

         The Underwriter named below have agreed, subject to the terms and conditions of their Underwriting Agreement with us, to purchase from us, and we have agreed to sell to the underwriter on a firm commitment basis, the respective number of shares of 10% Series C Cumulative Convertible Preferred Stock set forth below:

                                                                       NUMBER OF SHARES
                        UNDERWRITER                                    OF PREFERRED STOCK
                        -----------                                    ------------------
                        Security Capital Trading, Inc. ......          3,300,000

                                  Total .....................          3,300,000

         As permitted by Rule 103 under the Exchange Act, certain underwriter (and selling group members, if any) that are market makers (passive market makers) in the common stock may make bids for or purchased of common stock in the Nasdaq National Market until a stabilizing bid has been made. Rule 103 generally provides:

         --a passive market maker's net daily purchases of the common stock may not exceed 30% of its average daily trading volume in such securities for the two full consecutive calendar months, or any 60 consecutive days ending within the 10 days, immediately preceding the filing date of the registration statement of which this prospectus forms a part, --a passive market maker may not effect transactions or display bids for the common stock at a price that exceeds the highest independent bid for the common stock by persons who are not passive market makers, and
         --bids made by passive market makers must be identified as such.

         The underwriter is committed to purchase all the shares of 10% Series C Cumulative Convertible Preferred Stock offered hereby, if any of these securities are purchased. The Underwriting Agreement provides that the obligations of the underwriter is subject to conditions precedent specified therein.

         We have been advised that the underwriter proposes initially to offer the preferred stock to the public at the initial public offering prices set forth on the cover page of this prospectus and to certain dealers at such prices less concessions not in excess of $ 0.27 per share of preferred stock. These dealers may re-allow a concession not in excess of $0.12 per share of preferred stock to certain other dealers. After the commencement of the offering, the public offering price, concession and re-allowance may be changed by the underwriter.

         We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make. We have also agreed to pay to the underwriter a non-accountable expense allowance equal to three percent (3%) of the gross proceeds derived from the sale of the preferred stock underwritten, of which $50,000 has been paid to date.

         We have granted to the underwriter an over-allotment option, exercisable during the 45-day period from the date of this prospectus, to purchase up to an additional 495,000 shares of 10% Series C Cumulative Convertible Preferred Stock at the initial public offering price per share offered hereby, less underwriting discounts and the non-accountable expense allowance. This option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the preferred stock offered hereby. To the extent this option is exercised in whole or in part, the underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional preferred stock proportionate to its initial commitment.

         In connection with this offering, we have agreed to sell to the underwriter and/or its designee(s), for nominal consideration, warrants to purchase from us up to 330,000 shares of 10% Series C Cumulative Convertible Preferred Stock. The warrants shall be exercisable at any time during a period of four (4) years commencing at the beginning of the second year after their issuance at $ 6.83 per share. The underwriter's warrants grant to the holders certain demand and piggyback registration for the securities issuable upon exercise of the warrant.

         We have agreed to grant the underwriter a right of first refusal for a period of three years after the effective date of this registration statement for any sale of securities to be made by us or any of our present or future affiliates or subsidiaries.

         Prior to this offering, there has been no public market for the 10% Series C Cumulative Convertible Preferred Stock. Consequently, the initial public offering prices of the preferred stock have been determined by negotiation between ourselves and the underwriter and do not necessarily bear any relationship to our asset value, net worth, or other established criteria of value. The factors considered in these negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which we compete, an assessment of our management, our future prospects, our capital structure, the market for initial public offerings and certain other factors as were deemed relevant.

         The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each such agreement which are filed as exhibits to the registration statement of which this prospectus is a part.

                                 LEGAL MATTERS

         The validity of the preferred stock offered hereby will be passed upon for us by Winderweedle, Haines, Ward and Woodman, P.A., 390 North Orange Avenue, Suite 1500, Orlando, Florida 32801 and Epstein Becker & Green, 250 Park Avenue, New York, New York has acted as health care counsel to the Company in connection with certain matters. Orrick, Herrington & Sutcliffe LLP, New York, New York, has acted as counsel to the underwriter in connection with this offering

                                    EXPERTS

         Our consolidated financial statements at December 31, 1997, and for the year then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, and at December 31, 1998, and for the year then ended, by Amper, Politziner & Mattia P. A., independent auditors, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We are subject to the informational requirements of the Exchange Act of 1934, as amended, and file reports, proxy and information statements and other information with the Commission. You may read and copy all or any portion of the reports, proxy and information statements or other information we file at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.C., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Commission filings are also available to you on the Commission's Internet site (http:\\www.sec.gov). We have filed a registration statement under the Securities Act with respect to the preferred stock offered by this prospectus and the shares of common stock issuable upon conversion of such preferred stock with the Securities and Exchange Commission in Washington, D.C. This prospectus, filed as a part of the registration statement, does not contain certain information set forth in or annexed as exhibits to the registration statement. For further information regarding the company and the preferred stock offered by this prospectus, reference is made to the registration statement and to the exhibits filed as a part of it, which may be inspected at the office of the Securities and Exchange Commission without charge or copies of which may be obtained upon request to the Commission and payment of the prescribed fee. Statements contained in this prospectus and the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by the reference. The registration statement and the exhibits and schedules may be inspected without charge at the public reference facilities maintained by the Commission referred to above. Copies of this material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates.

COMPLETE WELLNESS CENTERS, INC.

CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998 (AUDITED) WITH REPORTS OF INDEPENDENT AUDITORS,
AND FOR THE NINE-MONTH PERIODS ENDED
SEPTEMBER 30, 1998 AND 1999 (UNAUDITED)

CONTENTS


              FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND
              1999 (UNAUDITED)
                                                                           PAGE
                      Consolidated Financial Statements
              Condensed Consolidated Balance Sheets .......................F-2
              Condensed Consolidated Statements of Operations .............F-3
              Condensed Consolidated Statements of Cash Flows .............F-4
              Notes to Condensed Consolidated Financial Statements ........F-5




              AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998
                                                                           PAGE
              Reports of Independent Auditors .............................F-9
                             Consolidated Financial Statements
              Consolidated Balance Sheets .................................F-11
              Consolidated Statements of Operations .......................F-12
              Consolidated Statements of Stockholders' Deficit ............F-13
              Consolidated Statements of Cash Flows .......................F-14
              Notes to Consolidated Financial Statements ..................F-15

                COMPLETE WELLNESS CENTERS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                      SEPTEMBER 30,          DECEMBER 31,

                                                                                          1999                  1998
                                                                                    -----------------      ---------------
                                                                                       (Unaudited)

ASSETS

Current Assets:
   Cash and cash equivalents                                                                $590,692             $444,963
   Certificate of Deposit                                                                    111,002                    0
   Patient receivables, net of allowance for doubtful
     accounts of $7,544,631 and $6,255,238 at September
     30, 1999 and December 31, 1998, respectively                                          7,579,717            5,766,369
   Inventory                                                                                  46,228               53,405
   Prepaid expenses                                                                            9,373                9,661
   Other assets                                                                               40,364               49,774
                                                                                    -----------------      ---------------
     Total current assets                                                                  8,377,376            6,324,172
Furniture and equipment, net of accumulated depreciation                                     278,779              369,583
Deposits                                                                                      29,683               31,983
                                                                                    -----------------      ---------------
Total Assets                                                                              $8,685,838           $6,725,738
                                                                                    =================      ===============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:

   Accounts payable and accrued expenses                                                  $1,897,899           $6,693,321
   Accrued management fees                                                                 3,672,948            4,020,288
   Current portion of notes payable                                                           55,350                    0
                                                                                    -----------------      ---------------
     Total current liabilities                                                             5,626,197           10,713,609
Notes payable                                                                                663,650              392,000
Stockholders' equity (deficit):

   Common Stock,$.0001665 par value per share, 50,000,000 shares authorized,
     4,365,744 shares and 2,457,968 shares issued and outstanding at September
     30, 1999 and December 31, 1998, respectively                                                726                  409
   Senior Convertible Preferred Stock, $.01 par value per
     share, 2,000,000 shares authorized, 8% cumulative, 120,153 shares and
     115,239 shares issued and outstanding at September 30, 1999 and December
     31, 1998, respectively                                                                    1,202                1,152
   Junior Convertible Preferred Stock, $.01 par value per
     share, 8% cumulative, 2,020 shares authorized,
     issued and outstanding at September 30, 1999                                                 20                    0
   Additional paid in capital                                                             18,094,990           11,135,301
   Accumulated deficit                                                                  (15,700,947)         (15,516,733)
                                                                                    -----------------      ---------------
Total Stockholders' Equity (Deficit)                                                       2,395,991          (4,379,871)
                                                                                    -----------------      ---------------
Total Liabilities and Stockholders' Equity (Deficit)                                      $8,685,838           $6,725,738
                                                                                    =================      ===============

Note: The Balance Sheet at December 31, 1998 has been extracted from the audited financial statements at that date.


See notes to condensed consolidated financial statements.

                COMPLETE WELLNESS CENTERS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                           1999                  1998
                                                   -------------------     ----------------
                                                        (Unaudited)            (Unaudited)
Revenue:
     Integrated medical clinics                           $11,751,082          $14,359,799
     Weight management centers                                      0            6,487,210

                                                   -------------------     ----------------
Total operating revenue                                    11,751,082           20,847,009
Direct expenses:
     Salary and consulting costs                            2,235,875            4,548,467
     Management fees                                        6,304,490            6,869,608
     Cost of revenues                                           7,178            1,524,223
     Rent                                                     111,151            1,933,592
     Advertising and marketing                                 14,534              829,104
     Bad debt expense                                       1,192,337            3,008,863
                                                   -------------------     ----------------
Total direct expenses                                       9,865,565           18,713,857
Network development cost                                            0              606,084
General and administrative                                  1,504,164            4,737,720
Depreciation and amortization                                  93,920              148,338
                                                   -------------------     ----------------
Operating income (loss)                                       287,433          (3,358,993)
Interest expense                                             (51,008)              (1,487)
Interest income                                                 3,643               27,597

                                                   -------------------     ----------------
Net income(loss) before income taxes                          240,068          (3,332,880)
Income taxes                                                        0                    0
                                                   -------------------     ----------------
Net income(loss) after income taxes                          $240,068         ($3,332,880)
                                                   ===================     ================

Income(loss) per share - basic                                  $0.06              ($1.31)
                                                   ===================     ================
                      - diluted                                 $0.03              ($1.31)
                                                   ===================     ================
Weighted avg. common shares - basic                         3,709,791            2,536,725
                                                   ===================     ================
                      - diluted                             7,037,140            2,536,725
                                                   ===================     ================

See notes to condensed consolidated financial statements.

                COMPLETE WELLNESS CENTERS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                        NINE MONTHS ENDED

                                                                           SEPTEMBER 30,

                                                                1999                         1998
                                                         -----------------           ------------------
                                                            (Unaudited)                  (Unaudited)
Operating activities

Net income (loss)                                                 $240,068                ($3,332,880)
Adjustments to reconcile net income (loss) to
   Net cash used in operating activities:
   Minority interest                                                     0                           0
   Depreciation and amortization                                    93,920                     148,338
   Provision for bad debt                                        1,192,337                   2,704,835
   Recognition of compensatory granting of
     Non-qualified stock options for common stock                  109,209                      70,488
   Recognition of the granting of common stock
      Warrants                                                           0                      38,059
   Changes in operating assets and liabilities:
     Accounts receivables                                      (3,005,685)                 (5,273,504)
     Other current assets                                           29,171                   (350,017)
     Accounts payable and other current
       Liabilities                                               (134,923)                   2,036,386
                                                          -----------------           -----------------
Net cash used in operating activities                          (1,475,903)                 (3,958,295)

Investing activities

   Purchase of equipment                                           (3,116)                    (78,297)
   Acquisition costs                                                     0                           0
   Purchase of Certificate of Deposit                            (111,002)                           0
   Investment in subsidiaries                                            0                   (199,536)
                                                          -----------------           -----------------
Net cash used in investing activities                            (114,118)                   (277,833)

Financing activities

   Payment of notes                                               (23,000)                   (525,000)
   Proceeds from sale of common stock                            1,558,750                       2,920
   Proceeds from sale of preferred stock                                 0                   4,813,614
   Proceeds from notes payable                                     200,000                           0
                                                          -----------------           -----------------
Net cash provided by financing activities                        1,735,750                   4,291,534
                                                          -----------------           -----------------
Net increase (decrease) in cash and cash
equivalents                                                        145,729                      55,406
Cash and cash equivalents at beginning of period                   444,963                     804,924
                                                          -----------------           -----------------
Cash and cash equivalents at end of period                        $590,692                    $860,330
                                                          =================           =================



SUPPLEMENTAL CASH FLOWS DISCLOSURE

     Significant non-cash transactions completed by the company during the nine months ended September 30, 1999 include the following:
     Reduction of liabilities related to bankruptcy filing               $3,852,478
     Reduction of liabilities due to conversions to equity                  950,000
     Payment of preferred stock dividends with shares of preferred stock    424,282

                                       F-4

                COMPLETE WELLNESS CENTERS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                               SEPTEMBER 30, 1999

NOTE A - BASIS OF  PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and
Article 10 of Regulation S-X. The financial statement information was derived from unaudited financial statements unless indicated otherwise. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included in the accompanying condensed consolidated financial statements. Operating results for the nine month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

     The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements included in the Company's Form 10-KSB dated March 31, 1999, for the period ended December 31, 1998. Certain prior period amounts have been reclassified to conform with the current period presentation.

NOTE B - NET INCOME (LOSS) PER SHARE

     The Company's net income (loss) per share calculations are based upon the weighted average number of shares of Common Stock outstanding. Pursuant to the requirements of the Securities and Exchange Commission (SEC) staff accounting bulletin No. 98, the Company considers all potentially dilutive securities issued for nominal consideration prior to the Company's initial public offering as outstanding for all periods presented. Other shares issuable upon the exercise of stock options or conversion of the shares of Convertible Preferred Stock have been included in the computations for the period ended September 30, 1999 but excluded from the computation for the period ended September 30, 1998 as they would have an anti-dilutive effect.

     In accordance with SFAS No. 128, the table below presents both basic and dilutive net income (loss) per share:


                                                                  NINE MONTHS ENDED
                                                     September 30, 1999       September 30, 1998
                                                 ------------------------------------------------
Net Income (Loss)                                              $240,068             ($3,332,880)
Weighted avg. shares outstanding - Basic                      3,709,791                2,536,725

Incremental shares under stock option plans                     102,708

Conversion of 8% Senior
     Convertible Preferred Stock                              3,314,587

Conversion of 8%  Junior                                         12,762
     Convertible Preferred Stock

Weighted avg. shares outstanding- Diluted                     7,037,140                2,536,725

Basic net income (loss) per share                                 $0.06                  ($1.31)

Diluted net income (loss) per share                               $0.03                  ($1.31)

NOTE C - FINANCING AND STOCKHOLDERS' EQUITY

         On August 19, 1998, we entered into a consulting agreement with RVR Consulting Group, Inc. for a term of August 1, 1998 through July 31, 1998. We agreed to pay RVR $7,000 per month plus expenses to help us identify problem areas in our operations and provide subsequent solutions. Joseph J. Raymond Jr., our chairman of our board of directors and chief executive officer, is the president of RVR, and Sergio R. Vallejo, our president and chief operating officer, is the vice president of RVR. We subsequently amended the consulting agreement to agree to issue RVR warrants to purchase 150,000 shares of our common stock. On March 4, 1999, we terminated the consulting agreement and converted the warrants granted to RVR to options granted under our 1999 Consultants Stock Option Plan to purchase 150,000 shares of our common stock at an exercise price of $1.25 per share, 75,000 to Joseph J. Raymond, Jr. and Sergio R. Vallejo individually. On December 1, 1999, the Board of Directors agreed to convert each of their 75,000 options to 16,666 shares of common stock at the closing price on December 1, 1999.

         On February 19, 1999 we signed a loan agreement with RVR Consulting Group, Inc. for $100,000 and on August 31, 1999 we signed a First Supplement to the Loan Agreement with RVR, pursuant to which we and RVR agreed to convert the $100,000 loan in full into 2,020 shares of 8% Series D Junior Secured Cumulative Convertible Preferred Stock.

         On February 26, 1999, Imprimis Investors LLC, Wexford Spectrum Investors LLC and RVR entered into a Stock Purchase Agreement whereby Imprimis and Wexford agreed to sell RVR an aggregate of 10,969 shares of our 8% Series B Senior Secured Cumulative Convertible Preferred Stock for $500,000. Joseph J. Raymond, Jr., Sergio Vallego and Joseph Raymond, Sr., father of Joseph J. Raymond, Jr., guaranteed RVR's payment of the purchase price to Imprimis and Wexford. Imprimis and Wexford each beneficially own greater than 5% of our outstanding common stock, and Frederick Simon, a Senior Vice President of Wexford, is a former director of ours who resigned from our board of directors on July 27, 1999.

         On December 19, 1997, we entered into an Investment Agreement with Wexford and Imprimis pursuant to which, as supplemented by a First Supplement dated January 12, 1998, a Second Supplement dated July 2, 1998 and a Third Supplement dated October 19, 1998, we issued $475,000 in aggregate principal amount of Senior Secured Floating Rate Bridge Notes due February 1, 1999, secured by various assets of Complete Wellness Centers, $375,000 of which evidenced term loans and $125,000 of which evidenced revolving loans made by Wexford and Imprimis to us. On August 31, 1999, we executed a Fourth Supplement to the Investment Agreement with Wexford and Imprimis, whereby we (i) converted $100,000 of the outstanding principal of the bridge notes to 2,000 newly issued shares of 8% Series B Senior Secured Cumulative Convertible Preferred Stock, and (ii) agreed to repay the remaining principal and accrued and unpaid interest by equal quarterly payments to Wexford and Imprimis during the period from January 1, 2000 to December 31, 2001 based on a four year amortization schedule.

     Additionally, the Board of Directors approved the establishment of a consultants stock option plan (the "1999 Consultants Stock Option Plan"). The Board made a grant of 237,500 options, from the 1999 Consultants Stock Option Plan, to purchase Common Stock in the Company at the intraday low trading price on March 9, 1999 or $1.25 to John Trevisan, a principal owner of Texas International Investment, Inc. Following the grant of such options, Mr. Trevisan exercised his options and shares were issued. The Company received $296,875 for the exercise of these options.

         On September 17, 1998, we entered into a consulting agreement with Structure Management, Inc., pursuant to which Structure Management agreed to provide consulting services related to our operations and financing, and pursuant to which we agreed to issue warrants to purchase 120,000 shares of our common stock at $2.00 per share to Structure Management. On March 4, 1999, we converted the warrants to options, granted under our 1999 Consultant's Stock Option Plan, to purchase 120,000 shares of our common stock at $2.00 per share. Structure Management subsequently exercised the options. Structure Management is controlled by Jeffrey J. Raymond, the brother of Joseph J. Raymond, Jr.

         On March 8, 1999, we entered into another consulting agreement with Structure Management, Inc. for the period ending on March 4, 2000. The agreement calls for Structure Management to support our corporate planning process by: (i) identifying and bringing to us opportunities which help meet our corporate objectives and our business plans; (ii) assessing our competitive position, whether financial, technology or operational; (iii) identifying suitable merger or acquisition candidates, perform appropriate due diligence and assist us in negotiations with those identified candidates; (iv) supporting our financial public relations efforts by reviewing and commenting on our financial reports and plans and identifying examples of outstanding financial reporting presentation in other industries; and (v) supporting our shareholder relations activity by reviewing and responding to shareholder communications and advise us as to selection of public relations counsel. As compensation, we have issued Jeffrey J. Raymond, as the controlling principal of Structure Management, options under our 1999 Consultants Stock Option Plan to purchase 117,500 shares of common stock at $1.25 per share. Mr. Jeffrey Raymond subsequently exercised the options.

         On August 24, 1999, as consideration for services provided by Structure Management in connection with a private placement of our common stock, we issued Structure Management options under our 1999 Consultants Stock Option Plan for an additional 125,000 shares of our common stock at $1.50 per share and paid Structure Management $50,000. Structure Management subsequently exercised the 125,000 options.

     On April 21, 1999 the Company's Board of Directors approved a plan to raise up to $1,000,000 through a private placement of the Company's Common Stock. The plan consisted of the issuance of up to 1,000,000 shares of the Company's Common Stock priced at $1.00 per share. Through June 30, 1999 the Company received $587,000 through the private placement of which $152,000 was used to cover costs of the offering. The offering was terminated on July 15, 1999.

     On June 30, 1999, the Company filed a registration statement on Form S-3 with the SEC to register 587,000 shares of its Common Stock issued in the private placement offering discussed above. On July 14, 1999, the SEC contacted the Company by letter and informed the Company that it did not intend to review the filing and invited the Company to request acceleration of the effectiveness of the filing. The Company amended the registration statement and filed the final amendment on August 4, 1999. On August 4, 1999, the Company made a formal request to the SEC for an acceleration of the effective date for the filing and such request was granted.

     On August 16, 1999, the Company filed a Form S-8 with the SEC to register the following numbers of shares under its respective stock option plans:

            1994 Stock Option Plan                                      400,000 shares
            1996 Stock Option Plan                                      400,000 shares
            1996 Restricted Stock Option Plan for
                        Health Care Professionals                       100,000 shares
            1998 Outside Directors Stock Option Plan                     50,000 shares

As of September 30, 1999, total options granted for shares to be issued under all plans were 396,624 of which 286,795 were exercisable.

     On August 24, 1999 the Company's Board of Directors approved a plan to raise up to $750,000 through a private placement of the Company's Common Stock. The plan consisted of the issuance of up to 750,000 shares of the Company's Common Stock priced at $1.00 per share. Through November 15, 1999 the Company received $481,000 through the private placement of which $50,000 was used to cover costs of the offering. Unless otherwise extended by the Company's Board, the private placement is scheduled to close December 15, 1999.

     On August 24, 1999 the Company's Board of Directors approved the conversion of $950,000 of debt into the Company's securities. Stratus Services Group converted their entire debt to the Company, which consisted of $750,000, into 500,000 shares of the Company's Common Stock. Joseph J. Raymond, Sr., a principal of Stratus Services Group, is the father of Mr. Joseph J. Raymond, Jr. , the Chairman and Chief Executive Officer of the Company. Imprimis Investors, LLC and Wexford Spectrum Investors, LLC converted $80,000 and $20,000 respectively, of their Senior Secured Debt into 1,600 and 400 shares respectively, of Senior Convertible Preferred Stock. RVR converted $100,000 of unsecured term notes into 2,000 shares of the Company's Junior Convertible Preferred Stock. Mr. Joseph J. Raymond, Jr. , the Chairman and Chief Executive Officer of the Company and Mr. Sergio R. Vallejo, the President and Chief Operating Officer of the Company are both principles of RVR Consulting Group. All the aforementioned conversions were completed by August 31, 1999. The shares of Junior Convertible Preferred Stock have the same rights as shares of Senior Convertible Preferred Stock, except that they are junior, or subordinate, to the Senior Convertible Preferred Stock.

     The Company changed its presentation of convertible preferred stock to reflect par value. Prior year amounts have been reclassified to reflect the above.

NOTE D - DISCONTINUANCE OF CERTAIN LINES OF BUSINESS

     On November 13, 1998, the Company's Board of Directors voted to sell, close and/or otherwise divest the operations of Complete Wellness Weight Management, Inc. ("CWWM"), one of its wholly owned subsidiaries. On April 21, 1999 the Company's Board of Directors approved a formal plan for CWWM to file for Chapter 7 bankruptcy proceedings. The Company filed the formal Chapter 7 documents on July 6, 1999 in Trenton, New Jersey. As of July 6, 1999, this subsidiary is no longer included in the Company's consolidated financial results. The Company's investment in this subsidiary was adjusted to reflect those liabilities that are guaranteed by the Company. The remaining liabilities of the subsidiary, approximately $3,852,000, were adjusted through changes to additional paid in capital of the Company in July 1999.

     On May 1, 1999, as a result of the failure to pay the minimum royalty fee of approximately $26,000 to the founding shareholders of Smokenders, the Company reached an agreement with those shareholders to transfer all licenses, patients, copyrights, trademarks, inventory and other assets back to them as of July 1, 1999 for no further consideration and a release of debt on the royalty fee due as well as the assumption of certain liabilities. The Company has included the results of operations of Smokenders through June 30, 1999 in its consolidated results from operations.

NOTE E - OTHER TRANSACTIONS

     On April 1, 1999, the Company reached a settlement with Haim Zitman. Mr. Zitman had sued the Company for breach of his employment agreement with CWWM, a subsidiary of the Company. Mr. Zitman was granted options to purchase 40,000 shares of the Company's Common Stock for $0.01 per share, valued at $80,000 in compensation expense, vested upon issuance, in full satisfaction of his claim. Mr. Zitman exercised options to purchase 27,625 shares and 12,375 shares in September 1999 and October 1999, respectively.

     On July 25, 1999, the Company's Board of Directors appointed Mr. Sergio R. Vallejo as President of the Company as a result of the resignation of Dr. Eric Kaplan from that position. Mr. Vallejo also serves as Chief Operating Officer and is a Board member. Dr. Kaplan remained a Board member until November 9, 1999, when the Board of Directors accepted his resignation.

         On July 14, 1999 we entered into a Separation and Release Agreement with Eric S. Kaplan, our former president and director, made effective as of July 21, 1999. In return and as consideration of Mr. Kaplan's resignation and release of Complete Wellness Centers from all employment claims or actions, we agreed to: (i) indemnify him for actions taken by Complete Wellness Centers or by him as an officer or director of Complete Wellness Centers; (ii) continue liability coverage for as long as the applicable statute of limitations of claims shall run; (iii) transfer $200,000 in market value of our common stock at a 5,000 shares per month rate to him through stock issuances or stock option grants; (iv) pay him attorney fees in the amount of $6,000; and (v) pay him the sum of $10,000 in cash. We accelerated the vesting of 10,000 options in September 1999. Subsequently, Dr. Kaplan exercised an aggregate of 30,000 these options, the value of which was recorded as compensation expense. Dr. Kaplan also exercised other unrelated previously vested options to purchase 16,660 shares at $0.60 per share of the Company's Common Stock in September 1999.

     On July 27, 1999 Mr. Frederick Simon resigned from the Company's Board of Directors. Mr. Simon is a Senior Vice President of Wexford Spectrum Investors, LLC, an owner of 108,483 shares of the Company's Senior Convertible Preferred Stock and through which the Company has a senior secured loan in the amount of $369,000 as of September 30, 1999.

     On August 31, 1999, the Company officially closed its Washington, D.C. office and moved its corporate headquarters to Winter Park, Florida. The Washington, D.C. office lease continues through March 2004, however, the Company has had several potential sub-tenants interested in the space. No further accrual has been established for costs associated with the closure of the office as the marketability and prospects for a sufficient and timely sub-tenant are present.

     The Company was named in a lawsuit filed in Sarasota, Florida in July 1997 by Jeffrey Friedlander, a medical doctor, for alleged back wages owed him by the Company for work he performed at an Integrated Medical Center in Florida. The case was tried by a jury in March 1999, and two judgments were entered against the Company for $147,292 in March, which includes $100,000 in punitive damages, followed by a subsequent judgment for related legal fees of $37,712. The
Company has a bond for $222,005 in place for the satisfaction of the judgments, which is backed by an irrevocable letter of credit for $111,002, against which the Company has pledged a certificate of deposit of $111,002. Even though the Company contests the jury finding and is in the process of appealing the decision, the full amount of the judgments has been accrued at September 30, 1999.

     On September 16, 1999, Mr. Donald Radcliffe was appointed to the Board of Directors.

     The Company has been formally contacted several times, most recently in August 1999, by the NASDAQ SmallCap Listing Qualifications Division for the purpose of deficiencies in the minimum listing requirements of the NASDAQ SmallCap Market. The Company formally responded to each inquiry and developed a formal plan and timeline through which such minimum requirement would be met. As of November 15, 1999, the Company had complied with the minimum listing requirements of The NASDAQ SmallCap Market to the best of its knowledge.

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Complete Wellness Centers, Inc.

      We have audited the accompanying consolidated balance sheet of Complete Wellness Centers, Inc. (the "Company"), as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Complete Wellness Centers, Inc. at December 31, 1998 and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                     /s/  Amper, Politziner & Mattia P.A.

Edison, NJ
March 31, 1999

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Complete Wellness Centers, Inc.

      We have audited the accompanying consolidated balance sheets of Complete Wellness Centers, Inc. (the "Company"), as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Complete Wellness Centers, Inc. at December 31, 1997 and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                              /s/  Ernst and Young, LLP

Washington, DC
March 31, 1998

   COMPLETE WELLNESS CENTERS, INC.

        CONSOLIDATED BALANCE SHEETS

                                                                                 YEAR ENDED         YEAR ENDED
                                                                                 DECEMBER 31,       DECEMBER 31,
                                                                                    1997                1998
                                                                               -----------------   --------------
   ASSETS

   Current Assets:
     Cash and cash equivalents                                                         $804,924           $444,963
     Patient receivables, net of allowance for doubtful accounts
          of  $3,825,708 and $6,255,238                                               2,758,841          5,766,369
     Inventory                                                                           39,483             53,405
     Prepaid expenses                                                                    42,882              9,661
     Other assets                                                                       394,854             49,774
                                                                               -----------------   ----------------
   Total current assets                                                               4,040,984          6,324,172
   Furniture and equipment, net                                                         504,215            369,583
   Deposits                                                                             150,000             31,983
                                                                               -----------------   ----------------
   Total assets                                                                      $4,695,199         $6,725,738
                                                                               =================   ================

   LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

   Current liabilities:
     Accounts payable and accrued expenses                                           $1,156,865         $6,693,321
     Accrued management fees                                                          3,117,135          4,020,288
     Accrued interest                                                                     8,298                  0
     Advances from affiliates                                                           154,976                  0
     Notes payable - current                                                             45,433                  0
                                                                               -----------------   ----------------
   Total current liabilities                                                          4,482,707         10,713,609
   Convertible note payable                                                              25,000                  0
   Notes payable                                                                        500,000            392,000
   Minority interest                                                                      7,179                  0
   Stockholders' equity/(deficit):
     Common Stock, $.0001665 par value per share, 10,000,000 shares authorized, 2,183,598 shares and 2,457,968 shares issued and
        outstanding at December 31, 1997 and 1998, respectively                             363                409
     Senior Convertible Preferred Stock, $.01 par value per share,
       8% cumulative, 109,686 shares currently issued and outstanding                         0          5,016,620
     Additional capital                                                               5,044,365          6,119,833
     Accumulated deficit                                                            (5,364,415)       (15,516,733)
                                                                               -----------------   ----------------
   Total stockholders' equity/(deficit)                                               (319,687)        (4,379,871)
                                                                               -----------------   ----------------
   Total liabilities and stockholders' deficit                                       $4,695,199         $6,725,738
                                                                               =================   ================


See accompanying notes.

   COMPLETE WELLNESS CENTERS, INC.

        CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      YEAR ENDED            YEAR ENDED
                                                                      DECEMBER 31, 1997     DECEMBER 31, 1998
                                                                      -----------------     -------------------
   Operating revenue:
     Patient revenue                                                        $8,846,772             $17,132,388
     Weight management centers                                                       0               6,573,931
     Other income                                                              163,642                 455,500
                                                                      -----------------     -------------------
   Total operating revenue                                                   9,010,414              24,161,819
   Direct expenses:
     Salary and consulting costs                                             2,886,184               7,066,208
     Management fees                                                         3,850,112               8,641,067
     Cost of revenues                                                            3,540               2,450,577
     Rent                                                                      131,292               5,140,929
     Advertising and marketing                                                  76,774                 963,918
     Bad debt expense                                                        3,232,111               2,656,597
                                                                      -----------------     -------------------
   Total direct expenses                                                    10,180,013              26,919,296
   Network development cost                                                    317,682                 701,443
   General and administrative                                                2,700,987               6,066,240
   Depreciation and amortization                                                86,969                 209,882
                                                                      -----------------     -------------------
   Operating loss                                                          (4,275,237)             (9,735,042)
   Interest expense                                                           (31,041)                 (2,771)
   Interest income                                                              87,498                  62,616
   Minority interest                                                            42,347                   7,179
                                                                      -----------------     -------------------
   Net loss before income taxes                                            (4,176,433)             (9,668,018)
   Income taxes                                                                      0                       0
                                                                      -----------------     -------------------
   Net loss after income taxes                                            ($4,176,433)            ($9,668,018)
                                                                      =================     ===================

   Loss per share - basic                                                      ($1.98)                 ($4.41)

   Weighted average common shares - basic                                    2,113,096               2,301,332


   See accompanying notes.

COMPLETE WELNESS CENTERS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY/(DEFICIT)

                                           PREFERRED STOCK        COMMON STOCK
                                           -----------------      -------------------   ADDITIONAL  ACCUMULATED
                                           SHARES     AMOUNT      SHARES       AMOUNT   CAPITAL     DEFICIT           TOTAL
                                           ------     ------      ------       ------   -------     -------           -----
Balance at December 31, 1996                  1,350          $14      714,967     $119     $156,027     ($1,187,982)   ($1,031,822)
   Issuance of common stock                       0            0    1,000,000      167    4,687,205                0      4,687,372
   Conversion of preferred stock            (1,350)
      To common                                             (14)      145,800       24         (10)                0              0
   Exercise of stock options for shares of
      Complete Wellness Centers, Inc.
      Common stock                                0            0      146,498       24        4,371                0          4,395
   Exercise of common stock warrants of
      Complete Wellness Centers, Inc.
      Common stock                                0            0      176,333       29        5,261                0          5,290
   Recognition of the granting of below
      Market common stock                         0            0            0        0        4,511                0          4,511
  Recognition of the granting of below
      Market common stock warrants                0            0            0        0      187,000                0        187,000
   Net loss                                       0            0            0        0            0      (4,176,433)    (4,176,433)
                                           ----------------------------------------------------------------------------------------
Balance at December 31, 1997                      0           $0    2,183,598     $363   $5,044,365     ($5,364,415)     ($319,687)
   Issuance of common stock                       0            0       70,912       13      199,987                0        200,000
   Issuance of redeemable preferred stock   100,000    4,532,320            0        0            0                0      4,532,320
   Exercise of stock options for shares of
      Complete Wellness Centers, Inc.
      Common stock                                0            0       68,792       11        2,379                0          2,390
   Exercise of common stock warrants of
      Complete Wellness Centers, Inc.
      Common stock                                0            0       16,666        2           48                0             50
   Exercise of representative warrants to
      Purchase Complete Wellness Centers,
      Inc. warrants                               0            0            0        0        1,563                0          1,563
   Granted 100,000 shares of common
      Stock, grant price $3.75                    0            0      100,000       17      374,983                0        375,000
   Granted 8,000 shares of common stock,
      Grant price $2.50                           0            0        8,000        1       19,999                0         20,000
   Granted 10,000 shares of common stock,
      Grant price $3.875                          0            0       10,000        2       38,748                0         38,750
   Recognition of the granting of below
      Market common stock options                 0            0            0        0       80,633                0         80,633
   Recognition of the granting of below
      Market common stock warrants                0            0            0        0      357,128                0        357,128
   Dividends recorded on redeemable
      Preferred stock                         9,686      484,300            0        0            0        (484,300)              0
   Net loss                                       0            0            0        0            0      (9,668,018)    (9,668,018)
                                           ----------------------------------------------------------------------------------------
Balance at December 31, 1998                109,686   $5,016,620    2,457,968     $409   $6,119,833    ($15,516,733)   ($4,379,871)
                                           ========================================================================================




See accompanying notes.

COMPLETE WELLNESS CENTERS, INC.

     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           YEAR ENDED              YEAR ENDED
                                                                           DECEMBER 31, 1997       DECEMBER 31, 1998
                                                                           ---------------------   ------------------
OPERATING ACTIVITIES
Net loss                                                                           ($4,176,433)         ($9,668,018)
Adjustments to reconcile net loss to net cash
   used in operating activities:
   Minority interest                                                                   (42,347)              (7,179)
   Depreciation and amortization                                                         89,245              216,197
   Provision for bad debt                                                             3,232,111            2,656,597
   Provision for loss on long lived assets                                                    0               18,066
     Amortization of debt discount                                                        2,000                    0
    Recognition of compensatory granting non-qualified stock options                      4,511                    0
    Recognition of the granting of common stock warrants and options                    187,000              873,074
    Issuance of stock for LLC units                                                           0              200,000
    Changes in operating assets and liabilities:
      Accounts receivable                                                           (5,450,508)          (5,664,125)
      Advances to officers and other
          current assets                                                              (399,964)              327,420
      Deferred taxes                                                                    (8,241)                    0
      Accounts payable and other current liabilities                                  3,292,422            6,431,211
                                                                           ---------------------   ------------------
Net cash used in operating activities                                               (3,270,204)          (4,616,757)
INVESTING ACTIVITIES
Investment in Complete Wellness Weight Management                                     (150,000)                    0
Purchase of equipment                                                                 (370,680)             (99,631)
Investment in Smokenders                                                               (50,000)                    0
                                                                           ---------------------   ------------------
Net cash used in investing activities                                                 (570,680)             (99,631)
FINANCING ACTIVITIES
Proceeds from bridge notes and warrants                                                 500,000                    0
Repayment of notes                                                                            0            (178,333)
Payment of bridge loan                                                              (1,100,000)                    0
Stock issuance costs incurred                                                                 0            (467,680)
Proceeds from sale of preferred stock                                                         0            5,000,000
Proceeds from sale of common stock                                                    4,687,205                    0
Proceeds from notes payable                                                             200,409                    0
Investment of minority stockholders in CWIPA                                             50,000                    0
Exercise of warrants                                                                      5,290                   50
Exercise of stock options                                                                 4,395                2,390
                                                                           ---------------------   ------------------
Net cash provided by financing activities                                             4,347,299            4,356,427
                                                                           ---------------------   ------------------
Net increase in cash and cash equivalents                                               506,415            (359,961)
Cash and cash equivalents at beginning
     of year                                                                            298,509              804,924
                                                                           ---------------------   ------------------
Cash and cash equivalents at end of year                                               $804,924             $444,963
                                                                           =====================   ==================



See accompanying notes.

COMPLETE WELLNESS CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1998

1.    LIQUIDITY

      The consolidated financial statements of Complete Wellness Centers, Inc., (the "Company") have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the year ended December 31, 1998, the Company had recurring loss from operations of $9,668,018, negative working capital of $4,389,437 and a net capital deficiency of $4,379,871.

      It is the Company's intention to seek additional equity funding through a best efforts private placement, which is currently underway, and to seek a firm underwriting commitment for a secondary offering in the second half of 1999. The Company believes that through continued cost cutting efforts currently underway and its fund raising efforts as described above that sufficient working capital will be available for the operations of the Company for the next twelve months.

2.    ORGANIZATION AND PRESENTATION

      The Company was incorporated in Delaware in November 1994. The Company develops and operates integrated medical delivery systems with a goal of providing consumers with a comprehensive integrated wellness model of care. The current primary operations are integrated medical centers. The Company also operates a smoking cessation program and previously operated a medical billing company and a weight loss program, and is developing an integrated delivery network through out the United States.

Integrated Medical Center Model

      The Company's integrated medical centers are generally developed and operate under agreements whereby the Company will open new Integrated Medical Centers in the same location as chiropractors' existing chiropractic practices (the "Affiliated Practices"). The Integrated Medical Centers will employ a physician (the "MD") on a salaried basis to supervise the provision of health care services. Where permitted by state law, the Integrated Medical Centers will be wholly owned by the Company. In other jurisdictions, the Integrated Medical Centers will be wholly owned by a nominee MD and managed by the Company. The chiropractor will continue to operate his or her existing Affiliated Practice separately from the Integrated Medical Center. The Company will not acquire the Affiliated Practice, its patient base, or its tangible assets. In addition, no consideration will be paid to the chiropractor at inception of the arrangements. As of December 31, 1998 the Company had integrated 84 centers.

3.    SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

      The consolidated financial statements reflect the accounts of Complete Wellness Centers, Inc., which includes 28 wholly owned subsidiaries, and 56 managed Integrated Medical Centers, CWC, LLC, Complete Wellness Weight Management ("CWWM"), Complete Wellness Research Institute, Complete Wellness Education, Inc., Complete Billing Inc., and its majority owned subsidiaries, Complete Wellness Smoking Cessation, Inc. (88.23%), and Optimum Health Services (86.67%). Complete Wellness Weight Management ceased operations in December 1998, Optimum Health Services ("OHS") was sold to the management of OHS in November 1998 and Complete Billing ceased operations in August 1998. Operational activities through these dates are consolidated in the Company's applicable financial statements. Significant inter-company transactions have been eliminated. The financial statements of the integrated medical centers that are controlled but not directly owned by the Company are consolidated in the Company's financial statements in accordance with the FASB's Emerging Issues Task Force consensus 97-2 "Application of APB Opinion No, 16 and FASB Statement No. 94 to Medical Entities." The Company has recorded the net equity of any individuals holding a minority percentage as minority interest, if their original investments (basis) has not been previously eliminated.

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The more significant areas, requiring the use of management estimates, relate to allowance for uncollectible patient accounts receivable and accrued lease obligations. Actual results could differ from those estimates.

Cash and Equivalents

      The Company considers cash and cash equivalents to include currency on hand, demand deposits, and all highly liquid investments with a maturity of three months or less at the date of purchase.

Inventory

      Inventory is recorded at the lower of cost, using the average cost method or net realized value.

Furniture and Equipment

      Furniture and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method at rates intended to amortize the cost of the related assets over their estimated useful lives.

      Furniture and equipment of the Company are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount. The Company measures an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value of an asset is calculated as the present value of expected future cash flows.

Revenue

      Patient revenue from services is reported at the estimated realizable amounts from patients and third party payors for services rendered. Substantially all of the patient service revenue of the Integrated Medical Centers is paid by the patients and traditional commercial insurers. The Integrated Medical Centers do not currently have any HMO contracts.

      The Company's Integrated Medical Centers provide certain patient services at discounted rates based on the patients' demonstration of financial hardship and need for the services rendered. The amount of discount is based on the level of demonstrable hardship on a case by case basis. The Company and its Integrated Medical Centers are under no obligation to provide such services but do so as a community service. Patient revenues related to such services are recognized net of discounts allowed in the accompanying financial statements. The Company does not measure the level of such services provided.

Income Taxes

      Income taxes are provided using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases (i.e., temporary differences).

Stock-Based Compensation

      The Company grants stock options for a fixed number of shares to employees and certain consultants. The Company has elected to continue to account for stock-based compensation arrangements under APB Opinion No. 25 "Accounting for Stock Issued to Employees," and accordingly recognizes compensation expense for the stock option grants as the difference between the fair value and the exercise price at the grant date. The pro forma information required by FASB Statement No. 123, "Accounting for Stock-Based Compensation," which provides a fair-value-based method of accounting alternative to account for stock-based compensation issued to employees and consultants has been disclosed in Note 9.

       In addition, the SEC staff issued Staff Accounting Bulletin No. 98 ("SAB 98"), issued by the SEC staff in February 1998. SAB 98 requires that registrants in initial public offerings consider all potentially dilutive securities issued for nominal consideration outstanding for all periods. Under the previous SEC regulations in SAB 83, the Company considered all potentially dilutive securities issued within a twelve month period prior to the initial public offering date at a price below the initial public offering price as outstanding for all periods.

Fair Value of Financial Instruments

      Management has determined the estimated fair value of financial instruments using available market information and valuation methodologies. Cash equivalents, accounts receivable, accounts payable, notes payable and accrued liabilities and other current assets and liabilities are carried at amounts which reasonably approximate their fair values. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions or estimation methodologies may have an effect on the estimated fair value amounts.

Concentration of Cash Balances

      Periodically, the Company maintains cash balances in excess of the $100,000 insured by the Federal Deposit Insurance Corporation (FDIC).

Net Income Per Share

      Financial Accounting Standards Board Statement No. 128, Earnings Per Share, replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share exclude the dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. In addition, the SEC staff issued Staff Accounting Bulletin No. 98 ("SAB 98"), in February 1998. SAB 98 requires that registrants consider all potentially dilutive securities issued for nominal consideration outstanding for all periods. Under the previous SEC regulations in SAB 83, the Company considered all potentially dilutive securities issued within a twelve month period prior to the initial public offering date at a price below the initial public offering price as outstanding for all periods. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the Statement 128 and SAB 98 requirements. The effect on weighted average shares outstanding of securities that could potentially dilute basic earnings per share in the future were not included in the computation of diluted earnings per share because to do so would have been antidilutive for the periods presented.

New Accounting Pronouncements

      In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". Statement No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivative as either assets or liabilities and measure them at fair value. Under certain circumstances, the gains or losses from derivatives may be offset against those from the items the derivatives hedge against. The Company will adopt SFAS No. 133 in the year ending December 31, 1999.

Reclassifications

      Certain reclassifications have been made to conform prior year amounts to the current year presentation.

4.    ACQUISITIONS/DISPOSALS

Acquired Medical Centers

      In June 1997, CWC, LLC acquired the assets of Complete Wellness Medical Center of Paula Drive, Inc., one of its affiliated Integrated Medical Centers, in exchange for forgiveness of $35,000 of debt and all the assets of the clinic Complete Wellness Medical Center of Dunedin.

Smokenders

      On July 31, 1997, a subsidiary of the Company acquired substantially all of the assets of a smoking cessation program owned by the Oxford Health Plan (Smokenders) for $50,000. The operating results of Smokenders have been reflected in the accompanying financial statements since acquisition. The acquisition is subject to two royalty arrangements, a 5% royalty on gross revenues for a 10 year period to Oxford Health Plan and 12.4% of revenues with a minimum of $26,000 to the founders of Smokenders. At the same time, the CEO of Smokenders, who is also a Director of the Company, acquired an 11.77% minority interest in Smokenders from the Company in return for a $22,000 promissory note bearing interest at 8%, due September 30, 2000. The transaction was accounted for as a purchase. The net purchase price has been allocated for accounting purposes to the assets acquired, primarily the inventory of printed materials.

      On June 1, 1998, the Company amended certain agreements with its Complete Wellness Smoking Cessation, Inc. ("Smokenders") subsidiary. During September 1998, the Company contributed to Smokenders $23,000 as additional capital and $75,000 in return for a secured note bearing interest at 12%, payable on or before September 30, 1999. Additionally, the Company eliminated $22,000 of promissory notes due from the CEO of Smokenders, as part of the original shareholder agreement. On September 15, 1998, the CEO resigned his position however, he remains a Board Member of the Company. The Company also agreed to grant the managers of Smokenders up to an additional 3,000 options to purchase Smokenders stock, 1,500 of which vested at the grant date and 1,500 of which are subject to time vesting schedules through August 1, 1999. All options are exercisable for 5 year periods, contain anti-dilution provisions, and are not exercisable until January 1, 2000, except under certain circumstances. The exercise of these options will result in the managers having 35% of the outstanding shares of Common Stock and the Company having 65% of the outstanding shares of Common Stock of Smokenders. All shares are non-public restricted securities exempt from regulation requirements of the Securities Act of 1933 as amended. The shareholders of Smokenders have certain put and call options as well as non-mandatory repurchase options and liquidation requirements in the event selling shareholders are not able to obtain buyers for their stock.

Nutri/Systems

      On January 31, 1998, CWWM completed the acquisition of 56 weight loss treatment centers from Nutri/System, L.P. The centers marketed, in a retail setting, food, medically supervised weight loss programs and nutritional supplements. The purchase price of the centers included $150,000 in cash and the assumption of certain lease liabilities and other acquisition costs of approximately $700,000. The transaction was accounted for as a purchase. The purchase price, including acquisition costs has been allocated for accounting purposes to the assets acquired, primarily food inventory.

      On November 13, 1998, the Company's Board of Directors voted to exit the operations of CWWM. The Company does anticipate continuing to offer the Nutri/System weight loss program through its Integrated Medical Centers and Internet web site. CWWM commenced operations on February 1, 1998 and realized losses from operations of approximately $5,974,000 on revenues of approximately $6,573,000 for the period ended December 31, 1998. The costs to exit this activity are estimated to be approximately $3,355,000.

Complete Wellness Centers, LLC

      On May 29, 1998 the Company, by unanimous consent of the Board of Directors, agreed to purchase all of the outstanding units of Complete Wellness Centers, LLC ("CWC,LLC"), a Delaware limited liability company, of which the Company has a 1% equity interest and irrevocable proxies from a majority of interest holders in the LLC. The acquisition was accomplished by the issuance of 77,821 shares of Common Stock (of which 70,912 were issued in 1998) valued at $200,000, based upon the average closing bid price of the Company's Common Stock for the thirty (30) trading days prior to June 1, 1998. Such shares are subject to SEC Rule 144, but shall have piggyback registration rights. Former and current employees, directors, and immediate relatives of management, owning 37.6% of the LLC's equity received a discount to 26.32% of the $200,000 valuation of the LLC; the remaining investors received the balance of the valuation on a pro rata basis in accordance with their respective investments. The amount was expensed during 1998.

Accident and Industrial Injury Associates (See Note 15 - Subsequent Events, Regarding the Board's Decision to Rescind this Transaction)

      In July 1998, the Company purchased Accident and Industrial Injury Associates ("AIIA"), a chiropractic preferred provider network of approximately 2,700 providers located throughout the United States in exchange for warrants to purchase 20,000 shares of its common stock for $3.31 per share which expire in 5 years and contain certain piggyback registration rights. The Company accounted for this transaction under the purchase method. The primary assets acquired were members of the network and databases related to the operations thereof. The Company contemporaneously sold 30% of its interest in AIIA to its 86.67% owned subsidiary, Optimum Health Services, Inc. ("OHS") in exchange for a $12,000 note bearing interest at 6.1% per annum, due January 31, 2000. OHS will manage the network on behalf of the Company and receive an additional 20% interest in AIIA over three years as compensation for such services. The Company has committed to fund the initial working capital requirements of AIIA, up to approximately $10,000, after which, the Company and OHS will fund all future working capital requirements equally.

      As a result of a revised spin off plan with OHS, as amended on November 3,1998, the Company agreed to sell OHS an additional 25% of AIIA for an additional $6,000 note bearing interest at 6.1% pre annum. The amended agreement established the new company, Optimum Preferred Provider Organization ("OPPO"), with is owned initially as to 55% OHS and 45% to the Company. OHS was to manage the network and will receive an additional 20% interest in OPPO over three years as compensation for such services at which time OHS will own 75% of OPPO.

Complete Billing, Inc.

      On July 7, 1998, the Company committed to a formal plan to exit the operations of Complete Billing, Inc. ("CBI") one of its wholly owned subsidiaries. The Company ceased CBI's operations on August 15, 1998 and converted all billing performed by CBI back to the respective medical clinics that were CBI's clients. The Company does not expect to incur any further expenses as a result of closing CBI.

      CBI initiated operations in May 1997. During the year ended December 31, 1997, CBI had losses from operations of approximately $9,600 on revenues of approximately $84,000. For the period ended December 31, 1998, CBI had losses from operations of approximately $75,000 on revenues of approximately $91,000.

Optimum Health Services, Inc.

      The Company's formal plan to divest its 86.67% interest in OHS, as amended on November 3, 1998 was to spin-off the Company's interest in OHS to the management of OHS. Under the plan, the Company converted its investment in OHS into 266,736 OHS ten-year warrants at an exercise price of $0.01 per share. The warrants can not be exercised prior to one year and not in an amount at any time such that the Company's ownership of OHS's common stock would be greater than 49% of the total OHS common stock outstanding. The current value recorded by the Company in relation to the 266,736 OHS warrants is zero.

      OHS initiated operations in May 1997. During the year ended December 31, 1997, OHS had losses from operations of approximately $318,000 with no revenues. For the eleven months ended November 30, 1998, OHS had losses from operations of approximately $701,000 with approximately $19,000 in revenues.

5.    ALLOWANCE FOR DOUBTFUL ACCOUNTS

      Details of the allowance for doubtful accounts receivable are as follows:


                                                                                    December 31,
                                                                                    1997                   1998
                                                                                    ----                   ----
Beginning Balance                                                                   $143,422               $3,825,708
Bad debt expense                                                                    3,232,111              2,656,597
Provision for third party allowances and adjustments                                450,175                --
Recoveries                                                                          --                     (227,067)
                                                                                    -----------------------------------------
Ending Balance                                                                      $3,825,708             $6,255,238
                                                                                    =========================================


  6.   FURNITURE AND EQUIPMENT

       Furniture and equipment consists of the following:


                                                                           December 31,
                                                                           1997                    1998
                                                                           ----                    ----
Furniture and Equipment (5 year life)                                      $638,084                $706,208
Less Accumulated Depreciation and Amortization                             (133,869)               (336,625)
                                                                           ---------------------------------------
                                                                           $504,215                $369,583
                                                                           =======================================


7.     DEBT

Note Payable

            The Company, entered into a financing agreement, with Wexford Spectrum Investors, LLC and Imprimis Investors, LLC. The agreement provides a $350,000 revolving line of credit and an acquisition financing of $125,000. At December 31, 1998 the Company had used the entire line of credit $350,000 and $42,000 of the clinic acquisition financing commitment. The note accrues interest at 12% per annum and is payable in full on March 31, 2000.

1997 Bridge Note

      The Company, as part of new financing (See Note 9 - Stockholders Equity), received $500,000 as a Bridge Loan on December 19, 1997. This note bears interest at 12% and was converted into Preferred Stock on January 23, 1998. The note, along with an additional investment of $4,500,000 was converted into 100,000 shares of 12% convertible Preferred Stock.

8.    INCOME TAXES

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities recognized as of December 31, 1997 and 1998 are presented below:


                                                                                                 December 31,
                                                                                                    1997                    1998
                                                                                                    ----                    ----
Deferred tax assets:
           Start-up costs                                                                           $10,138                 $21,000
           Nonqualified stock options                                                                11,448                 314,000
           Bad debt expense                                                                         388,168               2,252,000
           Operating loss carryforward                                                            1,174,844               1,090,000
           Accrued exit of activity costs                                                                 -                 880,000
                                                                                  --------------------------------------------------
                      Total deferred tax assets                                                   1,584,598               4,557,000
Less valuation allowance                                                                        (1,579,770)             (4,546,000)
                                                                                  --------------------------------------------------
Net Deferred tax assets                                                                               4,828                  11,000
                                                                                  --------------------------------------------------
Deferred tax liabilities:

           Depreciation                                                                             (4,828)                (11,000)
                                                                                  --------------------------------------------------
Total deferred tax liabilities                                                                      (4,828)                (11,000)
                                                                                  --------------------------------------------------
Net deferred tax amount                                                                                  $0                      $0
                                                                                  ==================================================

      The Company files a consolidated federal tax return with its wholly owned subsidiaries. At December 31, 1998, the Company had net operating loss carryforwards for income tax purposes of approximately $6,820,000 which expire between 2010 and 2011. Utilization of net operating loss carryforwards may be significantly limited, based on changes in the Company's ownership. The use of substantially all of the combined net operating loss carryforwards of CWC, LLC will be limited to offset future taxable income of each separate subsidiary in proportion to their share of the tax losses generated to date. In addition, these carryforwards may be significantly limited under the Internal Revenue Code as a result of ownership changes resulting from the Company's redeemable convertible Preferred Stock financing and other equity offerings.

      The Company has a cumulative pretax loss for financial reporting purposes. Recognition of deferred tax assets will require generation of future taxable income. There can be no assurance that the Company will generate earnings in future years. Therefore, the Company established a valuation allowance on deferred tax assets of approximately $1,580,000 and $4,546,000 as of December 31, 1997 and 1998, respectively.

      Significant components of the provision for income taxes are as follows for the years ended:


                                                                                December 31,
                                                                                1997                1998
                                                                                ----                ----
Current:

           Federal                                                               $0                  $0
           State                                                                 0                   0
                                                                                 --------------------------------------------
Total Current                                                                    0                   0

Deferred:

           Federal                                                               (928,516)           (2,453,000)
           State                                                                 (193,662)           (513,000)
           Increase in valuation allowance                                       1,122,178           2,966,000
                                                                                 --------------------------------------------
Total deferred                                                                   0                   0
                                                                                 --------------------------------------------
Total provision for income taxes                                                 $0                  $0
                                                                                 ============================================

      The effective tax rate on income before income taxes varies from the statutory federal income tax rate for the years ended December 31, 1998 and 1997 as follows:


                                                             December 31,
                                                             1997                 1998
                                                             ----                 ----
Statutory rate                                               (34%)                (34%)
State taxes, net                                             (3%)                 (3%)
Other differences, net                                       1%                   1%
Valuation allowance                                          36%                  36%
                                                             -----------------------------------------
                                                             0%                   0%
                                                             =========================================

9.    STOCKHOLDERS' EQUITY

Initial Public Offering

      On February 24, 1997, the Company closed on its Initial Public Offering. At this time, 1 million shares of Common Stock, par value $0.0001665, and 1 million redeemable common stock purchase warrants were sold on a public market for $6.00 per share and $0.10 per warrant, respectively. Net proceeds to the Company after expenses of the Offering were $4,965,000. In conjunction with the offering, all of the Series A (at that time) Preferred Stock then outstanding was converted into 145,800 shares of Common Stock and the Company repaid the principal plus accrued interest relating to the 1996 Bridge Financing Notes.

Warrants

      The Company issued one warrant for each common share sold in connection with its initial public offering. The warrants are exercisable at any time commencing August 19, 1997 until February 18, 2002 at $7.20 per share. The warrants are subject to adjustment in accordance with the certain anti-dilution commitments and other provisions. Sale of Senior Convertible Preferred Stock

      The Senior Redeemable Preferred Stock was issued to two investment groups (the "investors") pursuant to the terms of the investment agreement dated January 23, 1998 and amended July 2, 1998. The offering consisted of a $500,000 13% Bridge Loan (the "Bridge Loan") received by the Company on December 16, 1997, a $1,000,000 Senior Redeemable Preferred Stock purchase by the Investors on January 17, 1998, of which $500,000 was used to retire the Bridge Loan and a $4,000,000 Senior Redeemable Preferred Stock purchase by the Investors on January 23, 1998. On July 2, 1998, the Senior Redeemable Preferred Stock was exchanged for Senior Convertible Preferred Stock.

      The cost of the offering to the Company, approximately $468,000, was paid out of the proceeds of the Senior Redeemable Preferred Stock offering.

The significant provisions of the for Senior Convertible Preferred Stock are as follows:

(I)    The Senior Convertible Preferred Stock accrues dividends at 8% per annum if paid in cash and 10% per annum if paid in the form of additional Senior Convertible Preferred Stock. Dividends are payable quarterly. Dividends in the form of additional Senior Convertible Preferred Stock were paid March 31, 1998, June 30, 1998, September 30, 1998 and December 31, 1998.
(II)   The Senior Convertible Preferred Stock's liquidation preference is calculated as $50 per share plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid to the date of final distribution.
(III)  Conversion of the Senior Convertible Preferred Stock is based on the liquidation preference divided by the lower of $1.75 or 75% of the current market price per share of the Company's Common Stock on the trading day immediately prior to the conversion date, subject to certain anti-dilution provisions. Conversion of the Senior Convertible Preferred Stock, at the option of the Investors, can occur at any time on or after January 3, 1999 or, if the Company is unable to obtain a shareholder approval to increase its authorized shares of Common Stock to 50,000,000 from 10,000,000 shares, at any time after August 31, 1998 (shareholder approval was obtained on August 11, 1998).
(IV)   The Senior Convertible Preferred Stock is redeemable, at the Company's option, in whole but not in part, from July 2, 1998 through January 3, 1999 at the liquidation preference, except that the dividend rate shall be 12% per annum.
(V)    Warrants issued to the Investors in connection with the Senior Redeemable
            Preferred Stock were returned to the Company and canceled.
(VI)   The Company issued 100,000 fully paid for and non-assessable shares of the Company's Common Stock to the Investors. All common stock issued or issuable to the Investors upon conversion of the Senior Convertible Preferred Stock contain certain demand registration rights, the Company will bear the costs associated with the registrations if any.

10.   STOCK OPTION  PLAN

      The Company has stock option plans providing for the grant of incentive and non-qualified stock options to employees, directors, consultants and advisors. Pursuant to the Plans, 950,000 shares of Common Stock have been reserved for issuance. At December 31, 1998 the following options have been granted:


                        Number of Options/          Exercisable at
Date of Grant           Warrants Granted            12/31/98             Exercise Price         Fair Value
-------------           ----------------            --------             --------------         ----------

Employee Options:
----------------
December 1, 1995                      36,667                    0                $0.0300               $0.0100
January 1, 1996                       56,667                    0                $0.0300               $0.0300
March 1, 1996                         40,000               13,333                $0.0300               $0.0400
March 18, 1996                         1,500                    0                $0.0300               $0.0400
April 1, 1996                        116,667                    0                $0.0300               $0.0400
May 30, 1996                           1,000                    0                $0.0300               $0.0500
June 14, 1996                          1,000                    0                $0.0300               $0.0600
June 15, 1996                          1,000                    0                $0.0300               $0.0600
August 26, 1996                       46,667               16,660                $0.0600               $0.0600
September 23, 1996                     5,000                3,333                $4.5000               $0.0600
April 6, 1997                        157,000              142,198                $3.3750               $0.8433
July 25, 1997                         89,733               30,284                $4.3750               $1.0932
July 28, 1997                         32,510                7,922                $4.8125               $1.2025
August 6, 1997                         7,500                3,750                $3.7500               $0.9370
January 6, 1998                        9,500                4,750                $2.2500               $1.2111
February 17, 1998                      7,000                2,335                $2.5625               $1.3793
March 30, 1998                         5,000                5,000                $2.5000               $1.3457
April 13, 1998                        15,000                    0                $2.2500               $1.2111
May 26, 1998                          22,500               11,250                $2.8125               $1.5139
June 16, 1998                         10,000                    0                $3.3750               $1.8166
July 2, 1998                          79,237                    0                $3.0300               $1.6309
July 6, 1998                          10,000                    0                $3.0300               $1.6309
August 24, 1998                        3,000                    0                $3.0000               $1.6148
September 2, 1998                     16,500                6,750                $2.8750               $1.5475
November 3, 1998                      10,500                    0                $4.2500               $2.2876
November 13, 1998                      4,000                    0                $4.3130               $2.3215

Non-Employee Options:
---------------------
December 1, 1995                       4,333                    0                $0.0300               $0.0040
January 19, 1996                      23,333                    0                $0.0300               $0.0100
January 31, 1996                      50,000               35,000                $0.0300               $0.0100
May 1, 1996                           13,332               10,666                $0.0300               $0.0300
July 1, 1996                           5,000                5,000                $0.6000               $0.0200
September 12, 1996                    16,667               11,111                $4.5000               $0.4800
September 26, 1996                     6,667                6,667                $4.5000               $0.4800
November 1, 1996                      11,000                3,667                $4.5000               $0.4800
February 24, 1997                      8,000                5,333                $6.0000               $1.4992
March 28, 1997                        10,000               10,000                $3.7500               $0.9370
April 29, 1997                        15,000                4,000                $3.3800               $0.8445
May 15, 1997                           2,000                    0                $3.3750               $0.8433
May 16, 1997                          15,000                    0                $3.3750               $0.8433
July 25, 1997                         18,600                8,799                $4.3750               $1.0932
July 28, 1997                         17,490                8,744                $4.8125               $1.2025
July 2, 1998                          12,753                    0                $3.0300               $1.6309
August 1, 1998                         7,500                3,750                $3.0625               $1.6484

      Options generally vest 33 1/3% each year beginning on the anniversary of the grant date. During 1997, 3,333 of the 1996 incentive options were forfeited and 20,000 of the non-qualified options were forfeited. During 1998, 74,980 of the 1996, 20,000 of the 1997 and 25,000 of the 1998 granted incentive options were forfeited and 0 of the 1996, 17000 of the 1997 and 0 of the 1998 non-qualified options were forfeited. The weighted average remaining contractual life of the options outstanding at December 31, 1998 is 3.63 years. The weighted average price of exercisable options at December 31, 1998 was $2.94.

      The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related Interpretations in accounting for its employee stock option because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25's intrinsic value method, compensation expense is determined on the measurement date, that is the first date on which both the number of shares the employee is entitled to receive and the exercise price, if any, are known. Compensation expense is measured based on the award's intrinsic value of the excess of the market price of the stock over the exercise price on the measurement date. The Company has recorded $462 and $80,633 of compensation expense and $4,049 and $0 of consulting expense related to stock options granted below market value as of December 31, 1997 and 1998, respectively. Additionally, the Company has recorded consulting expense of $187,000 and $357,128 as of December 31, 1997 and 1998, respectively as a result of the granting of Common Stock warrants during the years then ended.

      Had compensation costs for the Company's stock option plan been determined based on the fair value at the date of grant for the awards in 1998 consistent with the provisions of SFAS 123, the Company's net loss and loss per share-diluted would have been as indicated below:

                                                                  1997                        1998
                                                                  ----                        ----
Net loss - as reported                                    ($4,176,433)                ($9,668,018)
Net loss - pro forma                                      ($4,314,674)                ($9,698,389)
Loss per share - as reported                                   ($1.98)                     ($4.41)
Loss per share - pro forma                                     ($2.04)                     ($4.43)

      For the purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period.

      The fair value of each option grant is estimated on the date of grant using the "Black Scholes" option-pricing model with the following weighted-average assumptions for 1998 and 1997: risk free interest of 5.75%; expected life of the option of 5 years; and a zero dividend yield; volatility
 .55. The weighted average fair value of options granted during 1998 and 1997 was $1.60 and $0.96, respectively.

      Option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

11.   LEASE ARRANGEMENTS

      The Company leases its corporate office space in Washington DC for use as its corporate offices. The space consists of approximately 9000 square feet at a cost of $10,000 per month. It is the Company's intention to use approximately 3000 square feet of the space and sublet the remainder. In January 1999, the Company sublet approximately 2,500 square feet for $2,750 per month. The Company's agreement is for seven years and any sublet of the Company's space will be for seven years.

      The Company leases approximately 2,000 square feet of office space in West Palm Beach, FL for Complete Wellness Medical Centers, Inc. The lease is on a month to month basis and costs approximately $2,100 per month. The Company's weight loss subsidiary surrendered a lease on its administrative office space in Trevose, PA in December 1998.

      The Company leases substantially all its equipment including furniture, fixtures and computers under various operating leases at a cost of approximately $8,000 per month. The following table sets forth the Company's lease obligations for each of the next five years and a lump sum balance for the remainder of all the leases as of December 31, 1998:

1999                                                              $241,000
2000                                                              220,000
2001                                                              250,000
2002                                                              261,000
2003                                                              261,000
Thereafter                                                        165,000
                                                                  -----------------------
Total Minimum Obligations                                         $1,398,000


      The Company's weight loss subsidiary has lease arrangements with landlords at each of its clinic locations. At December 31, 1998 the majority of the leases were either in default or the subsidiary had judgments rendered against it for delinquent lease payments. All weight loss center leases have been surrendered to the respective landlords. The Company is endeavoring to settle all outstanding amounts on a case by case basis. At December 31, 1998 the Company had a provision for these lease obligations of approximately $2,400,000.

12.   NET LOSS PER COMMON SHARE

      The following table sets forth the computation of basic loss per share:


                                                                 1997                          1998
                                                                 ----                          ----
Weighted average common shares Outstanding                       1,703,808                     1,892,045
Shares issued for nominal consideration
           Prior to the Initial Public Offering                  409,287                       409,287
                                                                 --------------------------    --------------------------
                                                                 2,113,095                     2,301,332
Loss allocable to common shareholders                            ($4,176,433)                  ($9,668,018)
Basic loss per share                                             ($1.98)                       ($4.41)

      During 1997 and 1998 options and warrants to purchase 306,107 and 249,558 of the Company's common stock, whose exercise price exceeded that of the average market price during the year were excluded from the above calculation because of the anti-dilutive effect their inclusion would have on loss per share.

13.   RELATED PARTY

      In August 1996, the Company entered into a consulting agreement with J.E.M, Inc. (JEM), the sole stockholders of which are Dr. Kaplan, the Company's President and Chief Operating Officer, and his wife. Under the terms of the consulting agreement, JEM agreed to provide advice and assistance to the Company in connection with identifying and affiliating with chiropractors and their existing chiropractic practices and identifying, acquiring, and/or managing businesses engaged in providing services ancillary to those provided by Integrated Medical Centers. The Company agreed to pay JEM $6,000 per month for its services. The consulting agreement expires in August 1999 and may be terminated sooner by mutual agreement of the parties, by the Company for "cause," defined as a violation by JEM of any material provision of the consulting agreement not remedied within 30 days after notification or JEM's conviction of a felony, upon termination of the employment agreement between Dr. Kaplan and the Company, or by JEM's failure to meet certain performance goals. (See Note 15 - Subsequent Events)

      In January 1998, the Company entered in an agreement with Stratus Services, Inc ("Stratus"), an employee leasing and payroll company for the term of one year, which is annually renewable. Under the terms of the agreement, Stratus will provide the Company with leased employees and payroll services at all the Company's locations, both at the parent and subsidiary levels. Two of the principles of Stratus are Joe Raymond, Sr. and Jeff Raymond, who are the father and brother respectively of Joseph J. Raymond, Jr. The Company believes that the services provided by Stratus are at least as favorably priced as any other company providing such services which the Company may contract with. (See
Note 15 - Subsequent Events)

      In August 1998 the Company entered into a consulting agreement with RVR Consulting, Inc. ("RVR") for the term of August 1, 1998 through July 31, 1999. The Company agreed to pay RVR $7,000 per month plus expenses to help the Company identify problem areas in its operations and provide subsequent solutions. Two of the principles of RVR are Joseph J. Raymond, Jr. and Sergio
R. Vallejo, who are also members of the Company's Board of Directors. (See Note 15 - Subsequent Events)

14.   CONTINGENCIES

Federal Investigation

      Revenues from all Federal programs accounted for approximately 3% and 5%, respectively, of the Company's net patient service revenues for the year ended December 31, 1997 and 1998. Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. In November 1997 federal agents served search warrants and subpoenas on the Company and four of its subsidiaries and affiliates. Company records and files were seized. If the government review finds wrongdoing, the Company would be subject to significant regulatory action including fines, penalties, and possible exclusion from the Medicare and Medicaid programs. Any such action would be material to the financial position of the Company and could have a materially adverse effect on the results of operations and cash flows of the Company. The Company is not currently aware of any pending or threatened allegations of potential wrongdoing as a result of the investigation. Further, the Company believes that it is substantially in compliance with all applicable laws and regulations.

Professional Liability

      The Company has obtained an insurance policy that, subject to certain conditions, provides both it and its subsidiaries medical malpractice insurance and managed care errors and omissions insurance retroactive to the Integration Dates of the Company's current Integrated Medical Centers and, one former Integrated Medical Center. The policy provides coverage for $1,000,000 per claim per Integrated Medical Center, subject to an aggregated limit of $3,000,000 per Integrated Medical and Weight Loss Centers per year. The policy will also cover the Company with respect to Integrated Medical Centers as they are opened. There is no deductible under the policy.

      The foregoing policy is a "claims made" policy. Thus, it provides coverage for covered claims made during the policy's term but not for losses occurring during the policy's term for which a claim is made subsequent to the expiration of the term. Based on experience to date of the medical professionals employed, it is believed that potential losses on any claims incurred but not reported would not be material to the Company's financial position.

Consulting Agreements

      The Company has a consulting agreement (the Kats Agreement) with Kats Management, LLC (Kats Management), a company that has represented to the Company that it provides management and consulting services to over 600 chiropractic clinics. Under the Kats Agreement, Kats Management agreed to advise and assist the Company in (i) identifying and negotiating with chiropractors and their existing chiropractic practices with which the Company might affiliate for the purpose of developing additional Integrated Medical Centers and (ii) developing Integrated Medical Centers. The Company agreed to pay Kats Management for each agreement entered into by the Company with a chiropractor identified by Kats Management (i) a commission equal to 5% of the Company's integration fee under such agreement during the initial term of the agreement and (ii) a fixed fee not to exceed $350. In addition, the Company granted Kats Management, subject to a vesting schedule, non-qualified options to purchase 11,000 shares of Common Stock under the Company's 1994 Stock Option Plan and paid Kats Management a $100,000 bonus in 1997.

      In August 1998 the Company entered into a consulting agreement with RVR Consulting, Inc. ("RVR") for a term of August 1, 1998 through July 31, 1999. The Company agreed to pay RVR $7,000 per month plus expenses to help the Company identify problem areas in its operations and provide subsequent solutions. Two of the principles of RVR are Joseph J. Raymond, Jr. and Sergio
R. Vallejo, who are also members of the Company's Board of Directors. (See Note 15 - Subsequent Events)

Integrated Medical Centers

      During the first quarter of 1999, the Company was managing an additional 7 Integrated Medical Centers and had signed contracts with Affiliated Chiropractors to develop 16 additional Integrated Medical Centers. The Company estimates the cost of fully integrating these new clinics to be approximately $15,000 per clinic.

Continued Listing on the Nasdaq SmallCap Market

      The Company's Shares and Warrants are listed on the Nasdaq SmallCap Market and the Company must meet certain requirements in order to maintain this listing. The requirements for continued listing include satisfying one of the following conditions: (a) net tangible assets of at least $2,000,000 (b) market capitalization of at least $35,000,000 or (c) net income of at least $500,000 in the most recent fiscal year or in two of the last three fiscal years. The Company has provided Nasdaq with details of its plan to increase its net tangible assets to the threshold level and is in the process of executing that plan. Implementation of the plan, however, has not been accomplished within the timeframe originally envisioned. The Company has asked Nasdaq for an extension. There can be no assurance that Nasdaq will grant the Company's request for an extension and allow the Company's shares to remain listed while it works to achieve compliance. Consequently, the Company's shares could be delisted from the Nasdaq SmallCap Market at any time. In the event that the Company's shares are delisted from the Nasdaq SmallCap Market, they could continue to trade on the Nasdaq "Bulletin Board".

Year 2000 Issue

      The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's operational equipment or internal computer software that have time-sensitive programs may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruption of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. Similar failures in the Company's medical clinics could result in an impairment of revenue recognition due to significant future obligations, impairment of future services provided by the Company's subsidiaries, or potential other liability.

      The Company has been and is continuing to assess the implications on its operations of the Year 2000 issue. At December 31, 1998, the process of evaluation the Company's services, products and internal systems was underway and is expected to be completed by June 30, 1999. At this time, the Company is satisfied that all of its major vendors have or are in the process of verifying to the Company their Year 2000 compliance. The Company's internal systems have been updated, where appropriate to accommodate Year 2000 compliance. Any actual impact of Year 2000 compliance on the Company's future results of operations, capital spending, and business operations is not is not expected to be material.

15.   SUBSEQUENT EVENTS

      Imprimis Investors, LLC and Wexford Spectrum Investors, LLC (collectively "Wexford"), as the holders of all of the Senior Convertible Preferred Stock in the Company, had the right, pursuant to the Certificate of Designation, Preferences and Rights for the Preferred Stock (the "Certificate"), to hold majority representation on the Company's Board of Directors in the event that the Company failed to redeem all of the Preferred Stock on or prior to January 3, 1999. In anticipation that the Company would not redeem the Preferred Stock, Wexford requested that the Company hold a special meeting of its Board of Directors (the "Special Meeting") to elect that number of nominees of Wexford that would constitute a majority of the Company's Board. On January 4, 1999, the Company held the Special Meeting, at which the Board of Directors voted to increase the number of directors on the Board to 15 and elected eight nominees of Wexford as directors.

      At a meeting of the Board of Directors of the Company on January 3, 1999, the Board passed a resolution to nullify the Company's acquisition of AIIA Managed Care, Inc.(AIIA) on the basis of misrepresentation in the asset purchase agreement with the Company by the sellers of AIIA.

      At the Board meeting of March 4, 1999, the Company's Board terminated the consulting contract of RVR Consulting Group, Inc. (RVR) with the Company. The 150,000 warrants due to RVR under the terms of the consulting contract with the Company were converted to 150,000 options to purchase common stock in the Company. The stock options were to be priced at the intraday trading low of the Company's common stock on Tuesday March 9, 1999.

      Also at the March 4, 1999 Board meeting, the consulting agreement between the Company and Structure Management, Inc. (Structure) was modified. Structure has a consulting agreement with the Company to provide consulting services related to operation and financing of the Company. Under the existing consulting agreement, Structure was granted 118,000 common stock warrants at a price of $2.00 each. The Board approved the conversion of those common stock warrants to options for the purchase of common stock in the Company priced at $2.00 per share. Following the conversion, the options were exercised and the shares have been issued. The Company received $240,000 for the exercise of these options.

      Also at the March 4, 1999 Board meeting, the Board approved the establishment of a consultants stock option plan (the 1999 Consultants Stock Option Plan). From such a plan outside consultants could be compensated with options to purchase common stock in the Company.

      A motion was made to grant conditionally to Jeffrey Raymond 117,500 options to purchase common stock in the Company, pursuant to the 1999 Consultants Stock Option Plan, at the intraday trading low of the Company's common stock on March 9, 1999. Following the grant of such options, Mr. Jeff Raymond exercised those options and shares were issued. The Company received $146,875 for the exercise of these options. Mr. Jeff Raymond is the brother of Mr. Joseph J. Raymond, Jr. , Chairman and CEO of the Company.

      The Board made a conditionally grant of 237,500 options, from the 1999 Consultants Stock Option Plan to purchase common stock in the Company at the intraday low trading price on March 9, 1999 to John Trevisan, a principal owner of Texas International Investment, Inc. Following the grant of such options, Mr. Trevisan exercised those options and shares were issued. The Company received $296,875 for the exercise of these option.

================================================================================

            We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unaurthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.

TABLE OF CONTENTS



                                                                                              PAGE
                                                                                              ----
              Prospectus Summary...................................................            3
              Risk Factors.........................................................            6
              Use of Proceeds......................................................           10
              Capitalization.......................................................           12
              Dividend Policy......................................................           12
              Dilution.............................................................           13
              Selected Financial Data..............................................           14
              Management's Discussion and Analysis of Financial
              Condition and Results of Operations..................................           15
              Business.............................................................           22
              Management...........................................................           29
              Principal Stockholders...............................................           36
              Certain Relationships and Related Transactions.......................           38
              Description of Securities............................................           40
              Shares Eligible for Future Sale......................................           43
              Underwriting.........................................................           44
              Legal Matters........................................................           45
              Experts..............................................................           45
              Additional Information...............................................           45
              Index to Financial Statements........................................           F-1

                         COMPLETE WELLNESS CENTERS, INC.

                   3,300,000 Shares of 10% Series C Cumulative
                           Convertible Preferred Stock

                                ---------------

                                   PROSPECTUS

                                ---------------

                         SECURITY CAPITAL TRADING, INC.
                               _____________, 1999

            Until _____, 2000 (25 days after the date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

===============================================================================

                                     PART II

                                 INFORMATION NOT
                             REQUIRED IN PROSPECTUS

               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Section 102 of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation contains the following provision regarding limitation of liability of directors and officers:

          "A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except in the case of (a) any breach of the director's duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derives an improper personal benefit. Any repeal or modification of this Article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification."

     The Registrant is empowered by Section 145 of the DGCL, subject to the procedures and limitation stated therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employer or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant's Certificate of Incorporation and the Registrant's By-laws both provide for indemnification of its officers and directors to the full extent permitted by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is, therefore, unenforceable.

     The Registrant has directors' and officers' liability insurance. The insurance insures against any liability asserted against any present or past director or officer incurred in the capacity of director or officer arising out of their status, whether or not the Registrant would have the power to indemnify that person.

     Reference is made to Section 7 of the Underwriting Agreement filed as
Exhibit 1.1 to this Registration Statement with respect to certain indemnification provisions for the benefit of the Registrant and its directors, officers and controlling persons.

              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth various expenses, other than the underwriters' fees, discounts and commissions, which are anticipated to be incurred in connection with the offering. All amounts except the SEC registration fee, the Nasdaq SmallCap Market listing application fee, and the NASD filing fee are estimates.


     SEC registration fee ..........................     $      4,559
     Nasdaq Small Cap Market listing application fee            1,000
     NASD filing fee ...............................            2,227
     Blue Sky fees and expenses ....................           20,000
     Transfer Agent's fees and expenses ............            5,000
     Underwriter's expenses ........................       1 ,951,950
     Printing and engraving expenses ...............           80,000
     Accounting fees and expenses ..................           10,000
     Legal fees and expenses .......................           50,000
     Marketing and preparation expenses ............          375,375
     Miscellaneous..................................           14,889
                                                           ----------
          Total ....................................       $2,515,000
                                                           ==========


                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is certain information concerning sales by the Company of unregistered securities within the past three years. Such information with respect to the Company's Common Stock has been adjusted for:
-     a 180-for-1 forward split of the Common Stock in November 1995, and
-     a 1-for-3 reverse split of the Common Stock in November 1996.
Exemptions from registration for other transactions are noted below. The consideration paid to the Company in respect of each issuance of securities was cash, unless otherwise indicated.

COMMON STOCK

Stock Underlying Purchase Warrants - Exemption from registration under the Securities Act of 1933 as amended is claimed pursuant to Section 4 (2) thereof.

             Name and Address of
                Stockholders                               Number of shares

-       Credit Research & Trading LLC (5)                        90,000
        One Fawcett Place
        Greenwich, CT  06830
-       Credit Research & Trading LLC (5)                        10,000
        One Fawcett Place
        Greenwich, CT  06830
-       Republic National Bank as (5)                             8,000
        Custodian for SEP FBO of
        Hugh Deane
        452 Fifth Avenue
        New York, NY  10018
-       The Equity Group (5)                                     10,000
        800 Third Avenue, 36th Floor
        New York, NY  10022
-       The Equity Group (5)                                     10,000
        800 Third Avenue, 36th Floor
        New York, NY  10022
-       C. John Peterson (5)                                     10,000
        984 N. 1800 Road
        Lawrence, KS  66049
-       Peter Spielberger (5)(6)                                 25,000
        10 Greenfield Road
        New City, NY  10956
-       Michael M. LeConey (5)(6)                                25,000
        C/O Ray Dirks Research
        520 Madison Ave., 10th Floor
        New York, NY  10022
-       Raymond L. Dirks (5)(6)                                  15,000
        C/O Ray Dirks Research
        520 Madison Ave., 10th Floor
        New York, NY  10022

-       Jessy W. Dirks (5)(6)                                    15,000
        C/O Ray Dirks Research
        520 Madison Ave., 10th Floor
        New York, NY  10022
-       Steven A. Rothstein (5)(6)                               2,000
        C/O National Securities Corporation
        1001 Fourth Avenue, Suite 2200
        Seattle, Washington 98154

TOTAL                                                            220,000

Issued and Outstanding Stock to Complete Wellness Centers, LLC Investors and Board Members - Exemption from registration under the Securities Act of 1933 as amended is claimed pursuant to Regulation D and subsequently Section 4 (2) thereof.

-       Michael D. Barnes (3)                                      691
        555 13th Street, NW
        Washington, D.C.  20004-1109
-       Binstock Rubin Investments (3)                            1,727
        One Datran Center
        9100 S. Dadeland Boulevard., Suite 901
        Miami, FL  33156-7815
-       Jill Brigante, Custodian for (3)                           901
        Jacqueline P. Brigante, NJUGMA
        17 Daniel Drive
        Belle Mead, NJ  08502
-       Jill Brigante, Custodian for (3)                           819
        Virginia A. Brigante, NJUGMA
        17 Daniel Drive
        Belle Mead, NJ  08502
-       Peter A. Carfagna (3)                                      691
        2742 West Park Boulevard
        Shaker Heights, OH  44120
-       Jeffrey A. Clark/Josephine H. Ricks (3)                    691
        1324 Corcoran Street, NW
        Washington, D.C.  20009-4311
-       Dr. Paul Curcio/Dr. Tammy Cashion (3)                     3,454
        14215 E. Centreville Square
        Centreville, VA  22020
-       JMDMJD LTD. (3)
        John A. Ellerton/Marie Ellerton                           6,908
        1700 Silver Oak
        Las Vegas, NV  89117
-       Robert J. Goode (3)                                       2,072
        12090 Longlake Drive
        Owings Mills, MD  21117
-       Tom Goodwin (3)                                            691
        1150 Connecticut Ave., Suite 200
        Washington, D.C.  20036
-       David Greenberg (3)                                       1,727
        8111 SW 183rd Street
        Miami, FL  33157

-       Kevin Grevey (3)                                          2,763
        528 River Bend Road
        Great Falls, VA  22066
-       Zev E. Kaplan (3)                                         1,382
        3012 W. Charleston Blvd., Suite 140
        Las Vegas, NV  89102
-       Peter S. Knight (3)                                       6,908
        1615 L Street, NW, Suite 650
        Washington D.C.  20036
-       Robert S. Libauer (3)                                     9,749
        3704 North Charles Street, #1004
        Baltimore, MD  21218
-       McAdory Lipscomb, Jr. (3)                                 2,072
        58 Glen Hill Road
        Wilton, CT  06897
-       Danielle F. Milano (3)                                     819
        155 East 29th Street, Apt. 5C
        New York, NY  10016
-       Martin B. Mintz (3)                                       1,382
        8107 Anita Road
        Baltimore, MD  21208
-       Profit Sharing Plan (3)                                    553
        David H. Shulman
        660 Kenilworth Road, Suite 102
        Towson, MD  21204
-       Revocable Trust FBO Wilma I. Sharer (3)                   8,193
        12404 Beall Spring Road
        Potomac, MD  20854
-       Leonard Pondfield (3)                                      691
        7913 Stevenson Road
        Baltimore, MD  21208
-       Rita Sapperstein (3)                                      1,520
        6711 Park Heights Avenue #L-5
        Baltimore, MD  21215
-       Silver & Silver PA (3)                                    1,382
        Profit Sharing Plan
        11403 Cronhill Drive #E
        Owings Mills, MD  21117
-       Sun Furniture, Inc. (3)                                   1,382
        Profit Sharing Plan and Trust
        Seymour Weisberg, Trustee
        FBO Barbara E. Weisberg
        3031 Fallstaff Road #604
        Baltimore, MD  21209
-       Larry D. Vignali/Jacqueline R. Vignali (3)                6,908
        6906 Atlantic Avenue
        Virginia Beach, VA  23451
-       Arthur D. Webster (3)                                     6,908
        300 W. Main Street
        Salisbury, MD  21801

-       Seymour Weisberg (3)                                       1,382
        3031 Fallstaff Road #604
        Baltimore, MD  21209
-       E. Eugene Sharer (4)                                      10,000
        12404 Beall Spring Road
        Potomac, MD  20854
-       Robert J. Mrazek (4)                                       8,000
        301 Constitution Avenue, NE                                -----
        Washington, D.C.  20002

TOTAL                                                             92,366

Stock Underlying Redeemable Warrants - Exemption from registration under the Securities Act of 1933 as amended is claimed pursuant to Section 4 (2) thereof.

-       Steven A. Rothstein (6)                                    2,000
        C/O National Securities Corporation
        1001 Fourth Avenue, Suite 2200
        Seattle, Washington 98154
-       National Securities Corporation (6)
        1001 Fourth Avenue, Suite 2200                            18,000
        Seattle, Washington 98154
-       Peter Spielberger (6)                                     25,000
        10 Greenfield Road
        New City, NY 10956
-       Michael M. LeConey (6)                                    25,000
        C/O Ray Dirks Research
        520 Madison Ave., 10th Floor
        New York, NY 10022
-       Raymond L. Dirks (6)                                      15,000
        C/O Ray Dirks Research
        520 Madison Ave., 10th Floor
        New York, NY  10022
-       Jessy W. Dirks (6)                                        15,000
        C/O Ray Dirks Research                                    ------
        520 Madison Ave., 10th Floor
        New York, NY  10022

TOTAL                                                            100,000

Stock issued in Wexford & Imprimis private sale - Exemption from registration under the Securities Act of 1933 as amended is claimed pursuant to Section 4
(2) thereof.

-       S. R. Vallejo FBO (7)                                     1,500
        Anthony C. Vallejo
        875 Hanover Way
        Lakeland, FL  33813
-       S. R. Vallejo FBO (7)                                     1,500
        Christina A. Vallejo
        875 Hanover Way
        Lakeland, FL  33813

-       Stephen H. Hamic (7)                                       4,000
        1740 Comanche Trail
        Lakeland, FL  33803
-       Steven T. Moore (7)
        Universal Building Specialties, Inc.                       5,000
        P. O. Box 1722
        Lakeland, FL  33802-1722
-       Jason Elkin (7)
        5784 Lake Forest Drive                                    41,000
        Suite 290
        Atlanta, GA  30328
-       Joseph Raymond (7)
        500 Craig Road                                            28,000
        2nd Floor
        Manalapan, NJ  07726
-       Jill Brigante, Custodian for (7)
        Jacqueline P. Brigante, NJUGMA                             2,000
        17 Daniel Drive
        Belle Mead, NJ  08502
-       Jill Brigante, Custodian for (7)
        Virginia A. Brigante, NJUGMA                               2,000
        17 Daniel Drive
        Belle Mead, NJ  08502
-       Theresa & Karl Szabo (7)
        699 Long Lake Drive                                        2,000
        Oviedo, FL  32765
-       Audrey Dickinson (7)
        1680 Oakhurst Avenue                                       3,000
        Winter Park, FL  32789
-       Peter DiPasqua, Jr. (7)
        2138 Lake Drive                                            5,000
        Winter Park, FL  32789
-       Robert C. and Chantel M. Natale (7)
        800 Westwind Court                                         5,000
        Maitland, FL

TOTAL                                                            100,000

Stock issued per July private placement sale - Exemption from registration under the Securities Act of 1933 as amended is claimed pursuant to Regulation D thereof.

-       Paul Welch (1)
        51 Oxford Road                                            50,000
        Tony Meadow, Mass 01106
-       William J Koopman (1)
        327 McHone Road                                           25,000
        Spruce Pine, NC 28777
-       Timothy Miller (1)
        10191 Ashbrooke Ct                                        15,000
        Suite D
        Oakton, VA 22124
-       Jan O. Miller (1)
        0525 Providence Way                                       10,000
        Fairfax, VA 22030
-       Maria L. Tafaro (1)
        201 East 21st Street                                      10,000
        Apt. 8J
        New York, NY 10010
-       Fredrick Johnson (1)
        RT. 3 Box 158 E                                           25,000
        Marshfield, MO 65706-9435
-       Gary Anderson (1)
        PO Box 7880                                               50,000
        San Francisco, CA 94120
-       Structure Management, Inc. (1)
        500 Craig Road, Suite 201                                277,000
        Manalapan, NJ 07726
-       Transworld Management (1)                                125,000
        Services, Inc.
        500 Craig Road, Suite 201
        Manalapan, NJ 07726

TOTAL                                                            587,000

Stock Underlying Purchase Warrants issued per July private placement sale - Exemption from registration under the Securities Act of 1933 as amended is claimed pursuant to Regulation D thereof.

-       Paul Welch (2)
        51 Oxford Road                                             25,000
        Tony Meadow, Mass 01106
-       William J Koopman (2)
        327 McHone Road                                            12,500
        Spruce Pine, NC 28777
-       Timothy Miller (2)
        10191 Ashbrooke Ct                                          7,500
        Suite D
        Oakton, VA 22124
-       Jan O. Miller (2)
        0525 Providence Way                                         5,000
        Fairfax, VA 22030
-       Maria L. Tafaro (2)
        201 East 21st Street                                        5,000

        Apt. 8J
        New York, NY 10010
-       Fredrick Johnson (2)                                       12,500
        Route 3 Box 158 E
        Marshfield, MO 65706-9435
-       Gary Anderson (2)
        PO Box 7880                                                25,000
        San Francisco, CA 94120
-       Structure Management, Inc. (2)
        500 Craig Road, Suite 201                                  62,500
        Manalapan, NJ 07726
-       Transworld Management (2)                                  62,500
        Services, Inc.
        500   Craig Road, Suite 201
        Manalapan, NJ 07726

TOTAL                                                             217,500

Stock issued per December private placement sale - Exemption from registration under the Securities Act of 1933 as amended is claimed pursuant to Regulation D thereof.

-       Transworld Management (8)                                 100,000
        Services, Inc.
        500 Craig Road, Suite 201
        Manalapan, NJ 07726
-       Structure Management, Inc. (8)                            100,000
        500 Craig Road, Suite 201
        Manalapan, NJ 07726
-       Gary Anderson (8)                                          25,000
        975 Leneve Place
        El Cerrito, CA 94530
-       Radcliffe Associates (8)                                   80,000
        239 Long Hill Road
        Little Falls, NJ 07424
-       David Gordon     (8)                                       20,000
        14225 Nell Drive
        Orlando, FL 32822
-       Jane Lanahan     (8)                                       20,000
        53 Briarwood Road
        Florham Park, NJ 07932
-       Steven Moore     (8)                                       10,000
        1010 S. Broadway Avenue
        Bartow, FL 33830
-       Steven Hamic     (8)                                       10,000
        1704 Comanche Trail
        Lakeland, FL 33803
-       Paul Welch (8)                                             25,000
        75 Van Deene Avenue
        West Springfield, //ma 01089
-       W.J. Koopman (8)                                           25,000
        327 McHone Road
        Spruce Pine, NC 28777
-       Timothy Miller (8)                                          7,500
        10191 Ashbrooke Court, Suite D
        Oakton, VA 22124
-       Adam Miller (8)                                            10,000
        10525 Providence Way
        Fairfax, VA 22030

-       Frederick Johnson (8)                                      25,000
        46 Ridgewood Drive
        Marshfield, MO 65706
-       Jan Miller (8)                                              7,500
        10525 Providence Way
        Fairfax, VA 22030
-       Norman Goldstein (8)                                       16,000
        21 Nelson Avenue
        Hicksville, NY 11801

TOTAL                                                             481,000

GRAND TOTAL                                                     1,797,866

(1) On July 15, 1999, the Registrant completed a private placement of $587,000 by selling 587,000 shares of the Registrant's common stock at $1.00 per share. On August 4, 1999 the shares were registered on a Form S-3 and made effective that date. Exemption from registration under the Securities Act of 1933 as amended is claimed pursuant to Regulation D thereof.

(2) The investors in the July 15, 1999 private placement were also granted purchase warrants, one warrant for two shares of stock purchased. Exemption from registration under the Securities Act of 1933 as amended is claimed pursuant to Regulation D thereof.

(3) On July 22, 1998, the Registrant acquired 95.6% of the members' interests in Complete Wellness Centers, LLC as approved by the Registrant's Board of Directors by issuing 74,366 of 77,821 shares authorized of the Registrant's common stock. Exemption from registration under the Securities Act of 1933 as amended is claimed pursuant to Regulation D and subsequently Section 4 (2) thereof.

(4) On July 6, 1998 Mr. Sharer was granted 10,000 shares of the Registrant's common stock in relation to his election to the position of Vice Chairman of the Registrant. On September 15, 1998 Mr. Mrazek was granted 8,000 shares of the Registrant's common stock as consideration for his resignation as CEO of the Registrant's smoking cessation subsidiary. Exemption from registration under the Securities Act of 1933 as amended is claimed pursuant to Section 4 (2) thereof.

(5) The Registrant has, at various times and in varying quantities and prices has issued common stock purchase warrants to its consultants and advisors for services rendered to the Registrant totaling 188,000 shares as described in the warrant agreements. Exemption from registration under the Securities Act of 1933 as amended is claimed pursuant to Section 4 (2) thereof.

(6) The Registrant issued warrants to purchase 100,000 shares of common stock and 100,000 redeemable warrants in connection with our initial public offering on February 19, 1997 to the Registrant's underwriter and the underwriter's representatives. Exemption from registration under the Securities Act of 1933 as amended is claimed pursuant to Section 4 (2) thereof.

(7) In October, 1998 Wexford Spectrum Investors LLC and Imprimis Investors LLC sold 100,000 shares of the Registrant's common stock in a private sale. These shares were subsequently registered on a form S-8 on March 9, 1999. Exemption from registration under the Securities Act of 1933 as amended is claimed pursuant to Section 4 (2) thereof.

(8) On December, 15, 1999, the Registrant completed a private placement of $481,000 by selling 431,000 shares of the Registrant's common stock at $1.00 per share and issued 50,000 shares for placement fee of the private placement. The total shares issued for the private placement by the Registrant is 481,000 shares. Exemption from registration under the Securities Act of 1933 as amended is claimed pursuant to Regulation D thereof.

COMMON STOCK SUMMARY:

Stock underlying purchase warrants                                    220,000

Issued and outstanding stock held by the LLC investors and
board members                                                          92,366

Stock underlying redeemable warrants                                  100,000

Stock issued in Wexford and Imprimis private sale                     100,000

Stock  issued in July private placement                               587,000

Stock underlying purchase warrants per private placement              217,500

Stock issued in December private placement                            481,000
                                                                      -------

TOTAL                                                               1,797,866

PREFERRED STOCK - Exemption from registration under the Securities Act of 1933 as amended is claimed pursuant to Section 4 (2) thereof.

Name and address of stockholders                        Stock Issue                           Number of Shares
------------------------------------     -----------------------------------------           ------------------
-  Wexford Spectrum Investors, LLC         8% Senior Secured Cumulative Convertible                 21,697
   411 West Putnam Avenue
   Greenwich, CT 06830
-  Imprimis Investors, LLC                 8% Senior Secured Cumulative Convertible                 86,786
   411 West Putnam Avenue
   Greenwich, CT 06830
-  RVR Consulting Group, Inc.              8% Senior Secured Cumulative Convertible                 11,670
   P.O. Box 2148
   Goldenrod, FL 32733
-  RVR Consulting Group, Inc.              8% Series D Junior Cumulative Convertible                 2,020
   P.O. Box 2148
   Goldenrod, FL 32733

TOTAL                                                                                              122,173

                               ITEM 27. EXHIBITS


EXHIBIT
NUMBER                        DESCRIPTION
1.1       Underwriter's Agreement ***
1.2       Representatives Warrant Agreement***
3.1       Articles of Incorporation*
3.2       By-Laws*
4.1       Form of 10% Series C Cumulative Convertible Preferred Stock Certificate
4.2       Initial public offering warrant documents*
4.3       1994 Stock Option Plan****
4.4       1996 Stock Option Plan****
4.5       1996 Restricted Stock Option Plan for Health Care Professionals****
4.6       Outside Directors Stock Option Plan****
4.7       Consultant's Stock Option Plan
5.1       Opinion of Winderweedle, Haines, Ward & Woodman, P.A.***
5.2       Opinion of Epstein Becker & Green, P.A.***
10.1      Settlement Agreement with Haim Zitman dated April 1, 1999
10.2      Separation and Release Agreement with Eric S. Kaplan dated July 14, 1999
10.3      First Supplement to Loan Agreement between Complete Wellness Centers, Inc.
          and RVR Consulting Group, Inc. dated August 31, 1999
10.4      Consulting Agreement with Structure Management, Inc. dated March 8, 1999
10.5      Fourth Supplement to Investment Agreement with Wexford Spectrum Investors
          LLC and Imprimis Investors LLC dated August 31, 1999
10.6      Stock Purchase Agreement between Wexford Spectrum Investors LLC, Imprimis
          Investors LLC and RVR Consulting Group, Inc. dated February 26, 1999
10.7      First Amendment to the Stock Purchase Agreement between Wexford Spectrum
          Investors LLC, Imprimis Investors LLC and RVR Consulting Group, Inc. dated
          August 31, 1999
10.8      Loan Conversion Agreement dated August 31, 1999 with Stratus Services
          Group, Inc.
10.9      Consulting Agreement with Sharer Associates, Inc. dated August 18, 1999.
10.10     Consulting Agreement with The WorkSource, Inc., f/k/a Mecca Capital
          Ventures, Inc. dated July 1, 1999 as amended November 30, 1999
10.11     Employment Agreement of Joseph J. Raymond, Jr.
10.12     Employment Agreement of Sergio R. Vallejo
10.13     Employment Agreement of Rebecca R. Irish
10.14     Kats Management Agreement***
10.15     Leases***
10.16     Termination Agreement with Michael T. Brigante***
10.17     Consulting Agreement with Structure Management, Inc.***
23.1      Consent of Ernst & Young LLP
23.2      Consent of Amper, Politziner & Mattia P.A.
23.3      Consent of Winderweedle, Haines, Ward & Woodman, P.A. (included in 5.1 above)***
23.4      Consent of Epstein Becker & Green, P.A.***
24        Power of Attorney (see signature page)
27        Financial Data Schedule**
99.1      Court Judgement -- Friedlander Case
99.2      Legal Suit brought by C. Thomas McMillen dated November 12, 1999
99.3      Nasdaq Letter dated September 13, 1999


*    Incorporated by reference in Form SB-2A dated February 13, 1997
** Incorporated by reference on Form 10-KSB for year ending December 31, 1998 filed on March 31, 1999 and on Form 10-QSB for 3 month and 9 month period ending September 30, 1999 filed on November 15, 1999.
***  Item will be filed by subsequent amendment.
**** Incorporated by reference on Form S-8 dated August 16, 1999

                              ITEM 28. UNDERTAKINGS

     (a) The Registrant hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          - Include any prospectus required by section 10(a)(3) of the Securities Act;

          - Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          - Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The Registrant hereby undertakes to provide to the Representative, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Representative to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The Registrant hereby undertakes that it will:

         (1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

         (2) For determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     (e) The Registrant hereby undertakes that if the underwriter(s) in the offering covered by this Registration Statement enter into transactions with any of the selling securityholders named herein, or waive lock-ups applicable to such selling securities holders, then:

         (1) if such transaction or waiver of lock-up relates to not less than five percent nor more than ten percent of the registered selling security holders securities, the Registrant will file a "sticker" supplement pursuant to Rule 424(c) under the Act relating thereto; and

         (2) if such transaction or waiver of lock-up relates to more than ten percent of the registered selling security holders securities, the Registrant will file a post-effective amendment to the registration statement relating thereto.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2, and has authorized this Registration Statement to be signed on its behalf by the undersigned in Winter Park, FL, on December 22, 1999.


                                           COMPLETE WELLNESS CENTERS, INC.

                                             By: /s/ JOSEPH J. RAYMOND, JR.
                                                 ---------------------------
                                                      Joseph J. Raymond, Jr.,
                                                      Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph J. Raymond ,Jr. and Sergio R.Vallejo, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement, including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Witness our hands on the date set forth below. In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


/s/ JOSEPH J. RAYMOND, JR..                     Chairman of the Board, Chief                        December 22, 1999
- ---------------------------------                 Executive
 Joseph J. Raymond, Jr.                          Officer, and Director
                                           (Principal Executive Officer)

/s/ SERGIO R. VALLEJO                        President, Chief Operating Officer,                    December 22, 1999
------------------------------                   and Director
    Sergio Vallejo

/s/ REBECCA R. IRISH                             Vice President, Chief                              December 22, 1999
--------------------------------              Financial Officer and Assistant Secretary
 Rebecca R. Irish                             (Principal Financial and Accounting
                                                       Officer)

/s/ EUGENE SHARER                                    Director                                       December 22, 1999
- -------------------------------------
         Eugene Sharer

/s/ JACK PAWLOWSKI                                   Director                                       December 22, 1999
- -------------------------------------
       Jack Pawlowski

/s/ DONALD S. RADCLIFFE                              Director                                       December 22, 1999
- -------------------------------------
          Donald S. Radcliffe

                                 EXHIBIT INDEX

                                  SEQUENTIALLY
                                    NUMBERED

EXHIBIT
NUMBER                        DESCRIPTION                                                 PAGE
------    ---------------------------------------------------------------------------     ----
1.1       Underwriter's Agreement ***
1.2       Representatives Warrant Agreement***
3.1       Articles of Incorporation*
3.2       By-Laws*
4.1       Form of 10% Series C Cumulative Convertible Preferred Stock Certificate
4.2       Initial public offering warrant document*
4.3       1994 Stock Option Plan****
4.4       1996 Stock Option Plan****
4.5       1996 Restricted Stock Option Plan for Health Care Professionals****
4.6       Outside Directors Stock Option Plan****
4.7       Consultant's Stock Option Plan
5.1       Opinion of Winderweedle, Haines, Ward & Woodman, P.A.***
5.2       Opinion of Epstein Becker & Green, P.A.***
10.1      Settlement Agreement with Haim Zitman dated April 1, 1999
10.2      Separation and Release Agreement with Eric S. Kaplan dated July 14, 1999
10.3      First Supplement to Loan Agreement between Complete Wellness Centers, Inc.
          and RVR Consulting Group, Inc. dated August 31, 1999
10.4      Consulting Agreement with Structure Management, Inc. dated March 8, 1999
10.5      Fourth Supplement to Investment Agreement with Wexford Spectrum Investors
          LLC and Imprimis Investors LLC dated August 31, 1999
10.6      Stock Purchase Agreement between Wexford Spectrum Investors LLC, Imprimis
          Investors LLC and RVR Consulting Group, Inc. dated February 26, 1999
10.7      First Amendment to the Stock Purchase Agreement between Wexford Spectrum
          Investors LLC, Imprimis Investors LLC and RVR Consulting Group, Inc. dated
          August 31, 1999
10.8      Loan Conversion Agreement dated August 31, 1999 with Stratus Services
          Group, Inc.
10.9      Consulting Agreement with Sharer Associates, Inc. dated August 18, 1999.
10.10     Consulting Agreement with The WorkSource, Inc., f/k/a Mecca Capital
          Ventures, Inc. dated July 1, 1999 as amended November 30, 1999
10.11     Employment Agreement of Joseph J. Raymond, Jr.
10.12     Employment Agreement of Sergio R. Vallejo
10.13     Employment Agreement of Rebecca R. Irish
10.14     Kats Management Agreement***
10.15     Leases***
10.16     Termination Agreement with Michael T. Brigante***
10.17     Consulting Agreement with Structure Management, Inc.***
23.1      Consent of Ernst & Young LLP
23.2      Consent of Amper, Politziner & Mattia P.A.
23.3      Consent of Winderweedle, Haines, Ward & Woodman, P.A. (included in 5.1 above)***
23.4      Consent of Epstein Becker & Green, P.A.***
24        Power of Attorney (see signature page)
27        Financial Data Schedu1e**
99.1      Court Judgement -- Friedlander Case
99.2      Legal Suit brought by C. Thomas McMillen dated November 12, 1999
99.3      Nasdaq Letter dated September 13, 1999

*    Incorporated by reference in Form SB-2A dated February 13, 1997
** Incorporated by reference on Form 10-KSB for year ending December 31, 1998 filed on March 31, 1999 and on Form 10-QSB for 3 month and 9 month period ending September 30, 1999 filed on November 15, 1999.
***  Item will be filed by subsequent amendment.
**** Incorporated by reference on Form S-8 dated August 16, 1999


                                       18